                                                                     Exhibit 4.1

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.,

                                    Depositor

                             WELLS FARGO BANK, N.A.

                  Master Servicer and Securities Administrator

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                                  comprised of,
                     the Stack I Pooling and Servicing Terms
                  and the Stack II Pooling and Servicing Terms

                          Dated as of September 1, 2006

                                   ----------



            Mortgage Pass-Through Certificates, MLMI Series 2006-AF1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee

                      STACK I POOLING AND SERVICING TERMS,

                                  constituting,
            along with the Stack II Pooling and Servicing Terms, the

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2006

                                   ----------

            Mortgage Pass-Through Certificates, MLMI Series 2006-AF1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................      7

   Section 1.02    Accounting............................................     51

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................     52

   Section 2.01    Conveyance of Mortgage Loans to Trustee...............     52
   Section 2.02    Acceptance of Mortgage Loans by Trustee...............     55
   Section 2.03    Assignment of Interest in the Mortgage Loan
                   Purchase Agreement....................................     58
   Section 2.04    Substitution of Mortgage Loans........................     59
   Section 2.05    Issuance of Certificates..............................     61
   Section 2.06    Representations and Warranties Concerning
                   the Depositor.........................................     61
   Section 2.07    Representations and Warranties Concerning the
                   Master Servicer and Securities Administrator..........     62

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     64

   Section 3.01    Master Servicer.......................................     64
   Section 3.02    REMIC-Related Covenants...............................     65
   Section 3.03    Monitoring of Servicers...............................     65
   Section 3.04    Fidelity Bond.........................................     66
   Section 3.05    Power to Act; Procedures..............................     66
   Section 3.06    Due-on-Sale Clauses; Assumption Agreements............     67
   Section 3.07    Release of Mortgage Files.............................     67
   Section 3.08    Documents, Records and Funds in Possession of Master
                   Servicer To Be Held for Trustee.......................     68
   Section 3.09    Standard Hazard Insurance and Flood Insurance
                   Policies..............................................     69
   Section 3.10    Presentment of Claims and Collection of Proceeds......     69
   Section 3.11    Maintenance of the Primary Mortgage Insurance
                   Policies..............................................     70
   Section 3.12    Trustee to Retain Possession of Certain Insurance
                   Policies and Documents................................     70
   Section 3.13    Realization Upon Defaulted Mortgage Loans.............     71
   Section 3.14    Compensation for the Master Servicer..................     71
   Section 3.15    REO Property..........................................     71
   Section 3.16    Annual Statement as to Compliance.....................     72
   Section 3.17    Reports on Assessment of Compliance and Attestation...     73
   Section 3.18    Periodic Filings......................................     75
   Section 3.19    Compliance with Regulation AB.........................     82

ARTICLE IV ACCOUNTS......................................................     83

   Section 4.01    Protected Accounts....................................     83
   Section 4.02    Master Servicer Collection Account....................     84

   Section 4.03    Permitted Withdrawals and Transfers from the Master
                   Servicer Collection Account...........................    85
   Section 4.04    Distribution Account..................................    86
   Section 4.05    Permitted Withdrawals and Transfers from the
                   Distribution Account..................................    86
   Section 4.06    [Reserved]............................................    88

ARTICLE V CERTIFICATES...................................................    90

   Section 5.01    The Certificates......................................    90
   Section 5.02    Certificate Register; Registration of Transfer and
                   Exchange of Certificates..............................    90
   Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates.....    94
   Section 5.04    Persons Deemed Owners.................................    95
   Section 5.05    Access to List of Certificateholders' Names and
                   Addresses.............................................    95
   Section 5.06    Book-Entry Certificates...............................    95
   Section 5.07    Notices to Depository.................................    96
   Section 5.08    Definitive Certificates...............................    96
   Section 5.09    Maintenance of Office or Agency.......................    97

ARTICLE VI PAYMENTS TO CERTIFICATEHOLDERS................................    98

   Section 6.01    Distributions on the Certificates.....................    98
   Section 6.02    Allocation of Losses..................................   103
   Section 6.03    Payments..............................................   104
   Section 6.04    Statements to Certificateholders......................   104
   Section 6.05    Monthly Advances......................................   107
   Section 6.06    Compensating Interest Payments........................   107

ARTICLE VII THE MASTER SERVICER AND THE DEPOSITOR........................   108

   Section 7.01    Liabilities of the Master Servicer....................   108
   Section 7.02    Merger or Consolidation of the Master Servicer........   108
   Section 7.03    Indemnification from the Master Servicer
                   and the Depositor.....................................   108
   Section 7.04    Limitations on Liability of the Master
                   Servicer and Others...................................   109
   Section 7.05    Master Servicer Not to Resign.........................   110
   Section 7.06    Successor Master Servicer.............................   110
   Section 7.07    Sale and Assignment of Master Servicing...............   110

ARTICLE VIII DEFAULT.....................................................   112

   Section 8.01    Events of Default.....................................   112
   Section 8.02    Trustee to Act; Appointment of Successor..............   113
   Section 8.03    Notification to Certificateholders....................   114
   Section 8.04    Waiver of Defaults....................................   114
   Section 8.05    List of Certificateholders............................   115

ARTICLE IX CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.......   116

   Section 9.01    Duties of Trustee.....................................   116
   Section 9.02    Certain Matters Affecting the Trustee and the
                   Securities Administrator..............................   118
   Section 9.03    Trustee and Securities Administrator Not Liable for
                   Certificates or Mortgage Loans........................   120
   Section 9.04    Trustee and Securities Administrator May Own
                   Certificates..........................................   120
   Section 9.05    Trustee's and Securities Administrator's Fees and
                   Expenses..............................................   120
   Section 9.06    Eligibility Requirements for Trustee and Securities
                   Administrator.........................................   121
   Section 9.07    Insurance.............................................   122
   Section 9.08    Resignation and Removal of the Trustee and Securities
                   Administrator.........................................   122
   Section 9.09    Successor Trustee and Successor Securities
                   Administrator.........................................   123
   Section 9.10    Merger or Consolidation of Trustee or Securities
                   Administrator.........................................   123
   Section 9.11    Appointment of Co-Trustee or Separate Trustee.........   124
   Section 9.12    Federal Information Returns and Reports to
                   Certificateholders; REMIC Administration..............   125

ARTICLE X TERMINATION....................................................   130

   Section 10.01   Termination upon Liquidation or Repurchase of all
                   Mortgage Loans........................................   130
   Section 10.02   Final Distribution on the Certificates................   131
   Section 10.03   Additional Termination Requirements...................   132

ARTICLE XI MISCELLANEOUS PROVISIONS......................................   134

   Section 11.01   Intent of Parties.....................................   134
   Section 11.02   Amendment.............................................   134
   Section 11.03   Recordation of Agreement..............................   136
   Section 11.04   Limitation on Rights of Certificateholders............   136
   Section 11.05   Acts of Certificateholders............................   136
   Section 11.06   Governing Law.........................................   138
   Section 11.07   Notices...............................................   138
   Section 11.08   Severability of Provisions............................   139
   Section 11.09   Successors and Assigns................................   139
   Section 11.10   Article and Section Headings..........................   139
   Section 11.11   Counterparts..........................................   139
   Section 11.12   Notice to Rating Agencies.............................   139

ARTICLE XII REMIC ADMINISTRATION.........................................   140

   Section 12.01   REMIC Administration..................................   140
   Section 12.02   Prohibited Transactions and Activities................   140
   Section 12.03   Indemnification with Respect to Prohibited
                   Transactions or Loss of REMIC Status..................   140
   Section 12.04   REO Property..........................................   141

EXHIBITS

Exhibit A-1        - Form of Class A and Class M Certificates
Exhibit A-2        - Form of Class B Certificates
Exhibit A-3        - Form of Class A-R Certificate
Exhibit A-4        - Form of Class P Certificate
Exhibit B          - Mortgage Loan Schedule
Exhibit C          - [Reserved]
Exhibit D          - Request for Release of Documents
Exhibit E-1        - Form of Transferee's Letter and Affidavit
Exhibit E-2        - Form of Transferor Certificate
Exhibit F-1        - Form of Transferor Representation Letter
Exhibit F-2        - Form of Investor Representation Letter
Exhibit F-3        - Form of Rule 144A Letter
Exhibit G          - Form of Custodial Agreement
Exhibit H          - [Reserved]
Exhibit I-1 to I-6 - Assignment Agreements
Exhibit J          - Mortgage Loan Purchase Agreement
Exhibit K          - Servicing Criteria To Be Addressed in Assessment
                     of Compliance
Exhibit L          - Form of Sarbanes-Oxley Certification
Exhibit M          - Form of Back-up Sarbanes-Oxley Certification
Exhibit N          - [Reserved]
Exhibit O          - Additional Disclosure Notification
Exhibit P          - Form of Item 1123 Certification of Servicer
Exhibit Q-1        - Additional Form 10-D Disclosure
Exhibit Q-2        - Additional Form 10-K Disclosure
Exhibit Q-3        - Form 8-K Disclosure Information

                       STACK I POOLING AND SERVICING TERMS

     These Stack I Pooling and Servicing Terms are dated as of September 1, 2006 (the "Agreement," and, together with the Stack II Pooling and Servicing Terms (the "Stack II Agreement") dated as of September 1, 2006, the "Pooling and Servicing Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee hereunder on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Securities Administrator as consideration for the Depositor's transfer to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. All covenants and agreements made by the Seller in the Mortgage Loan Purchase Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Trustee, the Securities Administrator and the Master Servicer herein with respect to the Mortgage Loans and the other related property constituting the portion of the Trust Fund relating to the Certificates are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Trustee, the Securities Administrator and the Master Servicer are entering into this Agreement, and the Trustee on behalf of the Issuing Entity is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     In conjunction herewith, the Depositor has acquired the Stack II Mortgage Loans from the Seller and at the Closing Date is the owner of the Stack II Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee under the Stack II Agreement on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Stack II Certificates from the Securities Administrator as consideration for the Depositor's transfer to the Issuing Entity of the Stack II Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Stack II Certificates. The Depositor has duly authorized the execution and delivery of the Stack II Agreement to provide for the conveyance to the Issuing Entity of the Stack II Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Stack II Certificates. The terms and conditions relating to the issuance of the Stack II Certificates are set forth in the Stack II Agreement.

     As provided herein, the Securities Administrator shall elect that that portion of the Trust Fund relating to Mortgage Group One, Mortgage Group Two and Mortgage Group Three be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1" and the "Upper Tier REMIC," respectively) in a tiered structure. The Certificates created under this Agreement, other than the

Class A-R Certificate and the Class P Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. The Class A-R Certificate represents the sole class of residual interest in each of REMIC 1, the Upper Tier REMIC and any REMIC created under the Stack II Agreement.

     The Upper Tier REMIC shall hold as its assets the several classes of uncertificated REMIC 1 Regular Interests. REMIC 1 shall hold as its assets the property of the Trust Fund relating to Mortgage Group One, Mortgage Group Two and Mortgage Group Three other than (i) the REMIC 1 Interests and (ii) the amounts payable to the Class P Certificates.

     Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions.

     The Class LT1-R Interest is hereby designated as the sole class of residual interest in REMIC 1 for purposes of the REMIC Provisions. The Class UT-R Interest is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class A-R Certificate shall represent the Class LT1-R Interest, the Class UT-R Interest and the residual interest in any REMIC created under the Stack II Agreement.

THE REMIC 1 INTERESTS

The following table sets forth (or describes) the class designation, interest rate, initial principal balance, and related group of Mortgage Loans for each class of REMIC 1 Interests:

                        Principal   Interest   Related Mortgage groups
Class Designation        Balance      Rate         or Mortgage Group
---------------------   ---------   --------   -----------------------
LT11A                       (2)        (9)     Mortgage Group One
LT11B                       (3)       (10)     Mortgage Group One
LT12A                       (4)        (9)     Mortgage Group Two
LT12B                       (5)       (11)     Mortgage Group Two
LT13A                       (6)        (9)     Mortgage Group Three
LT13B                       (7)       (12)     Mortgage Group Three
LT1Z                        (8)        (9)     Mortgage Group One,
                                               Mortgage Group Two and
                                               Mortgage Group Three
LT1PO Component One        (13)       0.00%    Mortgage Group One
LT1PO Component Two        (14)       0.00%    Mortgage Group Two
LT1PO Component Three      (15)       0.00%    Mortgage Group Three
LT1IO Component One        (16)       6.25%    Mortgage Group One
LT1IO Component Two        (17)       6.25%    Mortgage Group Two
LT1IO Component Three      (18)       6.25%    Mortgage Group Three
LT1-R                       (1)        (1)     N/A

----------
(1) The Class LT1-R Interest represents the sole class of residual interest in REMIC 1 and has neither a principal amount nor an interest rate. The Class LT1-R Interest shall be represented by the Class A-R Certificate.

(2) The initial principal balance of the Class LT11A Interest shall equal 1% of the excess of (x) the initial Group One Non-PO Allocated Amount over (y) the initial principal balances of the Class AF-1 Certificates.

(3) The initial principal balance of the Class LT11B Interest shall equal 1% of the initial Group One Non-PO Allocated

     Amount.

(4) The initial principal balance of the Class LT12A Interest shall equal 1% of the excess of (x) the initial Group Two Non-PO Allocated Amount over (y) the initial principal balances of the Class AF-2 Certificates.

(5) The initial principal balance of the Class LT12B Interest shall equal 1% of the initial Group Two Non-PO Allocated Amount.

(6) The initial principal balance of the Class LT13A Interest shall equal 1% of the excess of (x) the initial Group Three Non-PO Allocated Amount over (y) the initial principal balances of the Class AF-3 Certificates.

(7) The initial principal balance of the Class LT13B Interest shall equal 1% of the initial Group Three Non-PO Allocated Amount.

(8) The initial principal balance of the Class LT1Z Interest shall equal the excess of (x) the sum of the initial Group One Non-PO Allocated Amount, the initial Group Two Non-PO Allocated Amount and the initial Group Three Non-PO Allocated Amount over (y) the sum of the initial principal amounts of each of the REMIC 1 Regular Interests with a designation ending in "A" or "B".

(9) The Class LT11A Interest, the Class LT12A Interest, the Class LT13A Interest and the Class LT1Z Interest shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the weighted average of the Group One Remittance Rate, the Group Two Remittance Rate and the Group Three Remittance Rate (weighted based on the Group One Non-PO Allocated Amount, the Group Two Non-PO Allocated Amount and the Group Three Non-PO Allocated Amount, respectively, at the beginning of the related Due Period).

(10) The Class LT11B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Group One Remittance Rate.

(11) The Class LT12B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Group Two Remittance Rate.

(12) The Class LT13B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Group Three Remittance Rate.

(13) The initial principal balance of the Class LT1PO Component One Interest shall equal the initial principal amount of Class PO Component One.

(14) The initial principal balance of the Class LT1PO Component Two Interest shall equal the initial principal amount of Class PO Component Two.

(15) The initial principal balance of the Class LT1PO Component Three Interest shall equal the initial principal amount of Class PO Component Three.

(16) The Class LT1IO Component One Interest is an interest-only interest, has no principal balance, is not entitled to payments of principal and will bear interest on its notional amount. The notional amount of the Class LT1IO Component One Interest shall equal the Class IO Component One Notional Amount.

(17) The Class LT1IO Component Two Interest is an interest-only interest, has no principal balance, is not entitled to payments of principal and will bear interest on its notional amount. The notional amount of the Class LT1IO Component Two Interest shall equal the Class IO Component Two Notional Amount.

(18) The Class LT1IO Component Three Interest is an interest-only interest, has no principal balance, is not entitled to payments of principal and will bear interest on its notional amount. The notional amount of the Class LT1IO Component Three Interest shall equal the Class IO Component Three Notional Amount.

     On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of REMIC 1 all expenses of the Issuing Entity relating to Mortgage Group One, Mortgage Group Two and Mortgage Group Three for such Distribution Date.

     Interest shall be payable to, and shortfalls and losses are allocable to, the Class LT1IO Component One Interest as such amounts are payable or allocable to Class IO Component One. Interest shall be payable to, and shortfalls and losses are allocable to, the Class LT1IO Component Two Interest as such amounts are payable or allocable to Class IO Component Two. Interest shall be payable to, and shortfalls and losses are allocable to, the Class LT1IO Component Three Interest as such amounts are payable or allocable to Class IO Component Three.

     Principal shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Class LT1PO Component One Interest as such amounts are payable or allocable to Class PO Component One. Principal shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Class LT1PO Component Two Interest as such amounts are payable or allocable to Class PO Component Two. Principal shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Class LT1PO Component Three Interest as such amounts are payable or allocable to Class PO Component Three.

     After the allocations and distributions are made pursuant to the two immediately preceding paragraphs, principal distributions shall be deemed to be made and Realized Losses shall be deemed allocated to the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the Group One Non-PO Allocated Amount (in the case of the Class LT11A Interest), the Group Two Non-PO Allocated Amount (in the case of the Class LT12A Interest) or the Group Three Non-PO Allocated Amount (in the case of the Class LT13A Interest) over (y) the aggregate class principal amounts of the Class AF-1 Certificates (in the case of the Class LT11A Interest), the Class AF-2 Certificates (in the case of the Class LT12A Interest) or the Class AF-3 Certificates (in the case of the Class LT13A Interest) (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of principal and Realized Losses shall be distributed and allocated to such REMIC 1 Interests such that the REMIC 1 Subordinate Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the Group One Non-PO Allocated Amount (in the case of the Class LT11B Interest), Group Two Non-PO Allocated Amount (in the case of the Class LT12B Interest) or Group Three Non-PO Allocated Amount (in the case of the Class LT13B Interest) and finally, all remaining principal amounts and Realized Losses shall be distributed and allocated in respect of the Class LT1Z Interest.

     If on any Distribution Date the Class Certificate Balance of any Class of Certificates (other than the Class PO Certificates) is increased due to Subsequent Recoveries pursuant to the definition of "Class Certificate Balance", then there shall be an equivalent aggregate increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests as follows: (i) first, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the Group One Non-PO Allocated Amount (in the case of the Class LT11B Interest), Group Two Non-PO Allocated Amount (in the case of the

Class LT12B Interest) or Group Three Non-PO Allocated Amount (in the case of the Class LT13B Interest), (ii) second, to each REMIC 1 Regular Interest ending with the designation "A", so that the uncertificated principal balance of each REMIC 1 Regular Interest ending with the designation "A" is as close as possible to (but does not exceed) 1% of the excess of (x) the Group One Non-PO Allocated Amount (in the case of the Class LT11A Interest), the Group Two Non-PO Allocated Amount (in the case of the Class LT12A Interest) or the Group Three Non-PO Allocated Amount (in the case of the Class LT13A Interest) over (y) the aggregate Class Certificate Balances of the Class AF-1 Certificates (in the case of the Class LT11A Interest), the Class AF-2 Certificates (in the case of the Class LT12A Interest) or the Class AF-3 Certificates (in the case of the Class LT13A Interest); provided, however, that (a) the REMIC 1 Subordinate Balance Ratio is maintained and (b) amounts allocated to any REMIC 1 Regular Interest pursuant to this clause (ii) shall not exceed the amount of any previous realized losses allocated to such REMIC 1 Regular Interest not previously offset by distributions or increases in the principal amount of such REMIC 1 Regular Interest and (iii) finally, all remaining amounts to the Class LT1Z Interest.

     All computations with respect to the REMIC 1 Interests shall be computed to eight decimal places.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, Certificate Rate, initial Class Certificate Balance or initial notional amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

                               Initial Class
                            Certificate Balance
   Class      Certificate   or Initial Notional    Minimum Denominations
Designation       Rate             Amount         or Percentage Interest
-----------   -----------   -------------------   ----------------------
Class AF-1       5.75%          $102,615,000            $25,000.00
Class AF-2A       (1)           $ 68,555,000            $25,000.00
Class AF-2B       (1)           $ 60,939,000            $25,000.00
Class AF-2C       (1)           $  7,616,000            $25,000.00
Class AF-3A       (1)           $ 88,739,000            $25,000.00
Class AF-3B       (1)           $ 11,200,000            $25,000.00
Class IO          (1)                    (2)            $25,000.00
Class PO          (3)           $  5,728,823
Class MF-1        (4)           $  7,513,000            $25,000.00
Class MF-2        (4)           $  4,397,000            $25,000.00
Class MF-3        (4)           $  2,748,000            $25,000.00
Class BF-1        (4)           $  2,748,000            $25,000.00
Class BF-2        (4)           $  2,015,000            $25,000.00
Class BF-3        (4)           $  1,651,245            $25,000.00
Class P           N/A                N/A (5)                   100%

(1) The Certificate Rate with respect to any Distribution Date (and the related Accrual Period) will be 6.25%.

(2) The class IO certificates are interest-only certificates. The class IO certificates will accrue interest on their class notional amount.

(3) The class PO certificates are principal-only certificates and are not entitled to payments of interest.

(4) The Certificate Rate with respect to any Distribution Date (and the related Accrual Period) will equal the fraction, expressed as a percentage, the numerator of which will equal the sum of (A) the product of (x) the Group One Remittance Rate and (y) the Group One Subordinated Amount, (B) the product of (x) the Group Two Remittance Rate and (y) the Group Two Subordinated Amount and (C) the product of (x) the Group Three Remittance Rate and (y) the Group Three Subordinated Amount and the denominator of which will equal the sum of the Group One Subordinated Amount, the Group Two Subordinated Amount and the Group Three Subordinated Amount.

(5) The Class P Certificates will be entitled to receive Prepayment Penalties on the Prepayment Penalty Mortgage Loans.

     The Class IO Certificates consist of three components. With respect to the first Distribution Date, the notional amount of the Class IO Component One will be $9,843,605, the notional amount of the Class IO Component Two will be $8,948,750 and the notional amount of the Class IO Component Three will be $3,752,473.

     The Class PO Certificates consist of three components, referred to herein as the "Class PO Component One," "Class PO Component Two," and "Class PO Component Three."

     As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance of $366,465,068.31.

     In consideration of the mutual agreements herein contained, the Depositor, the Trustee, Securities Administrator and the Master Servicer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

     Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

     Accountant's Attestation: As defined in Section 3.17.

     Accrual Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs. Interest shall accrue on all Classes of Certificates and REMIC 1 Regular Interests on the basis of a 360-day year consisting of twelve 30-day months.

     Accrued Certificate Interest: With respect to each Class of Certificates, an amount equal to the interest accrued during the related Accrual Period on the Class Certificate Balance thereof at the then-applicable Certificate Rate. Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the related Servicer or Master Servicer with a payment of Compensating Interest as provided in Section 6.06), (ii) the interest portion of Realized Losses allocated to such Class of Certificates pursuant to Section 6.02 and (iii) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including shortfalls as a result of the Relief Act or similar legislation or regulations, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions.

     Additional Disclosure Notification: As defined in Section 3.18(b).

     Additional Form 10-D Disclosure: As defined in Section 3.18(e).

     Additional Form 10-K Disclosure: As defined in Section 3.18(h).

     Adverse REMIC Event: As defined in Section 9.12(g).

     Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The

Master Servicer may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Master Servicer has actual knowledge to the contrary.

     Aggregate Subordinated Percentage: The meaning set forth in Section 6.01(I)(b)(viii)(A) hereof.

     Agreement: This Stack I Pooling and Servicing Agreement, including the exhibits hereto, and all amendments hereof and supplements hereto.

     Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

     Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     Assessment of Compliance: As defined in Section 3.17.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreements: The CitiMortgage Assignment Agreement, the IndyMac Assignment Agreement, and the PHH Assignment Agreement, which are attached hereto as Exhibits I-1, I-2, and I-4, respectively.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 10.01(b) hereof.

     Available Distribution Amount: As to each Mortgage Group or, as the context requires, all Mortgage Groups, on any Distribution Date, an amount equal to the amount on deposit in the Master Servicer Collection Account with respect to such Mortgage Group as of the close of business two Business Days immediately preceding the related Distribution Date (but prior to making any deposits into the Certificate Account on such date) except:

     (a) amounts received on particular Mortgage Loans in such Mortgage Group as late payments or other recoveries of principal or interest (including any Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Servicer previously made an unreimbursed Advance of such amounts;

     (b) reimbursement for Nonrecoverable Advances and other amounts permitted to be withdrawn by the Servicer pursuant to Section 5.09 from, or not required to be deposited in, the Master Servicer Collection Account attributable, in each case, to Mortgage Loans in such Mortgage Group;

     (c) amounts representing the Servicing Fee attributable in each case to the Mortgage Loans in such Mortgage Group with respect to such Distribution Date;

     (d) amounts representing all or part of a Monthly Payment with respect to a Mortgage Loan in such Mortgage Group due (i) after the related Due Period or
(ii) on or prior to the Cut-off Date;

     (e) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and condemnation awards with respect to Mortgage Loans in such Mortgage Group received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the last day of the related Due Period for such Mortgage Loans; and

     (f) all income from eligible investments held in the Master Servicer Collection Account for the account of the Servicer.

     Back-Up Certification: As defined in Section 3.18(k).

     Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. Sections 101-1330.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class A-R Certificate and the Private Certificates) shall be Book-Entry Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

     Carry-Over Subordinated Principal Amount: As of any Distribution Date, with respect to any Class of Subordinate Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Distribution Date that has not been so distributed.

     Certificate: Any mortgage pass-through certificate issued pursuant to this Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Mortgage Loans, signed and countersigned by the Securities Administrator. For the avoidance of doubt, as defined below, the term "Stack II Certificate" shall be used to refer to any mortgage pass-through certificate issued pursuant to the Stack II Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Stack II Mortgage Loans, signed and countersigned by the Securities Administrator.

     Certificate Group: Each of the Class AF-1 Certificates, the Class AF-2 Certificates and the Class AF-3 Certificates.

     Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

     Certificate Rate: The per annum rate of interest borne by each Class of Certificates (other than the Class PO Certificates), which (i) in the case of the Class AF-1 will be 5.75%, (ii) which in the case of the Class AF-2A, Class AF-2B, Class AF-2C, Class AF-3A, Class AF-3B and Class IO Certificates will be 6.25% and (iii) with respect to each Class of Subordinate Certificates, will equal the fraction, expressed as a percentage, the numerator of which will equal the sum of (A) the product of (x) the Group One Remittance Rate and (y) the Group One Subordinated Amount, (B) the product of (x) the Group Two Remittance Rate and (y) the Group Two Subordinated Amount and (C) the product of (x) the Group Three Remittance Rate and (y) the Group Three Subordinated Amount and the denominator of which will equal the sum of the Group One Subordinated Amount, the Group Two Subordinated Amount and the Group Three Subordinated Amount.

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Regular Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class A-R Certificate for any purpose hereof.

     Certification Parties: As defined in Section 3.18(k).

     Certifying Person: As defined in Section 3.18(k).

     CitiMortgage: CitiMortgage, Inc.

     CitiMortgage Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among CitiMortgage, the Depositor and the Seller pursuant to which the CitiMortgage Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the CitiMortgage Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     CitiMortgage Loans: The Mortgage Loans serviced by CitiMortgage pursuant to the CitiMortgage Servicing Agreement.

     CitiMortgage Servicing Agreement: The Mortgage Servicing Purchase and Sale Agreement dated as of September 1, 2006, between CitiMortgage as seller and MLML as purchaser, as at any time in effect.

     Class: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     Class A Certificate: Any of the Class AF-1, Class AF-2A, Class AF-2B, Class AF-2C, Class AF-3A, Class AF-3B, Class IO or Class PO Certificates as designated on the face thereof substantially in the form annexed (other than the Class A-R Certificate) hereto as Exhibits A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A Certificateholder: Any Holder of a Class A Certificate.

     Class A-R Certificate: The Class A-R Certificate created and issued under the Stack II Agreement.

     Class AF-1 Certificate: Any one of the Class AF-1 Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-1 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-1 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-1 Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-1 Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-1 Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-1 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-1 Interest Accrual Amount over the amount actually distributed to the Class AF-1 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(A).

     Class AF-2 Certificate: The Class AF-2A, Class AF-2B and Class AF-2C Certificates, referred to collectively.

     Class AF-2A Certificate: Any one of the Class AF-2A Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-2A Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-2A Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-2A Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-2A Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-2A Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-2A Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-2A Interest Accrual Amount over the amount actually distributed to the Class AF-2A Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(B).

     Class AF-2B Certificate: Any one of the Class AF-2B Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-2B Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-2B Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-2B Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-2B Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-2B Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-2B Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-2B Interest Accrual Amount over the amount actually distributed to the Class AF-2B Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(C).

     Class AF-2C Certificate: Any one of the Class AF-2C Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-2C Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-2C Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-2C Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-2C Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-2C Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-2C Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-2C Interest Accrual Amount over the amount actually distributed to the Class AF-2C Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(D).

     Class AF-3 Certificate: The Class AF-3A and Class AF-3B Certificates, referred to collectively.

     Class AF-3A Certificate: Any one of the Class AF-3A Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-3A Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-3A Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-3A Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-3A Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-3A Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-3A Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-3A Interest Accrual Amount over the amount actually distributed to the Class AF-3A Certificateholders on such Distribution Date pursuant to
Section 6.01(I)(b)(i)(E).

     Class AF-3B Certificate: Any one of the Class AF-3B Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class AF-3B Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class AF-3B Certificates minus (i) any Compensating Interest Shortfall allocated to the Class AF-3B Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class AF-3B Certificates on such Distribution Date pursuant to Section 6.07(b), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class AF-3B Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class AF-3B Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class AF-3B Interest Accrual Amount over the amount actually distributed to the Class AF-3B Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(F).

     Class B Certificate: Any one of the Class BF-1, Class BF-2 or Class BF-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class B Certificateholder: Any Holder of a Class B Certificate.

     Class B Percentage: As of any Distribution Date, the difference between 100% and the sum of (i) the Class A Percentage and (ii) the Class M Percentage for such Distribution Date.

     Class BF-1 Certificate: Any one of the Class BF-1 Certificates executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, subordinated in right of payment to the Class A and Class M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit A-2 hereto.

     Class BF-1 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class BF-1 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class BF-1 Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class BF-1 Certificates on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class BF-1 Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class BF-1 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class BF-1 Interest Accrual Amount over the amount actually distributed to the Class BF-1 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(i) (A) and (B).

     Class BF-2 Certificate: Any one of the Class BF-2 Certificates executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, subordinated in right of payment to the Class A, Class M and Class BF-1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit A-2 hereto.

     Class BF-2 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class BF-2 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class BF-2 Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class BF-2 Certificates on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class BF-2 Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class BF-2 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class BF-2 Interest Accrual Amount over the amount actually distributed to the Class BF-2 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(ii) (A) and (B).

     Class BF-3 Certificate: Any one of the Class BF-3 Certificates executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, subordinated in right of payment to the Class A, Class M, Class BF-1 and Class BF-2 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit A-2 hereto.

     Class BF-3 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the Class Certificate Balance of the Class BF-3 Certificates minus (i) any Compensating Interest Shortfall allocated to the Class BF-3 Certificates on such Distribution Date pursuant to
Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class BF-3 Certificates on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class BF-3 Certificates on such Distribution Date pursuant to Section 6.07(c).

     Class BF-3 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class BF-3 Interest Accrual Amount over the amount actually distributed to the Class BF-3 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(iii) (A) and (B).

     Class Certificate Balance: With respect to any Certificate (other than the Class IO Certificates) as of any date of determination, the Class Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, plus any Subsequent Recoveries added to the Class Certificate Balance of such Certificate pursuant to Section 6.01, and reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Class Certificate Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Class Certificate Balance of such Certificate, as stated on the face thereof); provided, however, that the Class Certificate Balance of each Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Class Certificate Balance of all other Classes of Certificates then outstanding.

     Class IO Certificate: Any one of the Class IO Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class IO Component One: The portion of the Class IO Certificate so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class IO Component One Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Class IO Certificate Rate on the Class IO Component One Notional Amount minus (i) any Compensating Interest Shortfall allocated to Class IO Component One on such Distribution Date pursuant to Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to Class IO Component One on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Servicemembers Civil Relief Act allocated to the Class IO Component One on such Distribution Date pursuant to
Section 6.07(c).

     Class IO Component One Notional Amount: With respect to any Distribution Date, an amount equal to the product of the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group One and a fraction the numerator of which is the Group One Stripped Interest Rate and the denominator of which is 6.25%. The Class IO Component One Notional Amount for the first Distribution Date will be $9,843,605.

     Class IO Component One Shortfall: With respect to any Distribution Date the amount equal to the excess, if any, of the Class IO Component One Interest Accrual Amount over the amount actually distributed to the Class IO Certificateholders on such Distribution Date pursuant to Section
6.01(I)(b)(i)(G)(1).

     Class IO Component Two: The portion of the Class IO Certificate so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class IO Component Two Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Class IO Certificate Rate on the Class IO Component Two Notional Amount minus (i) any Compensating Interest Shortfall allocated to Class IO Component Two on such Distribution Date pursuant to Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to Class IO Component Two on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Servicemembers Civil Relief Act allocated to the Class IO Component Two on such Distribution Date pursuant to
Section 6.07(c).

     Class IO Component Two Notional Amount: With respect to any Distribution Date, an amount equal to the product of the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group Two and a fraction the numerator of which is the Group

Two Stripped Interest Rate and the denominator of which is 6.25%. The Class IO Component Two Notional Amount for the first Distribution Date will be $8,948,750.

     Class IO Component Two Shortfall: With respect to any Distribution Date the amount equal to the excess, if any, of the Class IO Component Two Interest Accrual Amount over the amount actually distributed to the Class IO Certificateholders on such Distribution Date pursuant to Section
6.01(I)(b)(i)(G)(2).

     Class IO Component Three: The portion of the Class IO Certificate so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class IO Component Three Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Class IO Certificate Rate on the Class IO Component Three Notional Amount minus (i) any Compensating Interest Shortfall allocated to Class IO Component Three on such Distribution Date pursuant to Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to Class IO Component Three on such Distribution Date pursuant to Section 6.07(b) and (iii) any interest shortfall resulting from the Servicemembers Civil Relief Act allocated to the Class IO Component Three on such Distribution Date pursuant to Section 6.07(c).

     Class IO Component Three Notional Amount: With respect to any Distribution Date, an amount equal to the product of the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group Three and a fraction the numerator of which is the Group Three Stripped Interest Rate and the denominator of which is 6.25%. The Class IO Component Three Notional Amount for the first Distribution Date will be $3,752,473.

     Class IO Component Three Shortfall: With respect to any Distribution Date the amount equal to the excess, if any, of the Class IO Component Three Interest Accrual Amount over the amount actually distributed to the Class IO Certificateholders on such Distribution Date pursuant to Section
6.01(I)(b)(i)(G)(3).

     Class IO Interest Accrual Amount: The sum of the Class IO Component One Interest Accrual Amount, the Class IO Component Two Interest Accrual Amount and the Class IO Component Three Interest Accrual Amount.

     Class IO Notional Amount: With respect to any Distribution Date, an amount equal to the sum of the Class IO Component One Notional Amount, Class IO Component Two Notional Amount and the Class IO Component Three Notional Amount. The Class IO Notional Amount for the first Distribution Date will be $22,544,828.

     Class IO Shortfall: The sum of the Class IO Component One Shortfall, the Class IO Component Two Shortfall and the Class IO Component Three Shortfall.

     Class M Certificate: Any one of the Class MF-1, Class MF-2 or Class MF-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class M Certificateholder: Any Holder of a Class M Certificate.

     Class M Interest Accrual Amount: With respect to any Distribution Date, one
(1) month's interest at the Certificate Rate on the Class Certificate Balance of the Class M Certificates minus (i) any Compensating Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.07(a), (ii) any Realized Loss Interest Shortfall allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.05(b) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class M Certificates on such Distribution Date pursuant to Section 6.07(c)].

     Class M Percentage: The Class MF-1 Percentage, Class MF-2 Percentage or Class MF-3 Percentage.

     Class M Principal Balance: As of any Distribution Date, (a) the Class M Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class M Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.06 and Realized Losses allocated to the Class M Certificates pursuant to Section 6.02); provided that the Class M Principal Balance on the first Distribution Date shall be the Original Class M Principal Balance, and provided further that if the aggregate Class Certificate Balance of the Class B Certificates has been reduced to zero, as of any Distribution Date, the Class M Principal Balance will equal the excess of the Mortgage Pool Principal Balance (together with the portion of any Monthly Payment due but not paid with respect to which an Advance has not been made) over the Class A Principal Balance.

     Class MF-1 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MF-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class MF-2 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MF-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class MF-3 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MF-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class P Certificate: Any one of the Class P Certificates as designated on the face thereof substantially in the forum of annexed hereto as Exhibit A-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions of Prepayment Penalties received on the Prepayment Penalty Mortgage Loans as set forth herein and pursuant to the Stack II Agreement.

     Class PO Amount: With respect to any Distribution Date, the applicable PO Percentage of (i) all principal received on or in respect of each Discount Mortgage Loan (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Discount Mortgage Loan during the related Due Period.

     Class PO Certificate: Any one of the Class PO Certificates, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, senior in right of payment to the Class M and Class B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit A-1 hereto.

     Class PO Component One: The portion of the Class PO Certificates so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class PO Component Two: The portion of the Class PO Certificates so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class PO Component Three: The portion of the Class PO Certificates so designated under the heading "The Certificates" in the Preliminary Statement hereto.

     Class PO Shortfall Amount: With respect to any Distribution Date prior to and including the Credit Support Depletion Date, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (b)(2) of the definition of such term), an amount equal to the sum of (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class PO Certificateholders.

     Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     Class UT-R Interest: The sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class UT-R Interest shall have neither a principal amount nor an interest rate. The Class UT-R Interest shall be represented by the Class A-R Certificate.

     Closing Date: September 29, 2006.

     Code: The Internal Revenue Code of 1986, as amended.

     Commission: The Securities and Exchange Commission.

     Compensating Interest Shortfall: As defined in Section 6.07(a).

     Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

     Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

     Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Merrill Lynch Mortgage Investors, Inc., MLMI Series 2006-AF1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Client Service Manager - MLMI 2006-AF1, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045,
Attn: Corporate Trust Services - MLMI 2006-AF1.

     Corresponding Class or Classes of Certificates: With respect to each REMIC 2 Regular Interest, the Class or Classes of Certificates appearing opposite such REMIC 2 Regular Interest as described in the Preliminary Statement hereto.

     Credit Support: With respect to each Class of Subordinate Certificates (other than the Class BF-3 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate outstanding Class Certificate Balance of all Classes of Certificates (other than the Class PO Certificates). With respect to each Distribution Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate outstanding Class Certificate Balance immediately prior to such Distribution Date of all Classes of Subordinate Certificates having higher numerical Class designations than such Class by the aggregate outstanding Class Certificate Balance of all Classes of Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date. For purposes of this defined term, the Class B Certificates shall be considered as having higher numerical Class designations than the Class M Certificates.

     Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

     Custodian: Wells Fargo Bank, N.A., including any successors in interest, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

     Cut-off Date: September 1, 2006.

     Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.06.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

     Discount Mortgage Loan: A Mortgage Loan having a Net Mortgage Rate less than the Remittance Rate.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860 E(e)(5) of the Code.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2006-AF1 - Distribution Account (Stack I)." The Distribution Account shall be an Eligible Account.

     Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

     Distribution Date: The 25th day of any month, beginning in October 2006, or, if such 25th day is not a Business Day, the Business Day immediately following.

     Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

     Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies) in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: Any of the Class BF-1, Class BF-2, Class BF-3 or Class P Certificates, and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     Event of Default: An event of default described in Section 8.01.

     Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extraordinary Loss: Any Realized Loss or portion thereof caused by or resulting from:

          (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote;

          (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

          (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

          (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust

Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Securities Administrator, shall not, obtain reimbursement or indemnification from any other Person.

     Fannie Mae: Federal National Mortgage Association or any successor thereto.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

     Fitch: Fitch Ratings or its successor in interest.

     Form 8-K Disclosure Information: As defined in Section 3.18(a).

     Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

     Group One Class PO Amount: With respect to any Distribution Date, the applicable PO Percentage of (i) all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group One (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Discount Mortgage Loan in Mortgage Group One during the related Due Period.

     Group One Mortgage Loans: The Mortgage Loans in Mortgage Group One.

     Group One Mortgage Pool Principal Balance: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group One on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

     Group One Non-PO Allocated Amount: At the time of any determination, the amount derived by (i) multiplying the outstanding Principal Balance of each Mortgage Loan in Mortgage Group One on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     Group One Remittance Rate: 5.75% per annum.

     Group One Stripped Interest Rate: The excess of the weighted average Net Mortgage Rate of the Group One Mortgage Loans that are Non-Discount Mortgage Loans over the Group One Remittance Rate.

     Group One Subordinated Amount: For any Distribution Date, the excess of the Group One Non-PO Allocated Amount immediately following the preceding Distribution Date (or as of the Cut-off Date if there is no preceding Distribution Date) over the aggregate outstanding Principal Balance of the Class AF-1 Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution
Date).

     Group Two Class PO Amount: With respect to any Distribution Date, the applicable PO Percentage of (i) all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group Two (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Discount Mortgage Loan in Mortgage Group Two during the related Due Period.

     Group Two Mortgage Loans: The Mortgage Loans in Mortgage Group Two.

     Group Two Mortgage Pool Principal Balance: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group Two on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

     Group Two Non-PO Allocated Amount: At the time of any determination, the amount derived by (i) multiplying the outstanding Principal Balance of each Mortgage Loan in Mortgage Group Two on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     Group Two Remittance Rate: 6.25% per annum.

     Group Two Stripped Interest Rate: The excess of the weighted average Net Mortgage Rate of the Group Two Mortgage Loans that are Non-Discount Mortgage Loans over the Group Two Remittance Rate.

     Group Two Subordinated Amount: For any Distribution Date, the excess of the Group Two Non-PO Allocated Amount immediately following the preceding Distribution Date (or as of the Cut-off Date, if there is no preceding Distribution Date) over the aggregate outstanding Principal Balance of the Class AF-2A, Class AF-2B and Class AF-2C Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date).

     Group Three Class PO Amount: With respect to any Distribution Date, the applicable PO Percentage of (i) all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group Three (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Discount Mortgage Loan in Mortgage Group Three during the related Due Period.

     Group Three Mortgage Loans: The Mortgage Loans in Mortgage Group Three.

     Group Three Mortgage Pool Principal Balance: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Group Three on such date of determination less the principal portion of any Monthly Payment due but not paid with respect to which an Advance has not been made.

     Group Three Non-PO Allocated Amount: At the time of any determination, the amount derived by (i) multiplying the outstanding Principal Balance of each Mortgage Loan in Mortgage Group Three on such date of determination by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     Group Three Remittance Rate: 6.25% per annum.

     Group Three Stripped Interest Rate: The excess of the weighted average Net Mortgage Rate of the Group Three Mortgage Loans that are Non-Discount Mortgage Loans over the Group Three Remittance Rate.

     Group Three Subordinated Amount: For any Distribution Date, the excess of the Group Three Non-PO Allocated Amount immediately following the preceding Distribution Date (or as of the Cut-off Date, if there is no preceding Distribution Date) over the aggregate outstanding Principal Balance of the Class AF-3A and Class AF-3B Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date).

     Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 6.01, in the following order: Class MF-1, Class MF-2, Class MF-3, Class BF-1, Class BF-2 and Class BF-3 Certificates.

     Indemnified Persons: The Trustee, the Master Servicer, the Depositor and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

     Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

     IndyMac: IndyMac Bank, F.S.B. or any successor thereto.

     IndyMac Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among IndyMac, the Depositor and the Seller pursuant to which the IndyMac Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the IndyMac Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     IndyMac Loans: The Mortgage Loans serviced by IndyMac pursuant to the IndyMac Servicing Agreement.

     IndyMac Servicing Agreement: The Master Seller's Warranties and Servicing Agreement dated as of May 1, 2006, between IndyMac Bank, F.S.B. as seller and MLML as purchaser, as at any time in effect.

     Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

     Initial Class Certificate Balance: With respect to any Regular Certificate, the amount designated "Initial Class Certificate Balance" on the face thereof.

     Initial Optional Termination Date: The first Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Initial Subordinated Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Class Certificate Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

Class MF-1: 2.05%   Class BF-1: 0.75%

Class MF-2: 1.20%   Class BF-2: 0.55%

Class MF-3: 0.75%   Class BF-3: 0.45%

     Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

     Investor Representation Letter: As defined in Section 5.02(b).

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series 2006-AF1.

     Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, or with respect to a disposition of a Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     Latest Possible Maturity Date: With respect to the Certificates, the Distribution Date in August 2036.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan (including any REO Property) as to which the related Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: With respect to any Mortgage Loan, cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, and amounts received through Insurance Proceeds and condemnation proceeds.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     Lower Priority: As of any date of determination and with respect to any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 6.01.

     Lower Tier Regular Interests: Any of the REMIC 1 Regular Interests or the REMIC 2 Regular Interests.

     Lower Tier REMIC Interests: Any of the REMIC 1 Interests or the REMIC 2 Interests.

     Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to
Section 6.01, in the following
order: Class BF-3, Class BF-2, Class BF-1, Class MF-3, Class MF-2 and Class MF-1 Certificates.

     Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

     Majority Certificateholders: The Holders of Certificates evidencing at least 51% of the Voting Rights.

     Master Servicer: Wells Fargo Bank, N.A. including any successors in interest who meet the qualifications of the Servicing Agreements and this Agreement, and any successor master servicer appointed hereunder.

     Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank, National Association as Master Servicer for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2006-AF1 - Master Servicer Collection Account (Stack I)." The Master Servicer Collection Account shall be an Eligible Account.

     Master Servicing Compensation: The meaning specified in Section 3.14.

     Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     MLBUSA: Merrill Lynch Bank, USA.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     Monthly Principal: The principal portion of any Monthly Payment.

     Monthly Statement: The statement distributed to Certificateholders pursuant to Section 6.04.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Pertaining to Mortgage Group One, Mortgage Group Two or Mortgage Group Three, as the case may be.

     Mortgage Group One: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule attached hereto as Exhibit B as comprising Mortgage Group One.

     Mortgage Group One Subordinated Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-1 Percentage.

     Mortgage Group One Subordinated Prepayment Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-1 Prepayment Percentage.

     Mortgage Group Two: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule attached hereto as Exhibit B as comprising Mortgage Group Two.

     Mortgage Group Two Subordinated Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-2 Percentage.

     Mortgage Group Two Subordinated Prepayment Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-2 Prepayment Percentage.

     Mortgage Group Three: The Mortgage Loans in the Trust Fund that are designated in the Mortgage Loan Schedule attached hereto as Exhibit B as comprising Mortgage Group Three.

     Mortgage Group Three Subordinated Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-3 Percentage.

     Mortgage Group Three Subordinated Prepayment Percentage: As of any Distribution Date, the difference between 100% and the Non-PO Class AF-3 Prepayment Percentage.

     Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO

Property. For the avoidance of doubt, as defined below, the term "Stack II Mortgage Loan" shall be used within this Agreement to refer to a mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 of the Stack II Agreement and held as a part of the Trust Fund, as identified in the Stack II Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of September 29, 2006, between the Seller and the Depositor, as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

     Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

     Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

     Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate (expressed as a per annum rate).

     Non-Discount Mortgage Loan: A Mortgage Loan having a Net Mortgage Rate greater than the Remittance Rate.

     Non-PO Class AF-1 Optimal Principal Amount: With respect to any Distribution Date, the lesser of (a) the Non-PO Class AF-1 Principal Balance and
(b) the sum of:

     (i) the Non-PO Class AF-1 Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Group One Mortgage Loans which were outstanding during such Due Period;

     (ii) the Non-PO Class AF-1 Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Group One Mortgage Loan during the related Principal Prepayment Period;

     (iii) with respect to each Mortgage Loan not described in (iv) below, the Non-PO Class AF-1 Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Master Servicer Collection Account and (v), which were received during the related Principal Prepayment Period with respect to a Group One Mortgage Loan, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

     (iv) with respect to each Group One Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Non-PO Class AF-1 Percentage of the applicable Non-PO Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Non-PO Class AF-1 Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

     (v) with respect to each Group One Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the Non-PO Class AF-1 Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Non-PO Class AF-1 Certificateholders);

     (vi) on or after the Credit Support Depletion Date, the excess of the Non-PO Class AF-1 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the Group One Non-PO Allocated Amount, as of the preceding Distribution Date; and

     (vii) Subsequent Recoveries.

     Non-PO Class AF-2 Optimal Principal Amount: With respect to any Distribution Date, the lesser of (a) the Non-PO Class AF-2 Principal Balance and
(b) the sum of:

     (i) the Non-PO Class AF-2 Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Group Two Mortgage Loans which were outstanding during such Due Period;

     (ii) the Non-PO Class AF-2 Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Group Two Mortgage Loan during the related Principal Prepayment Period;

     (iii) with respect to each Mortgage Loan not described in (iv) below, the Non-PO Class AF-2 Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Master Servicer Collection Account, which were received during the related Principal Prepayment Period with respect to a Group Two Mortgage Loan, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

     (iv) with respect to each Group Two Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Non-PO Class AF-2 Percentage of the applicable Non-PO Percentage of an amount equal to the Principal Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Non-PO Class AF-2 Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

     (v) with respect to each Group Two Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the Non-PO Class AF-2 Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Non-PO Class AF-2 Certificateholders);

     (vi) on or after the Credit Support Depletion Date, the excess of the Non-PO Class AF-2 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the Group Two Non-PO Allocated Amount, as of the preceding Distribution Date; and

     (vii) Subsequent Recoveries.

     Non-PO Class AF-3 Optimal Principal Amount: With respect to any Distribution Date, the lesser of (a) the Non-PO Class AF-3 Principal Balance and
(b) the sum of:

     (i) the Non-PO Class AF-3 Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Group Three Mortgage Loans which were outstanding during such Due Period;

     (ii) the Non-PO Class AF-3 Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments made on any Group Three Mortgage Loan during the related Principal Prepayment Period;

     (iii) with respect to each Mortgage Loan not described in (iv) below, the Non-PO Class AF-3 Percentage of the applicable Non-PO Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Master Servicer Collection Account, which were received during the related Principal Prepayment Period with respect to a Group Three Mortgage Loan, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Loan, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;

     (iv) with respect to each Group Three Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Non-PO Class AF-3 Percentage of the applicable Non-PO Percentage of an amount equal to the Principal

Balance of such Liquidated Mortgage Loan as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (B) the Non-PO Class AF-3 Prepayment Percentage of the applicable Non-PO Percentage of the Net Liquidation Proceeds with respect to such liquidated Mortgage Loan (net of any unreimbursed Advances);

     (v) with respect to each Group Three Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the Non-PO Class AF-3 Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Non-PO Class AF-3 Certificateholders);

     (vi) on or after the Credit Support Depletion Date, the excess of the Non-PO Class AF-3 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) - (v) above) over the Group Three Non-PO Allocated Amount, as of the preceding Distribution Date; and

     (vii) Subsequent Recoveries.

     Non-PO Class AF-1 Percentage: As of any Distribution Date, a fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class AF-1 Principal Balance and the denominator of which is the Group One Non-PO Allocated Amount as of the immediately preceding Due Date.

     Non-PO Class AF-2 Percentage: As of any Distribution Date, a fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class AF-2 Principal Balance and the denominator of which is the Group Two Non-PO Allocated Amount of the immediately preceding Due Date.

     Non-PO Class AF-3 Percentage: As of any Distribution Date, a fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Non-PO Class AF-3 Principal Balance and the denominator of which is the Group Three Non-PO Allocated Amount of the immediately preceding Due Date.

     Non-PO Class AF-1 Prepayment Percentage: As of any Distribution Date up to and including the Distribution Date in September 2011, 100%; as of any Distribution Date in the first year thereafter, the Non-PO Class AF-1 Percentage plus 70% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Non-PO Class AF-1 Percentage plus 60% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Non-PO Class AF-1 Percentage plus 40% of the Mortgage Group One Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Non-PO Class AF-1 Percentage plus 20% of the Mortgage Group One Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Non-PO Class AF-1 Percentage; provided that, if the Non-PO Class AF-1 Percentage as of any such Distribution Date is greater than the Non-PO Class AF-1 Percentage on the first Distribution Date, the Non-PO Class AF-1 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Non-PO Class AF-1 Percentage equals 0%, the Non-PO Class AF-1 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Non-PO Class AF-1 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Loans with respect to any Mortgage Group, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the Mortgage Group One Subordinated Percentage of the Mortgage Pool Principal Balance with respect to Mortgage Group One as of such date and (ii) cumulative Realized Losses with respect to any Mortgage Group, each taken individually, do not exceed (a) 30% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of the date of issuance of the Certificates (the related Original Subordinated Principal Balance) if such Distribution Date occurs between and including October 2011 and September 2012,
(b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2012 and September 2013,
(c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2013 and September 2014,
(d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2014 and September 2015, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs during or after October 2015.

     Non-PO Class AF-2 Prepayment Percentage: As of any Distribution Date up to and including the Distribution Date in September 2011, 100%; as of any Distribution Date in the first year thereafter, the Non-PO Class AF-2 Percentage plus 70% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Non-PO Class AF-2 Percentage plus 60% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Non-PO Class AF-2 Percentage plus 40% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Non-PO Class AF-2 Percentage plus 20% of the Mortgage Group Two Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Non-PO Class AF-2 Percentage; provided that, if the Non-PO Class AF-2 Percentage on the first Distribution Date is greater than the Non-PO Class AF-2A Percentage, the Non-PO Class AF-2 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Non-PO Class AF-2 Percentage equals 0%, the Non-PO Class AF-2 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Non-PO Class AF-2 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Loans with respect to any Mortgage Group, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the Mortgage Group Two Subordinated Percentage of the Mortgage Pool Principal Balance with respect to Mortgage Group Two as of such date and (ii) cumulative Realized Losses with respect to any Mortgage Group, each taken individually, do not exceed (a) 30% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of the date of issuance of the Certificates (the related Original Subordinated Principal Balance) if such Distribution Date occurs between and including October 2011 and

September 2012, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2012 and September 2013, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2013 and September 2014, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2014 and September 2015, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs during or after October 2015.

     Non-PO Class AF-3 Prepayment Percentage: As of any Distribution Date up to and including the Distribution Date in September 2011, 100%; as of any Distribution Date in the first year thereafter, the Non-PO Class AF-3 Percentage plus 70% of the Mortgage Group Three Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Non-PO Class AF-3 Percentage plus 60% of the Mortgage Group Three Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Non-PO Class AF-3 Percentage plus 40% of the Mortgage Group Three Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Non-PO Class AF-3 Percentage plus 20% of the Mortgage Group Three Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Non-PO Class AF-3 Percentage; provided that, if the Non-PO Class AF-3 Percentage on the first Distribution Date is greater than the Non-PO Class AF-3 Percentage, the Non-PO Class AF-3 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Non-PO Class AF-3 Percentage equals 0%, the Non-PO Class AF-3 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Non-PO Class AF-3 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Loans with respect to any Mortgage Group, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the Mortgage Group Three Subordinated Percentage of the Mortgage Pool Principal Balance with respect to Mortgage Group Three as of such date and (ii) cumulative Realized Losses with respect to any Mortgage Group, each taken individually, do not exceed (a) 30% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of the date of issuance of the Certificates (the related Original Subordinated Principal Balance) if such Distribution Date occurs between and including October 2011 and September 2012,
(b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2012 and September 2013,
(c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2013 and September 2014,
(d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2014 and September 2015, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs during or after October 2015.

     Non-PO Class AF-1 Principal Balance: As of any Distribution Date, (a) the Non-PO Class AF-1 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class AF-1 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the

Servicer made pursuant to Section 6.06 and Realized Losses allocated to the Class AF-1 Certificates pursuant to Section 6.02); provided that the Non-PO Class AF-1 Principal Balance on the first Distribution Date shall be the Original Non-PO Class AF-1 Principal Balance.

     Non-PO Class AF-2 Principal Balance: As of any Distribution Date, (a) the Non-PO Class AF-2 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class AF-2 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.06 and Realized Losses allocated to the Class AF-2 Certificates pursuant to Section 6.02); provided that the Non-PO Class AF-2 Principal Balance on the first Distribution Date shall be the Original Non-PO Class AF-2 Principal Balance.

     Non-PO Class AF-3 Principal Balance: As of any Distribution Date, (a) the Non-PO Class AF-3 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed (or deemed distributed) to the Class AF-3 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.06 and Realized Losses allocated to the Class AF-3 Certificates pursuant to Section 6.02); provided that the Non-PO Class AF-3 Principal Balance on the first Distribution Date shall be the Original Non-PO Class AF-3 Principal Balance.

     Non-PO Class AF-1 Principal Payment Rules: With respect to any Distribution Date, distributions to the Class AF-1 Certificateholders pursuant to Section 6.01(I)(b)(ii)(A) shall be made to the Class AF-1 Certificates, until the Class Certificate Balance of such class has been reduced to zero.

     Non-PO Class AF-2 Principal Payment Rules:

     (I) With respect to any Distribution Date up to and including the Credit Support Depletion Date, distributions to the Class AF-2 Certificateholders pursuant to Section 6.01(I)(b)(ii)(B) shall be made in the following amounts and priority:

     pro rata, as follows:

     (a) to the Class AF-2A Certificates, based upon their outstanding principal balance, until the Class Certificate Balance of such Class has been reduced to zero; and

     (b) to the aggregate of the Class AF-2B Certificates and Class AF-2C Certificates, based upon their aggregate outstanding principal balance, as follows:

     (i) first, to the Class AF-2B Certificates, until the Class Certificate Balance of such Class has been reduced to zero; and

     (ii) to the Class AF-2C Certificates, until the Class Certificate Balance of such Class has been reduced to zero.

     (II) With respect to any Distribution Date after the Credit Support Depletion Date, distributions pursuant to Section 6.01(I)(b)(ii)(B) shall be made pro rata among the outstanding Classes of Class AF-2 Certificates in relation to the respective Class Certificate Balances of such outstanding Classes, and not in accordance with the priority of payments among such Classes set forth in clause (I) above.

     Non-PO Class AF-3 Principal Payment Rules:

     (I) With respect to any Distribution Date up to and including the Credit Support Depletion Date, distributions to the Class AF-3 Certificateholders pursuant to Section 6.01(I)(b)(ii)(C) shall be made in the following amounts and priority:

     first, to the Class AF-3A Certificates, until the Class Certificate Balance of such class has been reduced to zero; and

     second, to the Class AF-3B Certificates, until the Class Certificate Balance of such class has been reduced to zero.

     (II) With respect to any Distribution Date after the Credit Support Depletion Date, distributions pursuant to Section 6.01(I)(b)(ii)(B) shall be made pro rata among the outstanding Classes of Class AF-3 Certificates in relation to the respective Class Certificate Balances of such outstanding Classes, and not in accordance with the priority of payments among such Classes set forth in clause (I) above.

     Non-PO Percentage: With respect to each Mortgage Loan, the fraction, expressed as a percentage (but not greater than 100%), the numerator of which equals the applicable Net Mortgage Rate and the denominator of which equals the applicable Remittance Rate.

     Non-PO Principal Balance: In the case of a Non-Discount Mortgage Loan, the Stated Principal Balance of such Mortgage Loan and, in the case of a Discount Mortgage Loan, the product of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the Non-PO Percentage for such Mortgage Loan.

     Nonrecoverable Advance: With respect to any Mortgage Loan any advance or Monthly Advance (i) which was previously made or is proposed to be made by the applicable Servicer, or the Master Servicer as successor Servicer, or the Trustee as successor Master Servicer and (ii) which, in the good faith judgment of the applicable Servicer, the Master Servicer or the Trustee, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the applicable Servicer, the Master Servicer or the Trustee (as successor Master Servicer) from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

     Offered Certificate: Any Senior Certificate or Offered Subordinate Certificate issued hereunder, along with the Class AV-1A, Class AV-1B, Class AV-2A, Class AV-2B, Class MV-1, Class MV-2 or Class MV-3 Certificates defined and issued pursuant to the terms and conditions of the Stack II Agreement.

     Offered Subordinate Certificates: The Class MF-l, Class MF-2 and Class MF-3 Certificates.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

     Optional Termination: The termination hereunder of that portion of the Trust Fund related to the Certificates pursuant to Section 10.01(a) hereof.

     Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01(b) hereof.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Interest Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), a Servicer or the Master Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Securities Administrator to conduct the Auction.

     Original Class IO Notional Amount: The Class Certificate Balance of the Class IO Certificates on the Closing Date, as set forth opposite such Class in the Preliminary Statement.

     Original Credit Support: With respect to any Class of Subordinate Certificates (other than the Class B-3 Certificates), the level of Credit Support indicated below:

Class A:    5.75%
Class M-1:  3.70%
Class M-2:  2.50%
Class M-3:  1.75%
Class B-1:  1.00%
Class B-2:  0.45%

     Original Subordinated Principal Balance: The sum of the aggregate Class Certificate Balances of each Class of Subordinate Certificates as of the Closing Date.

     Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Paying Agent: The Securities Administrator or any successor Paying Agent appointed by the Securities Administrator.

     Percentage Interest: With respect to any Certificate (other than the Class P Certificates), a fraction, expressed as a percentage, the numerator of which is the Initial Class Certificate Balance (or Class IO Notional Amount in the case of the Class IO Certificates) represented by such Certificate and the denominator of which is the Initial Class Certificate Balance (or Class IO Notional Amount in the case of the Class IO Certificates) of the related Class. With respect to the Class P Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders (provided that such obligation or security must be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code):

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Issuing Entity;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to either Rating Agency as evidenced in writing by each Rating Agency to the Trustee or Master Servicer;

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency (if such fund is rated by each Rating Agency), including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; and

          (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if S&P is a Rating Agency, "AAAm" or "AAAM-G" by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations.

     Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Principal Prepayment Period: With respect to any Distribution Date, the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of such month.

     PHH: PHH Mortgage Corporation, or any successor thereto.

     PHH Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among PHH Mortgage Corporation, the Depositor and the Seller pursuant to which the PHH Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the PHH Mortgage Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     PHH Mortgage Loans: The Mortgage Loans serviced by PHH pursuant to the PHH Servicing Agreement.

     PHH Servicing Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement dated as of March 27, 2001 between Merrill Lynch Mortgage Capital Inc., Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) and Cendant Mortgage Corporation (as amended and in effect at any time).

     Physical Certificate: The Residual Certificate.

     Pooling and Servicing Agreement: The Pooling and Servicing Agreement relating to the Mortgage Pass-Through Certificates, MLMI Series 2006-AF1, jointly comprised of the Stack II Agreement and this Agreement.

     Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement related to the Offered Certificates.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage

Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 6.06.

     Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, charge or penalty payable by a Mortgagor in connection with any Principal Prepayment on the Prepayment Penalty Mortgage Loans.

     Prepayment Penalty Mortgage Loans: Any of the Mortgage Loans that are subject to existing prepayment premiums.

     Prepayment Period: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

     Principal Balance: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) (or, in the case of a substitute Mortgage Loan included in the Trust Fund pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04, the close of business as of the date of substitution) reduced by all amounts previously distributed to Certificateholders that are allocable to payments of principal on such Mortgage Loan (including the principal portion of Advances of the Servicer made pursuant to Section 6.06).

     Principal Prepayment: Any Principal Prepayment in full or Curtailment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

     Private Certificates: Any of the Class BF-1, Class BF-2, Class BF-3 and Class P Certificates.

     Prospectus Supplement: The Prospectus Supplement dated September 28, 2006, relating to the public offering of the Offered Certificates.

     Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreement. The Protected Account shall be an Eligible Account.

     Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

     Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

     Rating Agencies: Moody's and S&P.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

     Record Date: With respect to each Distribution Date and each class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

     Reference Banks: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Securities Administrator, (iii) that have been designated as such by the Securities Administrator and (iv) that are engaged in transactions in the London interbank market.

     Refinanced Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Regular Certificates: Any of the Class AF-1, Class AF-2A, Class AF-2B, Class AF-2C, Class AF-3A, Class AF-3B, Class IO, Class PO, Class MF-1, Class MF-2, Class MF-3, Class BF-1, Class BF-2 or Class BF-3 Certificates.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reinvestment Agreements: One or more reinvestment agreements, acceptable to each of the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit K hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, the Custodian or a Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as amended.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

     REMIC Interests: Any regular or residual interest in any of REMIC 1, REMIC 2 or the Upper Tier REMIC, as described in the Preliminary Statement.

     REMIC Opinion: An Opinion of Counsel to the effect that a contemplated action will neither adversely affect the status as a REMIC of any REMIC created hereunder nor subject any such REMIC to any tax under the REMIC Provisions.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC 1: As described in the Preliminary Statement.

     REMIC 1 Interest: Each class of interest in REMIC 1 as described in the Preliminary Statement.

     REMIC 1 Regular Interest: Each of the REMIC 1 Interests other than the Class LT1-R Interest.

     REMIC 1 Subordinate Balance Ratio: The ratio among the uncertificated principal balances of each of the REMIC 1 Interests ending with the designation "A" that is equal to the ratio among, with respect to each such REMIC 1 Interest, the excess of (x) the aggregate Non-PO Percentage of the Principal Balance of each of the Mortgage Loans in the related Mortgage Group over (y) the aggregate Class Certificate Balance of the Certificates in the Certificate Group related to such Mortgage Group.

     REMIC 2: Not applicable.

     REMIC 2 Interest: Not applicable.

     REMIC 2 Regular Interest: Not applicable.

     Remittance Rate: With respect to each of Mortgage Group One, Mortgage Group Two and Mortgage Group Three, the Mortgage Group One Remittance Rate, the Mortgage Group Two Remittance Rate and the Mortgage Group Three Remittance Rate, respectively.

     REO Property: A Mortgaged Property acquired by the Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.15 in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.18(a).

     Reporting Servicer: As defined in Section 3.18(h).

     Repurchase Proceeds: The repurchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

     Request for Release: A request for release in the form attached hereto as Exhibit D.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     Residual Certificate: The Class A-R Certificate.

     Residual Interest: Not applicable.

     Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or Securities Administrator to whom a matter arising hereunder may be referred because of such officers familiarity with the subject matter thereof.

     Rule 144A Letter: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-3 hereto.

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended,
(b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

     S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     Scheduled Principal: The principal portion of any Scheduled Payment.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest, or any successor securities administrator appointed as herein provided.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Senior Certificates: The Class AF-1 Certificates, Class AF-2A Certificates, Class AF-2B Certificates, Class AF-2C Certificates, Class AF-3A Certificates, Class AF-3B Certificates, Class IO Certificates and Class PO Certificates.

     Servicer: With respect to each Mortgage Loan, CitiMortgage, IndyMac or PHH as applicable and as specified on the Mortgage Loan Schedule.

     Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

     Servicing Advances: With respect to any Mortgage Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, protection and repair of a Mortgaged Property or Cooperative Unit, as applicable, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

     Servicing Agreements: The CitiMortgage Servicing Agreement, IndyMac Servicing Agreement and PHH Servicing Agreement.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed.

     Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

     Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, engaged by a Servicer, the Custodian, the Master Servicer, the Paying Agent, the Securities Administrator and the Trustee.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose names and specimen signatures appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

     Stack II Agreement: The Stack II Pooling and Servicing Terms dated as of September 1, 2006.

     Stack II Certificate: Any mortgage pass-through certificate issued pursuant to the Stack II Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Stack II Mortgage Loans set forth on the Stack II Mortgage Loan Schedule, signed and countersigned by the Securities Administrator.

     Stack II Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 of the Stack II Agreement and held as a part of the Trust Fund, as identified in the Stack II Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Stack II Mortgage Loan Schedule: The schedule, attached to the Stack II Agreement as Exhibit B with respect to the Stack II Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Stack II Mortgage Loans pursuant to the Stack II Agreement.

     Startup Day: The Closing Date.

     Stated Principal Balance: With respect to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due date and irrespective of any delinquency in payment by the related Mortgagor.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

     Subordinate Certificates: The Class MF-1, Class MF-2, Class MF-3, Class BF-1, Class BF-2 and Class BF-3 Certificates.

     Subordinated Optimal Principal Amount: Generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinate Certificates, equal to (1) the sum of (a) an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Scheduled Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date;
(b) an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related principal Prepayment Period; (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Master Servicer Collection Account, which were received during the related principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class PO Certificate Distribution Amount or the Non-PO Senior Optimal Principal Amount with respect to such Distribution Date; (e) Subsequent Recoveries; and (f) with respect to each Mortgage Loan repurchased during the related principal Prepayment Period, an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Subordinate Certificateholders), minus (2) the Class PO Shortfall Amount with respect to such Distribution Date.

     Subordinated Percentage: The Mortgage Group One Subordinated Percentage, the Mortgage Group Two Subordinated Percentage or the Mortgage Group Three Subordinated Percentage, as the case may be.

     Subordinated Prepayment Percentage: The Mortgage Group One Subordinated Prepayment Percentage, the Mortgage group Two Subordinated Prepayment Percentage or the Mortgage Group Three Prepayment Percentage, as the case may be.

     Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

     Substitute Mortgage Loan: With respect to any Mortgage Loan, which is tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted.

     Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section
9.12 hereof.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a certificate.

     Transferor Representation Letter: As defined in Section 5.02(b).

     Trustee: HSBC Bank USA, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     Trust Fund: The corpus of the Issuing Entity created pursuant to Article II of this Agreement and Article II of the Stack II Agreement.

     Undercollateralized Senior Certificates: As defined in Section 6.01(I).

     Underlying Seller: With respect to each Mortgage Loan, IndyMac, Ameriquest Mortgage Company, Quicken Loans, Inc., The New York Mortgage Corporation and Weichert, as indicated on the Mortgage Loan Schedule.

     Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

     United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class A-R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     Upper Tier REMIC: As described in the Preliminary Statement.

     Upper Tier REMIC Regular Interest: Each of (i) each class of the Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class M Certificates and Class B Certificates and (ii) Class IO Component One, Class IO Component Two, Class IO Component Three, Class PO Component One, Class PO Component Two and Class PO Component Three.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Class Certificate Balance of all the Certificates then outstanding. 100.00% of all Voting Rights will be allocated among all holders of the Certificates in proportion to their then outstanding Class Certificate Balances; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Securities

Administrator or any of their respective affiliates shall not be included in the calculation of Voting Rights. The Class P Certificates shall have no voting rights.

     Wells Fargo: Wells Fargo Bank, N.A., or any successor thereto.

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II
                         CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans to Trustee.

     (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuing Entity without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Depositor on behalf of the Certificateholders by the Assignment Agreements and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments

     (I) with respect to each Mortgage Loan, other than a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1."

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

and (II) with respect to each Mortgage Loan that is a Cooperative Loan:

          (x) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (xi) the original duly executed assignment of Security Agreement to the Trustee;

          (xii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (xiii) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (xiv) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (xv) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (xvi) a copy of the recognition agreement;

          (xvii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (xviii) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to (a)(i) and (b)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date;
(x) in lieu of the original Mortgage, assignments to the Trustee or its Custodian, as applicable, or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or its Custodian, as applicable, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or its Custodian, as applicable, promptly after they are received. As of the date hereof, recordation of the assignment of the Mortgage Loans to the Trustee or the Custodian, as applicable, is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may each conclusively rely).

     If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee or its Custodian, as applicable, of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee or its Custodian, as applicable, is subsequently located, such original Mortgage Note shall be delivered to the Trustee or its Custodian, as applicable, within three Business Days.

     (c) The parties hereto agree that it is not intended that any mortgage loan be included in the Trust Fund that is, without limitation, a "High Cost Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

     (d) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by Section 3.12 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian(s) pursuant to the terms and conditions of the Custodial Agreement(s).

     Section 2.02 Acceptance of Mortgage Loans by Trustee.

     (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File and (iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the gross margin, the lifetime cap and the periodic cap for such Mortgage Loan. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

     If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and
(ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall give written notice thereof to the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Depositor or Master Servicer shall amend the Mortgage Loan Schedule, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     Section 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

     (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. With respect to the representations and warranties described in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) If the Depositor, the Master Servicer, Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price. The Depositor shall notify the Trustee in writing of the deposit of the Purchase

Price and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Master Servicer. The Depositor or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

     Section 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Purchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon written notification of the receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Issuing Entity and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Issuing Entity. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Securities Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC provisions.

     Section 2.05 Issuance of Certificates. The Trustee acknowledges the assignment to it on behalf of the Issuing Entity of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     Section 2.06 Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

          (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
     (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;


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

          (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     Section 2.07 Representations and Warranties Concerning the Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., in its capacity as Master Servicer and

Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

          (i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator, to the extent necessary to ensure its ability to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.


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

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to the applicable Servicing Agreements.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

     The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

     The Trustee shall execute and deliver to the related Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     Section 3.02 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Issuing Entity; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     Section 3.03 Monitoring of Servicers.

     (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or, if the Master Servicer is unwilling or unable to act as a Servicer, the Master Servicer shall cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     Section 3.04 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

     Section 3.05 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 3.06 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 3.07 Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicers or the Master Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall no later than five Business Days (or, to the extent that the applicable Servicer notifies the Seller that a document is not in the Servicer's possession as part of the servicing file which is needed for purposes of the Servicer complying with any applicable law, within such shorter period as may be necessary to enable the Servicer to comply with such law), release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

     Section 3.08 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

     (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request, the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Sections 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 4.02 and 4.03 in accordance with the terms and conditions of the related Servicing Agreement. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

     Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.


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

     Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.13 Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the applicable Servicing Agreement.

     Section 3.14 Compensation for the Master Servicer. The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 3.15 REO Property.

     (a) In the event the Issuing Entity acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

     (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

     Section 3.16 Annual Statement as to Compliance.

     Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs), each Servicer shall deliver (or otherwise make available) and each Servicer shall cause any Servicing Function Participant engaged by it to deliver to the Master Servicer, the Securities Administrator and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit P stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under the related Servicing Agreement or such other applicable agreement in the case of a Servicing Function Participant has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement, the related Servicing Agreement or such other applicable agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Trustee, the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities

Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this
Section 3.16 and Section 3.16 of the Stack II Agreement by each delivering a single annual statement of compliance containing all of the information required pursuant to this Section 3.16 and Section 3.16 of the Stack II Agreement.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party or the Trustee is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide, an annual statement of compliance pursuant to this Section 3.16 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

     Section 3.17 Reports on Assessment of Compliance and Attestation.

     (a) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such compliance statement is not required for the Subcontractor) to the Master Servicer, the Securities Administrator and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.18, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party that are backed by the same asset type as the Mortgage Loans, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian each at its own expense, shall furnish or otherwise make available, and each such party and the Trustee shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Sections 3.18(h), (i), (j) and (k), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer, the Custodian and the Trustee shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, and the Securities Administrator (or any Servicing Function Participant engaged by them or the Trustee) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment and attestation pursuant to this Section 3.17 of each Servicing Function Participant engaged by it.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with such Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such Servicer by each such party, and (ii) the Securities Administrator shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit K or any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this Section 3.17 and Section 3.17 of the Stack II Agreement relating to reports on assessment of compliance by each delivering a single annual report on assessment of compliance containing all of the information required pursuant to this Section 3.17 and Section 3.17 of the Stack II Agreement.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party or the Trustee is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, an assessment of compliance pursuant to this Section 3.17, coupled with an attestation as required in this Section 3.17, or such applicable agreement notwithstanding any such termination, assignment or resignation.

     (b) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such report is not required for the Subcontractor) a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to such Servicer, the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a report (the "Accountant's Attestation") to the Master Servicer, the Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party and the Trustee shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator, or such other Servicing Function Participants, as the case may
be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     (c) Promptly after receipt of each assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.17(a) is coupled with an attestation meeting the requirements of Section 3.17(b) and notify the Depositor of any exceptions.

     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this
Section 3.17 and Section 3.17 of the Stack II Agreement relating to attestations by each delivering a single attestation containing all of the information required pursuant to this Section 3.17 and Section 3.17 of the Stack II Agreement.

     In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this

Section 3.17, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

     Section 3.18 Periodic Filings.

     (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit Q-3 to the Depositor and the Securities Administrator and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K except as set forth in the next paragraph.

     (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event
(A) each party listed on Exhibit Q-3 hereto shall use commercially reasonable best efforts to provide immediate notice to the Master Servicer, the Securities Administrator and the Depositor, by fax and by phone or by e-mail and by phone,
(B) each such party shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information if applicable, together with the form set forth on Exhibit O (the "Additional Disclosure Notification") by the close of business New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (C) the Depositor, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     (c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n).

     (d) Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

     (e) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit Q-1 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in the next paragraph.

     (f) As set forth in Exhibit Q-1 hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party listed on Exhibit Q-1 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     (g) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its respective duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreements and Custodial
Agreement: (i) an annual compliance statement for the Master Servicer, each Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party or the Trustee (together with the Custodian, each a "Reporting Servicer"), as described in Section 3.16 of this Agreement, the related Servicing Agreement and the Custodial Agreement; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB; (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section
3.17 of this Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB; (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.17 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit L, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Q-2 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except or set forth in the next paragraph.

     (i) As set forth in Exhibit Q-2 hereto, no later than March 1 (with a ten calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties listed on Exhibit Q-2 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-2 of their duties under this paragraph or


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

proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     (j) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.18, Section
3.16 and Section 3.17. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this
Section 3.18 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K resulting from the Securities Administrator's inability or failure to obtain or receive any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, execute or file such Form 10-K.


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

     (k) Each Form 10-K shall include a Sarbanes-Oxley Certification, which shall be in the form attached hereto as Exhibit L. Each Servicer shall sign and provide, and each of the Servicers, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 (with a ten day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit M) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates (collectively, with the Certifying Person, the "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Master Servicer pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

     (l) The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Master Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

     (m) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

     (n) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the

Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section
3.18 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

     (o) The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.18.

     (p) Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

     (q) Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to (212) 449-2700, via email to paul_park@ml.com or telephonically by calling Paul Park at (212) 449-6380.

     (r) For the avoidance of doubt, any filings or deliverables required under this Section 3.18 and Section 3.18 of the Stack II Agreement, may be prepared, delivered and filed in a consolidated manner. The Master Servicer, the Securities Administrator and the Depositor may satisfy the requirements of this
Section 3.18 and Section 3.18 of the Stack II Agreement with a single set of filings and deliverables addressing the requirements of both this Section 3.18 and Section 3.18 of the Stack II Agreement.

     Section 3.19 Compliance with Regulation AB. Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.02 without the consent of the

Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

                                   ARTICLE IV
                                    ACCOUNTS

     Section 4.01 Protected Accounts.

     (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

     (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer, as set forth in the applicable Servicing Agreement. The related Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Mortgage Group:

          (i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

          (ii) Principal Prepayments in Full and any Liquidation Proceeds received by such Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

          (iii) Curtailments received by such Servicer for such Mortgage Loans in the related Prepayment Period; and

          (iv) Any amount to be used as a Monthly Advance.

     (d) Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them as set forth in the related Servicing Agreements and need not be deposited in the Master Servicer Collection Account.

     Section 4.02 Master Servicer Collection Account.

     (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

          (i) Any amounts withdrawn from a Protected Account or other permitted account;

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

          (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

          (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

          (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

     (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (d) For the avoidance of doubt, it is agreed that the Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the holders of the Stack II Certificates, a separate segregated trust account or accounts pursuant to Section 4.02 of the Stack II Agreement.

     Section 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

     (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

     (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

     (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

     (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer the Available Distribution Amount on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     Section 4.04 Distribution Account.

     (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

     (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator, the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator, the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Master Servicer or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trust) as provided by 12 U.S.C. Section 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     (d) For the avoidance of doubt, the Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the holders of the Stack II Certificates, a separate segregated trust account or accounts pursuant to Section 4.04 of the Stack II Agreement.

     Section 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

     (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

          (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 3.14;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

          (xi) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

          (xii) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to clear and terminate the Distribution Account pursuant to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

     (c) On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount for each Mortgage Group to the Holders of the Certificates in accordance with Section 6.01.

                                    ARTICLE V
                                  CERTIFICATES

     Section 5.01 The Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with such Securities Administrator's customary procedures.

     (b) No Transfer of a Class B, Class P or Class A-R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class B, Class P or Class A-R Certificate by Merrill Lynch & Co.) each certify to each Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F-1 (the "Transferor Representation Letter") and (i) deliver a letter in substantially the form of either Exhibit F-2 (the "Investor Representation Letter") or Exhibit F-3 (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. The Depositor shall provide to any Holder of a Class B, Class P or Class A-R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class B, Class P or Class A-R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Securities Administrator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA Restricted Certificate or a Class A-R Certificate will be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA Restricted Certificate (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Master Servicer, the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the Trustee or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the immediately preceding paragraph of this Subsection 5.02(b), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate or a Class A-R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates or a Class A-R Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate or a Class A-R Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate or Class A-R Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee or the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Trustee or the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate or Class A-R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate or a Class A-R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class A-R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class A-R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transferee's Letter") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit (a "Transferor Certificate") of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class A-R Certificate, declaration (11) in Appendix A of the Transferee's Letter may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transferee's Letter be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transferee's Letter includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transferee's Letter from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transferee's Letter from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class A-R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee's Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class A-R Certificate, the Class LT1-R Interest, the Class UT-R Interest and the residual interest in any REMIC created under the Stack II Agreement may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Securities Administrator receives a REMIC Opinion to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for in the Pooling and Servicing Agreement or cause any of the REMICs provided for in the Pooling and Servicing Agreement to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class A-R Certificate. If, as evidenced by a REMIC Opinion, it is necessary to preserve the REMIC status of any of the REMICs provided for in the Pooling and Servicing Agreement, the Class LT1-R Interest, the Class UT-R Interest and the residual interest in any REMIC created under the Stack II Agreement shall be severed and represented by separate Certificates.

     The restrictions on Transfers of a Class A-R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class A-R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class A-R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Securities Administrator.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this
Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

     Section 5.04 Persons Deemed Owners. The Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

     Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06 Book-Entry Certificates. The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to
Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     Section 5.07 Notices to Depository. Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

     Section 5.08 Definitive Certificates. If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     Section 5.09 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency. For the avoidance of doubt, the Securities Administrator may satisfy the requirements of both this Section 5.09 and Section 5.09 of the Stack II Agreement by maintaining a single office or agency.

                                   ARTICLE VI
                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 6.01 Distributions. Interest and principal on the Certificates will be distributed by the Securities Administrator monthly on each Distribution Date, commencing in October 2006, as instructed by the Master Servicer, in an aggregate amount equal to the sum of the Available Distribution Amount for such Distribution Date.

(I) Prior to the Credit Support Depletion Date, the Available Distribution Amount shall be applied as follows:

          (a) On each Distribution Date, the Securities Administrator shall apply an amount equal to the Available Distribution Amount in the following order of priority:

               (i) Concurrently (A) solely from the Available Distribution Amount with respect to Mortgage Group One, to the Class AF-1 Certificateholders (other than the Class PO Certificates), all amounts distributable pursuant to (I)(b)(i)(A), (B) solely from the Available Distribution Amount with respect to Mortgage Group Two, to the Class AF-2 Certificateholders (other than the Class PO Certificates), all amounts distributable pursuant to (I)(b)(i)(B) through (D) below, and
          (C) solely from the Available Distribution Amount with respect to Mortgage Group Three, to the Class AF-3 Certificateholders (other than the Class PO Certificates), all amounts distributable pursuant to
          (I)(b)(i)(E) through (F) below;

               (ii) the balance, if any, of the Available Distribution Amount shall be distributed first, (A) concurrently, solely from the Available Distribution Amount with respect to Mortgage Group One to the Class AF-1 Certificateholders in the amounts distributable pursuant to (I)(b)(ii)(A) below, up to the Non-PO Class AF-1 Optimal Principal Amount and (I)(b)(iii) below, up to the amounts payable thereunder and to Class PO Component One, the Group One Class PO Amount pursuant to (I)(b)(ii)(A) below, (B) concurrently, solely from the Available Distribution Amount with respect to Mortgage Group Two to the Class AF-2 Certificateholders in the amounts distributable pursuant to
          (I)(b)(ii)(B) below, up to the Non-PO Class AF-2 Optimal Principal Amount and (I)(b)(iv) below, up to the amounts payable thereunder and to the Class PO Component Two Certificates, the Group Two Class PO Amount pursuant to (I)(b)(ii)(B) below, and (C) concurrently, solely from the Available Distribution Amount with respect to Mortgage Group Three to the Class AF-3 Certificateholders in the amounts distributable pursuant to (I)(b)(ii)(C) below, up to the Non-PO Class AF-3 Optimal Principal Amount and (I)(b)(v) below, up to the amounts payable thereunder and to the Class PO Component Three Certificates, the Group Three Class PO Amount pursuant to (I)(b)(ii)(C) below, and second, to the Class PO Component One, the portion of the Class PO Shortfall Amount relating to the Group One Mortgage Loans, to the Class PO Component Two, the portion of the Class PO Shortfall Amount relating to the Group Two Mortgage Loans and to the Class PO Component Three, the portion of the Class PO Shortfall Amount relating to the Group Three Mortgage Loans, in accordance with paragraph (I)(b)(v) below;

               (iii) subject to subsection (b) below, to the Class M Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) and (ii) above, in accordance with, and up to the amount calculated pursuant to, Section 6.01(I)(c) below;

               (iv) subject to subsection (b) below, to the Class B Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) through (iii) above, in accordance with, and up to the amounts calculated pursuant to, Section 6.01(I)(d) below; and

               (v) to the Class A-R Certificateholders the balance, if any, of the Available Distribution Amount remaining after the distributions provided for in paragraphs (i) through (iv) above.

          (b) Amounts payable to the Class A Certificateholders on any Distribution Date shall be distributed as follows:

               (i) to the extent the amount available for distribution pursuant to paragraph (a)(i) above is sufficient:

                    (A) to the Class AF-1 Certificateholders, (1) the Class AF-1 Interest Accrual Amount plus (2) the Class AF-1 Shortfall from the preceding Distribution Date;

                    (B) to the Class AF-2A Certificateholders, (1) the Class AF-2A Interest Accrual Amount plus (2) the Class AF-2A Shortfall from the preceding Distribution Date;

                    (C) to the Class AF-2B Certificateholders, (1) the Class AF-2B Interest Accrual Amount plus (2) the Class AF-2B Shortfall from the preceding Distribution Date;

               (D) to the Class AF-2C Certificateholders, (1) the Class AF-2C Interest Accrual Amount plus (2) the Class AF-2C Shortfall from the preceding Distribution Date;

               (E) to the Class AF-3A Certificateholders, (1) the Class AF-3A Interest Accrual Amount plus (2) the Class AF-3A Shortfall from the preceding Distribution Date;

               (F) to the Class AF-3B Certificateholders, (1) the Class AF-3B Interest Accrual Amount plus (2) the Class AF-3B Shortfall from the preceding Distribution Date;

               (G) to the Class IO Certificateholders, the sum of (1) (a) the Class IO Component One Interest Accrual Amount plus (b) the Class IO Component One Shortfall from the preceding Distribution Date, (2) (a) the Class IO Component Two Interest Accrual Amount plus (b) the Class IO Component Two Shortfall from the preceding Distribution Date and (3) (a) the Class IO Component Three Interest Accrual Amount plus (b) the Class IO Component Three Shortfall from the preceding Distribution Date;

          (ii) concurrently, (A) to the Class AF-1 Certificateholders, solely from the Available Distribution Amount with respect to Mortgage Group One up to the Non-PO Class AF-1 Optimal Principal Amount, allocated among the Class AF-1 Certificates in accordance with the Non-PO Class AF-1 Principal Payment Rules and to the Class PO Component One, the Group One Class PO Amount, (B) to the Class AF-2 Certificateholders, solely from the Available Distribution Amount with respect to Mortgage Group Two up to the Non-PO Class AF-2 Optimal Principal Amount, allocated among the Class AF-2 Certificates in accordance with the Non-PO Class AF-2 Principal Payment Rules and to Class PO Component Two, the Group Two Class PO Amount and (C) to the Class AF-3 Certificateholders, solely from the Available Distribution Amount with respect to Mortgage Group Three up to the Non-PO Class AF-3 Optimal Principal Amount, allocated among the Class AF-3 Certificates in accordance with the Non-PO Class AF-3 Principal Payment Rules and to Class PO Component Three, the Group Three Class PO Amount;

          (iii) to the extent that the Available Distribution Amount with respect to Mortgage Group One is insufficient to make distributions pursuant to paragraphs (I)(b)(i)(A) or the portion of the Available Distribution Amount with respect to Mortgage Group One remaining after giving effect to the distributions in (I)(b)(i) above is insufficient to distribute in full to the Class AF-1 Certificateholders amounts described in (I)(b)(ii)(A) above (such shortfall, the "Class AF-1 Deficiency Amount") and the Available Distribution Amount with respect to Mortgage Group Two or Mortgage Group Three remaining after giving effect to the distributions in
     (I)(b)(i) above exceeds the amount required to distribute in full to the Class AF-2 Certificateholders or Class AF-3 Certificateholders, as applicable, the amounts described in (I)(b)(ii)(B) or (I)(b)(ii)(C) above, such excess shall be distributed in reduction of the Class AF-1 Deficiency Amount in application first to amounts payable pursuant to Section 6.01(I)(b)(i) and second to amounts payable pursuant to Section 6.01(I)(b)(ii);

               (iv) to the extent that the Available Distribution Amount with respect to Mortgage Group Two is insufficient to make distributions pursuant to paragraphs (I)(b)(i)(B) through (D) or the portion of the Available Distribution Amount with respect to Mortgage Group Two remaining after giving effect to the distributions in (I)(b)(i) above is insufficient to distribute in full to the Class AF-2 Certificateholders amounts described in (I)(b)(ii)(B) above (such shortfall, the "Class AF-2 Deficiency Amount") and the Available Distribution Amount with respect to Mortgage Group One or Mortgage Group Three remaining after giving effect to the distributions in
          (I)(b)(i) above exceeds the amount required to distribute in full to the Class AF-1 Certificateholders or Class AF-3 Certificateholders, as applicable, the amounts described in (I)(b)(ii)(A) or (I)(b)(ii)(C) above, such excess shall be distributed in reduction of the Class AF-2 Deficiency Amount in application first to amounts payable pursuant to
          Section 6.01(I)(b)(i) and second to amounts payable pursuant to
          Section 6.01(I)(b)(ii);

               (v) to the extent that the Available Distribution Amount with respect to Mortgage Group Three is insufficient to make distributions pursuant to paragraphs (I)(b)(i)(E) and (F) or the portion of the Available Distribution Amount with respect to Mortgage Group Three remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full to the Class AF-3 Certificateholders amounts described in (I)(b)(ii)(C) above (such shortfall, the "Class AF-3 Deficiency Amount") and the Available Distribution Amount with respect to Mortgage Group One or Mortgage Group Two remaining after giving effect to the distributions in
          (I)(b)(i) above exceeds the amount required to distribute in full to the Class AF-1 Certificateholders or Class AF-2 Certificateholders, as applicable, the amounts described in (I)(b)(ii)(A) or (I)(b)(ii)(C) above, such excess shall be distributed in reduction of the Class AF-3 Deficiency Amount in application first to amounts payable pursuant to Section (I)(b)(i) and second to amounts payable pursuant to Section
          (I)(b)(ii);

               (vi) to the Class PO Component One the portion of the Class PO Shortfall Amount relating to the Group One Mortgage Loans, to the Class PO Component Two the portion of the Class PO Shortfall Amount relating to the Group Two Mortgage Loans and to the Class PO Component Three the portion of the Class PO Shortfall Amount relating to the Group Three Mortgage Loans; provided, however, that any amount distributed pursuant to this Section 6.01(I)(b)(vi) shall not cause a further reduction in the principal balance of the Class PO Component One, Class PO Component Two or Class PO Component Three, as applicable;

               (vii) If the Available Distribution Amount with respect to Mortgage Group One is insufficient to make the distributions set forth in paragraphs (I)(b)(i)(A) above, the Securities Administrator shall distribute the Available Distribution Amount with respect to Mortgage Group One to the Class AF-1 Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to paragraph
          (I)(b)(i)(A) above. If the Available Distribution Amount with respect to Mortgage Group Two is insufficient to make the distributions set forth in paragraphs (I)(b)(i)(B) through (D) above, the Securities Administrator shall distribute the Available Distribution Amount with respect to Mortgage Group Two to the Class AF-2 Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to paragraphs (I)(b)(i)(B) through

          (D) above. If the Available Distribution Amount with respect to Mortgage Group Three is insufficient to make the distributions set forth in paragraphs (I)(b)(i)(E) through (F) above, the Securities Administrator shall distribute the Available Distribution Amount with respect to Mortgage Group Three to the Class AF-3 Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to paragraphs (I)(b)(i)(E) through (F) above; and

               (viii) In addition to the foregoing distributions, the Class AF-1 Certificates, Class AF-2 Certificates or Class AF-3 Certificates will receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date under the circumstances specified in (A) and (B) below:

                    (A) On any Distribution Date on or after the date on which the aggregate Class Certificate Balance of the Class AF-1 Certificates, the Class Certificate Balance of the Class AF-2 Certificates or the Class Certificate Balance of the Class AF-3 Certificates has been reduced to zero, all principal (other than the applicable PO Percentage of any principal received on or in respect of each Discount Mortgage Loan and limited to amounts in excess of that needed to reduce the aggregate Class Certificate Balance of the Class AF-1 Certificates, the Class Certificate Balance of the Class AF-2 Certificates or the Class Certificate Balance of the Class AF-3 Certificates to zero) on the Mortgage Loans in the Mortgage Group relating to such Class A Certificates that are no longer outstanding will be distributed as principal to the remaining Class A Certificates (other than the Class PO Certificates) (pro rata) in accordance with
          Section 6.01(I)(b)(ii)(A), Section 6.01(I)(b)(ii)(B) or Section 6.01(I)(b)(C), as applicable, in reduction of the Class Certificate Balances thereof, provided that on such Distribution Date either (a) the aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial aggregate Subordinated Percentage, or
          (b) the average outstanding Principal Balance of the Mortgage Loans in either Mortgage Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group One or Group Two Subordinated Amount, is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinated Percentage" for any Distribution Date is equal to the aggregate Class Certificate Balance of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                    (B) If on any Distribution Date on which the aggregate Class Certificate Balance of the Class AF-1 Certificates, the Class AF-2 Certificates or the Class AF-3 Certificates would be greater than the Group One Non-PO Allocated Amount, the Group Two Non-PO Allocated Amount or the Group Three Non-PO Allocated Amount, as the case may be, (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the other Mortgage Group (the "Overcollateralized Group") otherwise allocable to the Subordinate Certificates will be distributed to the Classes of Class A Certificates (other than the Class A-P Certificates) relating to the Undercollateralized Group (in accordance with the priorities set forth in Section 6.01(I)(b)(ii)), in reduction of the principal balances thereof, until the aggregate principal balance of the Certificates (other than the Class A-P Certificates) included in the Undercollateralized Group is equal to the Group One Non-PO Allocated Amount, the Group Two Non-PO Allocated Amount or the Group Three Non-PO Allocated Amount, as the case may be. Moreover, the Available Distribution Amount with respect to the Overcollateralized Group will be further reduced (after distributions of interest to the Class A Certificates included in the Overcollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at the Group One Remittance Rate (if Mortgage Group One is the Undercollateralized Group), the Group Two Remittance Rate (if Mortgage Group Two is the Undercollateralized Group) or the Group Three Remittance Rate (if Mortgage Group Three is the Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event shall the Available Distribution Amount with respect to the Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the applicable Remittance Rate. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date.

          (c) Amounts payable on any Distribution Date to the Class M Certificateholders pursuant to Section 6.01(I)(a)(iii) shall be distributed in the following priority:

               (i) first, to the Class MF-1 Certificateholders, up to an amount equal to (A) the Class MF-1 Interest Accrual Amount plus (B) the Class MF-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class MF-1 Certificates in accordance with Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class MF-1 Certificates;

               (ii) second, to the Class MF-2 Certificateholders, up to an amount equal to (A) the Class MF-2 Interest Accrual Amount plus (B) the Class MF-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class MF-2 Certificates in accordance with
          Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class MF-2 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class MF-1 Certificates in excess of the Class Certificate Balance of such Class;

               (iii) third, to the Class MF-3 Certificateholders, up to an amount equal to (A) the Class MF-3 Interest Accrual Amount plus (B) the Class MF-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class MF-3 Certificates in accordance with
          Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class MF-3 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class MF-2 Certificates in excess of the Class Certificate Balance of such Class;

          (d) Amounts payable on any Distribution Date to the Class B Certificateholders pursuant to Section 6.01(I)(a)(iv) shall be distributed in the following priority:

               (i) first, to the Class BF-1 Certificateholders, up to an amount equal to (A) the Class BF-1 Interest Accrual Amount plus (B) the Class BF-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class BF-1 Certificates in accordance with Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class BF-1 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M Certificates in excess of the Class Certificate Balance of such Class;

               (ii) second, to the Class BF-2 Certificateholders, up to an amount equal to (A) the Class BF-2 Interest Accrual Amount plus (B) the Class BF-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class BF-2 Certificates in accordance with
          Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class BF-2 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class BF-1 Certificates in excess of the Class Certificate Balance of such Class; and

               (iii) third, to the Class BF-3 Certificateholders, up to an amount equal to (A) the Class BF-3 Interest Accrual Amount plus (B) the Class BF-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class BF-3 Certificates in accordance with
          Section 6.01(I)(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class BF-3 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class BF-2 Certificates in excess of the Class Certificate Balance of such Class.

          (e) On each Distribution Date, the Subordinated Optimal Principal Amount shall be allocated among the Classes of Subordinate Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Distribution Date, pro rata based upon the Class Certificate Balances of all such Classes so entitled. With respect to the Subordinate Certificates, on each Distribution Date, principal shall be distributable to (1) any Class of Subordinate Certificates which has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Distribution Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Subordinate Certificates which does not meet the criteria in (1) above; and (3) the Class BF-3 Certificates if all other outstanding Classes of Subordinate Certificates meet the criteria in (1) above or if no other Class of Subordinate Certificates is outstanding; provided, however, that no Class of Subordinate Certificates shall receive any distributions of principal if any Class of Subordinate Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above. For purposes of this paragraph, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates.

(II) On or after the Credit Support Depletion Date, the Available Distribution Amount shall be applied, first, in respect of interest in accordance with
Section 6.01(I)(b)(i) and, second, in respect of principal to each Class of the Class A Certificates, pro rata, based upon their respective outstanding balances.

     Section 6.02 Allocation of Realized Losses.

     (a) Prior to each Determination Date, the Servicer shall determine (i) the total amount of Realized Losses, if any, incurred during the related Principal Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and to principal.

     (b) The principal portion of any Realized Losses shall be allocated as follows: first, to the Class BF-3 Certificates until the Class Certificate Balance of the Class BF-3 Certificates has been reduced to zero; second, to the Class BF-2 Certificates until the Class Certificate Balance of the Class BF-2 Certificates has been reduced to zero; third, to Class BF-1 Certificates until the Class Certificate Balance of the Class BF-1 Certificates has been reduced to zero; fourth, to the Class MF-3 Certificates until the Class Certificate Balance of the Class MF-3 Certificates has been reduced to zero; fifth, to the Class MF-2 Certificates until the Class Certificate Balance of the Class MF-2 Certificates has been reduced to zero; sixth, to the Class MF-1 Certificates until the Class Certificate Balance of the Class MF-1 Certificates has been reduced to zero; and seventh, to the Senior Certificates, on a pro rata basis until the Class Certificate Balance of the Senior Certificates has been reduced to zero; provided, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (a) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to Class PO Component One (if the Realized Loss occurred with respect to a Group One Mortgage Loan), to Class PO Component Two (if the Realized Loss occurred with respect to the Group Two Mortgage Loan) or to the Class PO Component Three (if the Realized Loss occurred with respect to the Group Three Mortgage Loans) and (b) the remainder of such Realized Loss will be allocated as described above.

     (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their Class Certificate Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     (d) In the event that a recovery is made with respect to any Realized Loss, the amount of such recovery shall be treated as a Principal Prepayment and deposited into the Master Servicer Collection Account and distributed on the applicable Distribution Date.

     Section 6.03 Subordination. The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates on any Distribution Date shall be subordinated to the rights of the Class A and Class M Certificateholders to receive distributions in respect of the Class A and Class M Certificates. The rights of the Class M Certificateholders to receive distributions in respect of the Class M Certificates on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates. The rights of the Class BF-1 Certificateholders to receive distributions in respect of the Class BF-1 Certificates on any Distribution Date shall be subordinate to the rights of the Class A and Class M Certificateholders to receive distributions in respect of such Class A and Class M Certificates. Each Class of Class B Certificates (other than the Class BF-1 Certificates) is subordinated to the Class A Certificates, the Class M Certificates and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates. The rights of the Class MF-1 Certificateholders to receive distributions in respect of the Class MF-1 Certificates on any Distribution Date shall be subordinate to the rights of the Class A Certificateholders to receive distributions in respect of such Class A Certificates. Each Class of Class M Certificates (other than the Class MF-1 Certificates) is subordinated to the Class A Certificates and each Class of Class M Certificates having a lower numerical class designation than such Class of Class M Certificates.

     Section 6.04 Payments.

     (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the applicable Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

     Section 6.05 Statements to Certificateholders.

     (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator's internet website as set forth below, the following information (such information the "Monthly Statement"):

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

          (iii) the aggregate amount the Servicing Fee during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (iv) the aggregate amount of Monthly Advances for the related Due Period;

          (v) the aggregate Stated Principal Balance of the Mortgage Group One, Mortgage Group Two and Mortgage Group Three at the close of business at the end of the related Due Period;

          (vi) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Group One, Mortgage Group Two and Mortgage Group Three as of the related Due Date;

          (vii) the number and aggregate unpaid principal balance of Mortgage Group One, Mortgage Group Two and Mortgage Group Three (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date determined in accordance with the MBA method;

          (viii) with respect to any Mortgage Loan in Mortgage Group One, Mortgage Group Two and Mortgage Group Three that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

          (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xi) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

          (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account for such Distribution Date;

          (xiii) the Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

          (xiv) the aggregate amount of interest accrued at the related Certificate Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date as determined separately for each Mortgage Group, to the extent not covered by Compensating Interest Payments by the related Servicer or the Master Servicer pursuant to the related Servicing Agreement or Section 6.06;

          (xvi) the Available Distribution Amount with respect to each Mortgage Group;

          (xvii) the Certificate Rate for each Class of Certificates for such Distribution Date; and

          (xviii) the aggregate Stated Principal Balance of Mortgage Loans from Mortgage Group One, Mortgage Group Two and Mortgage Group Three purchased by the Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan.

     The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     The Securities Administrator may make available each month, to any interested party, the Monthly Statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

     (b) By January 30 of each year beginning in 2007, if so requested in writing, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

     (c) The Securities Administrator may satisfy the requirements of this
Section 6.05 and Section 6.05 of the Stack II Agreement via a single Monthly Statement, provided that such Monthly Statement adequately addresses all of the content and delivery requirements contained in both this Section 6.05 and
Section 6.05 of the Stack II Agreement.

     (d) Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account that will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will, subject to applicable law and its determination of recoverability, deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     Section 6.06 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment; provided, however, the aggregate compensating interest payments made by the Master Servicer shall not exceed the Master Servicing Compensation.

     Section 6.07 Allocation of Certain Interest Shortfalls.

     (a) On any Distribution Date, the excess, if any, of (X) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers over (Y) the Compensating Interest Payment actually paid into the Master Servicer Collection Account pursuant to Section 6.06 for such Distribution Date shall equal the "Compensating Interest Shortfall" with respect to such Distribution Date. On any Distribution Date, the Compensating Interest Shortfall shall be allocated pro rata among the outstanding Classes of Class A, Class M and Class B Certificates based on the amount of interest to which each such

Class would otherwise be paid on such Distribution Date had there been no such Compensating Interest Shortfall.

     (b) On any Distribution Date, the interest portion of any Realized Losses ("Realized Loss Interest Shortfall") shall be allocated to the Class of Subordinate Certificates then outstanding having the highest numerical class designation or, if no Class of Subordinate Certificates is then outstanding, to the Class A Certificates (other than the Class PO Certificates) pro rata among the outstanding Classes of Class A Certificates (other than the Class PO Certificates) based on the amount of interest to which each such Class would otherwise be entitled on such Distribution Date had there been no such Realized Loss Interest Shortfall.

     (c) Any interest shortfall resulting from the Relief Act or any similar state legislation, as amended shall be allocated pro rata among the outstanding Classes of Certificates based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date.


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

                                   ARTICLE VII
                      THE MASTER SERVICER AND THE DEPOSITOR

     Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02 Merger or Consolidation of the Master Servicer.

     (a) Each of the Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03 Indemnification from the Master Servicer and the Depositor.

     (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.


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

     Section 7.04 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuing Entity or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Issuing Entity and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer or the Custodian, as the case may be, is indemnified by a Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the


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

Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

     Section 7.05 Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until MLML or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 7.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLML or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLML or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

     Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII
                                     DEFAULT

     Section 8.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall


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

be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Seller, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     Section 8.02 Trustee to Act; Appointment of Successor.

     (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to
Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLML shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan, (ii) for any representation or warranty of the Master Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee (as successor Master Servicer) nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused solely by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records required to be provided to it by the Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000 and meeting such other standards for a successor Master Servicer as are set forth in this Agreement, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05 List of Certificateholders. Upon reasonable, prior written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX
             CONCERNING THE TRUSTEE ANDTHE SECURITIES ADMINISTRATOR

     Section 9.01 Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

     (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Master Servicer or the Servicers.

     (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

          (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

          (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost


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

     profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (vii) None of the Securities Administrator, the Depositor, the Master Servicer, any Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.

     (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of


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

     any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Securities Administrator, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Securities Administrator;

          (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;


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

          (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

          (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

          (xi) Any permissive right of the Trustee hereunder shall not be construed as a duty.


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

     Section 9.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator of the Trust Fund and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of
Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04 Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

     Section 9.05 Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06 Eligibility Requirements for Trustee and Securities Administrator.

     (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "Aaa1" or higher by Moody's with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa1" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

     (b) In addition, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A" by S&P or "A" Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to
Section 9.08, then the Trustee shall either (i) perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed or (ii) petition a court of competent jurisdiction to appoint a successor securities administrator. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

     Section 9.07 Insurance. The Securities Administrator, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Securities Administrator as to the Securities


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

Administrator's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08 Resignation and Removal of the Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

     (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Trustee, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

     Section 9.09 Successor Trustee and Successor Securities Administrator.

     (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

     (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

     Section 9.10 Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

     (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

     (c) No co-Master Servicer or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No Trustee under this Agreement shall be personally liable by reason of any act or omission of another Trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.


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

     Section 9.12 Federal Information Returns and Reports to Certificateholders; REMIC Administration.

     (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

     (c) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (d) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by this Section.

     (e) The Securities Administrator shall prepare and file, and the Trustee shall sign, all of each REMIC's and the Trust Fund's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

     (f) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

     (g) The Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Securities Administrator nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator has received a REMIC Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

     (h) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

     (i) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1 and the Upper Tier REMIC, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

     (j) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

     (k) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Securities Administrator to act as its agent in such roles.

     (m) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, the Trustee shall sign, and the Securities Administrator shall file federal tax returns, all in accordance with Section 9.12 hereof. The Securities Administrator shall prepare and file, and the Trustee shall sign, such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

     (n) None of the Securities Administrator, the Trustee or the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Section 9.12.

     (o) The parties intend that the portion of the Trust Fund consisting of the right to receive the payments distributable to the Class P Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (p) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (q) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

     (r) The Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) of the Tax Matters Person on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; and (d) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     (s) Each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

     (t) For the avoidance of doubt, any returns, records, reports or filings required under this Section 9.12 and Section 9.12 of the Stack II Agreement, may be prepared, maintained and filed in a consolidated manner that addresses the requirements of the Pooling and Servicing Agreement taken as a whole.


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

                                    ARTICLE X
                                   TERMINATION

     Section 10.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to that portion of the Trust Fund relating to the Certificates shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Monthly Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

     (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate that portion of the Trust Fund relating to the Certificates by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Issuing Entity). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Securities Administrator's expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the Master Servicer may, on any Distribution Date following such Auction, at its option, terminate that portion of the Trust Fund relating to the Certificates by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the Master Servicer shall be deposited by the Securities Administrator directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction,


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

the Securities Administrator shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances.

     (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator and the Trustee receive the written opinion of a nationally recognized participant in mortgage finance acceptable to the Seller that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, the Master Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     (d) For the avoidance of doubt, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created pursuant to the Stack II Agreement shall survive any termination pursuant to this Section 10.01.

     Section 10.02 Final Distribution on the Certificates.

     If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund relating to the Mortgage Loans other than the funds in the Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

     Notice of any partial termination of the Issuing Entity, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.


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

     In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon receipt of written notice of such final deposit with respect to the Issuing Entity and the receipt by the Trustee, or its Custodian, of a Request for Release therefor, the Trustee, or its Custodian, shall promptly release to the Securities Administrator or the Master Servicer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.01 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Issuing Entity. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Issuing Entity that remain subject hereto. Upon payment to the Class A-R Certificateholders of such funds and assets, the Securities Administrator shall have no further duties or obligations with respect thereto.

     Section 10.03 Additional Termination Requirements.

     (a) In the event the Securities Administrator or the Master Servicer exercises its purchase option as provided in Section 10.01, that portion of the Trust Fund relating to the Mortgage Loans shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Issuing Entity as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Issuing Entity to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date, the Securities Administrator shall adopt and sign a plan of complete liquidation of the Issuing Entity as provided to it by the terminating purchaser, meeting the requirements of a "qualified liquidation" under
     Section 860F of the Code and any regulations thereunder; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Issuing Entity for cash pursuant to the terms of the plan of complete liquidation.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Securities Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01 Intent of Parties. The parties intend that each REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and without the consent of any of the Certificateholders to:

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator to such effect, adversely affect in any material respect the interests of any Certificateholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Issuing Entity or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Issuing Entity at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator shall have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee and the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     (b) This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee, and the Assignment Agreements may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Regular Certificate without the consent of the Holder of such Regular Certificate, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Issuing Entity, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not adversely affect the status of any REMIC created hereunder. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.


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

     Section 11.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Issuing Entity upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04 Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Issuing Entity, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


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

     Section 11.05 Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Securities Administrator or the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Securities Administrator the pledgor's right to act with respect to such

Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

     Section 11.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Service Manager MLMI Series 2006-AF1, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Service Manager MLMI Series 2006-AF1, facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414, Attention: MLMI Series 2006-AF1; or such other address as may hereafter be furnished to the other parties hereto in writing; or
(v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Depositor, the Trustee, the Securities Administrator or the Master Servicer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.


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

     Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12 Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or the Servicing Agreements;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Trustee, the Master Servicer or the Securities Administrator;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

                                   ARTICLE XII
                              REMIC ADMINISTRATION

     Section 12.01 [Reserved].

     Section 12.02 Prohibited Transactions and Activities. Neither the Depositor nor the Securities Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 12.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status. In the event that a REMIC fails to qualify as a REMIC, loses its status as a


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

REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator has relied. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator have any liability
(1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

     Section 12.04 REO Property.

     (a) Notwithstanding any other provision of this Agreement, the Securities Administrator shall not, except to the extent provided in this Agreement for which the Securities Administrator is obligated to perform, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Depositor shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Issuing Entity unless the Depositor or such Servicer (on behalf of the Issuing Entity) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Issuing Entity hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Issuing Entity or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE
                                        INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Assistant Vice President


                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Assistant Vice President

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee

                      STACK II POOLING AND SERVICING TERMS,
                                  Constituting,
             Along with the Stack I Pooling and Servicing Terms, the

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2006

                                   ----------

            Mortgage Pass-Through Certificates, MLMI Series 2006-AF1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................      7

   Section 1.02  Accounting..............................................     51


ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................     52

   Section 2.01  Conveyance of Mortgage Loans to Trustee.................     52
   Section 2.02  Acceptance of Mortgage Loans by Trustee.................     55
   Section 2.03  Assignment of Interest in the Mortgage Loan Purchase
                 Agreement...............................................     58
   Section 2.04  Substitution of Mortgage Loans..........................     59
   Section 2.05  Issuance of Certificates................................     61
   Section 2.06  Representations and Warranties Concerning the
                 Depositor...............................................     61
   Section 2.07  Representations and Warranties Concerning the Master
                 Servicer and Securities Administrator...................     62

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     64

   Section 3.01  Master Servicer.........................................     64
   Section 3.02  REMIC-Related Covenants.................................     65
   Section 3.03  Monitoring of Servicers.................................     65
   Section 3.04  Fidelity Bond...........................................     66
   Section 3.05  Power to Act; Procedures................................     66
   Section 3.06  Due-on-Sale Clauses; Assumption Agreements..............     67
   Section 3.07  Release of Mortgage Files...............................     67
   Section 3.08  Documents, Records and Funds in Possession of Master
                 Servicer To Be Held for Trustee.........................     68
   Section 3.09  Standard Hazard Insurance and Flood Insurance
                 Policies................................................     69
   Section 3.10  Presentment of Claims and Collection of Proceeds........     69
   Section 3.11  Maintenance of the Primary Mortgage Insurance
                 Policies................................................     70
   Section 3.12  Trustee to Retain Possession of Certain Insurance
                 Policies and Documents..................................     70
   Section 3.13  Realization Upon Defaulted Mortgage Loans...............     71
   Section 3.14  Compensation for the Master Servicer....................     71
   Section 3.15  REO Property............................................     71
   Section 3.16  Annual Statement as to Compliance.......................     72
   Section 3.17  Reports on Assessment of Compliance and Attestation.....     73
   Section 3.18  Periodic Filings........................................     75
   Section 3.19  Compliance with Regulation AB...........................     82

ARTICLE IV ACCOUNTS......................................................     83

   Section 4.01  Protected Accounts......................................     83
   Section 4.02  Master Servicer Collection Account......................     84

   Section 4.03  Permitted Withdrawals and Transfers from the Master
                 Servicer Collection Account............................      85
   Section 4.04  Distribution Account...................................      86
   Section 4.05  Permitted Withdrawals and Transfers from the
                 Distribution Account...................................      86
   Section 4.06  [Reserved.]............................................      88

ARTICLE V CERTIFICATES...................................................     90

   Section 5.01  The Certificates........................................     90
   Section 5.02  Certificate Register; Registration of Transfer and
                 Exchange of Certificates................................     90
   Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.......     94
   Section 5.04  Persons Deemed Owners...................................     95
   Section 5.05  Access to List of Certificateholders' Names and
                 Addresses...............................................     95
   Section 5.06  Book-Entry Certificates.................................     95
   Section 5.07  Notices to Depository...................................     96
   Section 5.08  Definitive Certificates.................................     96
   Section 5.09  Maintenance of Office or Agency.........................     97

ARTICLE VI PAYMENTS TO CERTIFICATEHOLDERS................................     98

   Section 6.01  Distributions on the Certificates.......................     98
   Section 6.02  Allocation of Losses....................................    103
   Section 6.03  Payments................................................    104
   Section 6.04  Statements to Certificateholders........................    104
   Section 6.05  Monthly Advances........................................    107
   Section 6.06  Compensating Interest Payments..........................    107

ARTICLE VII THE MASTER SERVICER AND THE DEPOSITOR........................    108

   Section 7.01  Liabilities of the Master Servicer......................    108
   Section 7.02  Merger or Consolidation of the Master Servicer..........    108
   Section 7.03  Indemnification from the Master Servicer and the
                 Depositor...............................................    108
   Section 7.04  Limitations on Liability of the Master Servicer and
                 Others..................................................    109
   Section 7.05  Master Servicer Not to Resign...........................    110
   Section 7.06  Successor Master Servicer...............................    110
   Section 7.07  Sale and Assignment of Master Servicing.................    110

ARTICLE VIII DEFAULT.....................................................    112

   Section 8.01  Events of Default.......................................    112
   Section 8.02  Trustee to Act; Appointment of Successor................    113
   Section 8.03  Notification to Certificateholders......................    114
   Section 8.04  Waiver of Defaults......................................    114
   Section 8.05  List of Certificateholders..............................    115

ARTICLE IX CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.......    116

   Section 9.01  Duties of Trustee......................................     116
   Section 9.02  Certain Matters Affecting the Trustee and the
                 Securities Administrator...............................     118
   Section 9.03  Trustee and Securities Administrator Not Liable for
                 Certificates or Mortgage Loans.........................     120
   Section 9.04  Trustee and Securities Administrator May Own
                 Certificates...........................................     120
   Section 9.05  Trustee's and Securities Administrator's Fees and
                 Expenses...............................................     120
   Section 9.06  Eligibility Requirements for Trustee and Securities
                 Administrator..........................................     121
   Section 9.07  Insurance..............................................     122
   Section 9.08  Resignation and Removal of the Trustee and Securities
                 Administrator..........................................     122
   Section 9.09  Successor Trustee and Successor Securities
                 Administrator..........................................     123
   Section 9.10  Merger or Consolidation of Trustee or Securities
                 Administrator..........................................     123
   Section 9.11  Appointment of Co-Trustee or Separate Trustee..........     124
   Section 9.12  Federal Information Returns and Reports to
                 Certificateholders; REMIC Administration...............     125

ARTICLE X TERMINATION....................................................    130

   Section 10.01 Termination upon Liquidation or Repurchase of all
                 Mortgage Loans..........................................    130
   Section 10.02 Final Distribution on the Certificates..................    131
   Section 10.03 Additional Termination Requirements.....................    132

ARTICLE XI MISCELLANEOUS PROVISIONS......................................    134

   Section 11.01 Intent of Parties.......................................    134
   Section 11.02 Amendment...............................................    134
   Section 11.03 Recordation of Agreement................................    136
   Section 11.04 Limitation on Rights of Certificateholders..............    136
   Section 11.05 Acts of Certificateholders..............................    136
   Section 11.06 Governing Law...........................................    138
   Section 11.07 Notices.................................................    138
   Section 11.08 Severability of Provisions..............................    139
   Section 11.09 Successors and Assigns..................................    139
   Section 11.10 Article and Section Headings............................    139
   Section 11.11 Counterparts............................................    139
   Section 11.12 Notice to Rating Agencies...............................    139

ARTICLE XII REMIC ADMINISTRATION.........................................    140

   Section 12.01 REMIC Administration....................................    140
   Section 12.02 Prohibited Transactions and Activities..................    140
   Section 12.03 Indemnification with Respect to Prohibited Transactions
                 or Loss of REMIC Status.................................    140
   Section 12.04 REO Property............................................    141

EXHIBITS

Exhibit A-1         -  Form of Class A and Class M Certificates
Exhibit A-2         -  Form of Class B Certificates
Exhibit A-3         -  Form of Class A-R Certificate
Exhibit A-4            Form of Class P Certificate
Exhibit B           -  Mortgage Loan Schedule
Exhibit C           -  [Reserved]
Exhibit D           -  Request for Release of Documents
Exhibit E-1         -  Form of Transferee's Letter and Affidavit
Exhibit E-2         -  Form of Transferor Certificate
Exhibit F-1         -  Form of Transferor Representation Letter
Exhibit F-2         -  Form of Investor Representation Letter
Exhibit F-3         -  Form of Rule 144A Letter
Exhibit G           -  Form of Custodial Agreement
Exhibit H           -  [Reserved]
Exhibit I-1 to I-6  -  Assignment Agreements
Exhibit J           -  Mortgage Loan Purchase Agreement
Exhibit K           -  Servicing Criteria To Be Addressed in Assessment of
                       Compliance
Exhibit L           -  Form of Sarbanes-Oxley Certification
Exhibit M           -  Form of Back-up Sarbanes-Oxley Certification
Exhibit N           -  [Reserved]
Exhibit O           -  Additional Disclosure Notification
Exhibit P           -  Form of Item 1123 Certification of Servicer
Exhibit Q-1         -  Additional Form 10-D Disclosure
Exhibit Q-2         -  Additional Form 10-K Disclosure
Exhibit Q-3         -  Form 8-K Disclosure Information

                      STACK II POOLING AND SERVICING TERMS

     These Stack II Pooling and Servicing Terms are dated as of September 1, 2006 (the "Agreement," and, together with the Stack I Pooling and Servicing Terms (the "Stack I Agreement") dated as of September 1, 2006, the "Pooling and Servicing Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee hereunder on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Securities Administrator as consideration for the Depositor's transfer to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. All covenants and agreements made by the Seller in the Mortgage Loan Purchase Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Trustee, the Securities Administrator and the Master Servicer herein with respect to the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Trustee, the Securities Administrator and the Master Servicer are entering into this Agreement, and the Trustee on behalf of the Issuing Entity is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     In conjunction herewith, the Depositor has acquired the Stack I Mortgage Loans from the Seller and at the Closing Date is the owner of the Stack I Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee under the Stack I Agreement on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Stack I Certificates from the Securities Administrator as consideration for the Depositor's transfer to the Issuing Entity of the Stack I Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Stack I Certificates. The Depositor has duly authorized the execution and delivery of the Stack I Agreement to provide for the conveyance to the Issuing Entity of the Stack I Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Stack I Certificates. The terms and conditions relating to the issuance of the Stack I Certificates are set forth in the Stack I Agreement.

     As provided herein, the Securities Administrator shall elect that the portion of the Trust Fund relating to Loan Group 4 and Loan Group 5 be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1" and the "Upper Tier REMIC," respectively) in a tiered structure. The Certificates created under this Agreement, other than the Class A-R Certificate and the Class P Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. The Class A-R Certificate represents the sole class of residual interest in each of REMIC 1 and the Upper Tier REMIC and any REMIC created under the Stack I Agreement.

     The Upper Tier REMIC shall hold as its assets the several classes of uncertificated REMIC 1 Regular Interests. REMIC 1 shall hold as its assets the property of the Trust Fund relating to Loan Group 4 and Loan Group 5 other than
(i) the REMIC 1 Interests and (ii) the amounts payable to the Class P Certificates.

     Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions.

     The Class LT1-R Interest is hereby designated as the sole class of residual interest in REMIC 1 for purposes of the REMIC Provisions. The Class A-R Certificate, other than the portion thereof representing the right to receive payments in respect of the Class LT1-R Interest or the residual interest in any REMIC created under the Stack I Agreement, is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC provisions. The Class A-R Certificate will also represent the Class LT1-R Interest and the residual interest in any REMIC created under the Stack I Agreement.

THE REMIC 1 INTERESTS

     The following table sets forth (or describes) the class designation, interest rate, initial principal balance, and related group of Mortgage Loans for each class of REMIC 1 Interests:

                        Principal          Interest        Related Loan Groups
Class Designation        Balance             Rate             or Loan Group
-----------------   -----------------      --------   -----------------------------
LT14A               $     51,964.6982         (2)     Loan Group 4
LT14B               $  1,039,234.6982         (3)     Loan Group 4
LT15A               $     98,920.1904         (2)     Loan Group 5
LT15B               $  1,978,340.1904         (4)     Loan Group 5
LT1Z                $298,589,029.0828         (2)     Loan Group 4 and Loan Group 5
LT1-R                                (1)      (1)     N/A

----------
(1) The Class LT1-R Interest represents the sole class of residual interest in REMIC 1 and has neither a principal amount nor an interest rate. The Class LT1-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT14A Interest, the Class LT15A Interest and the Class LT1Z Interest shall have an interest rate for each Distribution Date (and the related Interest Accrual Period) equal to the Net WAC.

(3) The Class LT14B Interest shall have an interest rate for any Distribution Date (and the related Interest Accrual Period) equal to the Loan Group 4 Net WAC.

(4) The Class LT15B Interest shall have an interest rate for any Distribution Date (and the related Interest Accrual Period) equal to the Loan Group 5 Net WAC.

     On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of REMIC 1 all expenses of the Issuing Entity for such Distribution Date relating to Loan Group 4 and Loan Group 5.

     Principal distributions shall be deemed to be made on the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Loan Group (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of principal shall be distributed to such REMIC 1 Interests such that the REMIC 1 Subordinate Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and finally, all remaining principal amounts shall be distributed in respect of the Class LT1Z Interest. Realized Losses with respect to principal shall be allocated among the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Loan Group (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of losses shall be allocated to such REMIC 1 Interests such that the REMIC 1 Subordinate Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Loan Group and finally, all remaining Realized Losses with respect to principal shall be distributed in respect of the Class LT1Z Interest.

     If on any Distribution Date the Class Certificate Balance of any Class of Certificates is increased due to Subsequent Recoveries pursuant to the definition of "Class Certificate Balance", then there shall be an equivalent aggregate increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests as follows: (i) first, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, (ii) second, to each REMIC 1 Regular Interest ending with the designation "A", so that the uncertificated principal balance of each REMIC 1 Regular Interest ending with the designation "A" is as close as possible to (but does not exceed) 1% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate class principal balance of the Certificates in the Certificate Group related to such Loan Group; provided, however, that (a) the REMIC 1 Subordinate Balance Ratio is maintained and (b) amounts allocated to any REMIC 1 Regular Interest pursuant to this clause (ii) shall not exceed the amount of any previous realized losses allocated to such REMIC 1 Regular Interest not previously offset by distributions or increases in the principal amount of such REMIC 1 Regular Interest and (iii) finally, all remaining amounts to the Class LT1Z Interest.

     All computations with respect to the REMIC 1 Interests shall be computed to eight decimal places.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, Pass-Through Rate, initial Class Certificate Balance or initial notional amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

                                  Initial Class
                               Certificate Balance
    Class       Pass-Through   or Initial Notional    Minimum Denominations
 Designation        Rate              Amount         or Percentage Interest
-------------   ------------   -------------------   ----------------------
Class AV-1A          (1)           $ 93,790,900            $25,000.00
Class AV-1B          (1)           $  4,936,000            $25,000.00
Class AV-2A          (2)           $177,942,000            $25,000.00
Class AV-2B          (2)           $ 10,000,000            $25,000.00
Class A-R            (1)           $        100                   100%
Class MV-1           (3)           $  5,432,000            $25,000.00
Class MV-2           (3)           $  3,470,000            $25,000.00
Class MV-3           (3)           $  2,263,000            $25,000.00
Class BV-1           (3)           $  1,961,000            $25,000.00
Class BV-2           (3)           $  1,207,000            $25,000.00
Class BV-3           (3)           $    755,488            $25,000.00
Class P              N/A                    N/A(4)                100%

(1) The Pass-Through Rate with respect to any Distribution Date (and the related Interest Accrual Period) for the Class AV-1A, Class AV-1B and Class A-R Certificates will be the Loan Group 4 Net WAC.

(2) The Pass-Through Rate with respect to any Distribution Date (and the related Interest Accrual Period) for the Class AV-2A and Class AV-2B Certificates will be the Loan Group 5 Net WAC.

(3) The Pass-Through Rates with respect to any Distribution Date (and the related Interest Accrual Period) for the Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates will be equal to the Subordinate Net WAC.

(4) The Class P Certificates will be entitled to receive Prepayment Penalties on the Prepayment Penalty Mortgage Loans.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance of $301,757,488.86.

     In consideration of the mutual agreements herein contained, the Depositor, the Trustee, Securities Administrator and the Master Servicer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

     Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

     Accountant's Attestation: As defined in Section 3.17.

     Accrued Certificate Interest: With respect to each Class of Certificates, an amount equal to the interest accrued during the related Interest Accrual Period on the Class Certificate Balance thereof at the then-applicable Pass-Through Rate. Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the related Servicer or Master Servicer with a Compensating Interest Payment as provided in Section 6.06), (ii) the interest portion of Realized Losses allocated to such Class of Certificates pursuant to Section 6.02 and (iii) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including shortfalls as a result of the Relief Act or similar legislation or regulations, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions.

     Additional Disclosure Notification: As defined in Section 3.18(b).

     Additional Form 10-D Disclosure: As defined in Section 3.18(e).

     Additional Form 10-K Disclosure: As defined in Section 3.18(h).

     Adverse REMIC Event: As defined in Section 9.12(g).

     Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Master Servicer may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Master Servicer has actual knowledge to the contrary.

     Agreement: This Stack II Pooling and Servicing Agreement, including the exhibits hereto, and all amendments hereof and supplements hereto.

     Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

     Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     Assessment of Compliance: As defined in Section 3.17.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreements: The Wells Fargo Bank Assignment Agreement, the Greenpoint Assignment Agreement and the Washington Mutual Bank Assignment Agreement, which are attached hereto as Exhibits I-3, I-5 and I-6, respectively.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 10.01(b) hereof.

     Available Funds: For any Distribution Date, the sum of the Group 4 Available Funds and the Group 5 Available Funds.

     Back-Up Certification: As defined in Section 3.18(k).

     Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. Sections 101-1330.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a Depository Participant, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class A-R Certificate and the Private Certificates) shall be Book-Entry Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

     Certificate: Any mortgage pass-through certificate issued pursuant to this Agreement evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Mortgage Loans, signed and countersigned by the Securities Administrator. For the avoidance of doubt, as defined below, the term "Stack I Certificate" shall be used to refer to any mortgage pass-through certificate issued pursuant to the Stack I Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Stack I Mortgage Loans, signed and countersigned by the Securities Administrator.

     Certificate Group: Each of the Group 4 Certificates and the Group 5 Certificates.

     Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Regular Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class A-R Certificate for any purpose hereof.

     Certification Parties: As defined in Section 3.18(k).

     Certifying Person: As defined in Section 3.18(k).

     Class: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     Class A Certificate: Any of the Class AV-1A, Class AV-1B, Class AV-2A, Class AV-2B or Class A-R Certificates as designated on the face thereof substantially in the form annexed (other than the Class A-R Certificate) hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A Certificateholder: Any Holder of a Class A Certificate.

     Class A-R Certificate: The Class A-R Certificate executed, authenticated and delivered by the Securities Administrator substantially in the form annexed hereto as Exhibit A-3 and evidencing the ownership of the Class LT1-R Interest, the residual interest in the Upper Tier REMIC and the residual interest in any REMIC created under the Stack I Agreement.

     Class B Certificate: Any one of the Class BV-1, Class BV-2 or Class BV-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class B Certificateholder: Any Holder of a Class B Certificate.

     Class B Percentage: The Class BV-1 Percentage, Class BV-2 Percentage or Class BV-3 Percentage.

     Class BV-1 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class BV-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class BV-2 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class BV-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class BV-3 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class BV-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class Certificate Balance: With respect to any Certificate as of any date of determination, the Class Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, plus any Subsequent Recoveries added to the Class Certificate Balance of such Certificate pursuant to Section 6.01, and reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Class Certificate Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Class Certificate Balance of such Certificate, as stated on the face thereof); provided, however, that the Class Certificate Balance of each Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Class Certificate Balance of all other Classes of Certificates then outstanding.

     Class M Certificate: Any one of the Class MV-1, Class MV-2 or Class MV-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class M Certificateholder: Any Holder of a Class M Certificate.

     Class M Percentage: The Class MV-1 Percentage, Class MV-2 Percentage or Class MV-3 Percentage.

     Class MV-1 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MV-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class MV-2 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MV-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class MV-3 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class MV-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

     Class P Certificate: Any one of the Class P Certificates as designated on the face thereof substantially in the forum of annexed hereto as Exhibit A-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions of Prepayment Penalties received on the Prepayment Penalty Mortgage Loans as set forth herein.

     Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     Closing Date: September 29, 2006.

     Code: The Internal Revenue Code of 1986, as amended.

     Commission: The Securities and Exchange Commission.

     Compensating Interest Payment: As defined in Section 6.06.

     Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

     Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

     Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Merrill Lynch Mortgage Investors, Inc., MLMI Series 2006-AF1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - MLMI 2006-AF1, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045,
Attn: Client Service Manager - MLMI 2006-AF1.

     Corresponding Class or Classes of Certificates: With respect to each REMIC 2 Regular Interest, the Class or Classes of Certificates appearing opposite such REMIC 2 Regular Interest as described in the Preliminary Statement hereto.

     Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

     Custodian: Wells Fargo Bank, N.A., including any successors in interest, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

     Cut-off Date: September 1, 2006.

     Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.06.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860 E(e)(5) of the Code.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2006-AF1 - Distribution Account (Stack II)." The Distribution Account shall be an Eligible Account.

     Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

     Distribution Date: The 25th day of any month, beginning in October 2006, or, if such 25th day is not a Business Day, the Business Day immediately following.

     Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

     Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the

Rating Agencies) in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Restricted Certificates: Any of the Class B-1, Class B-2, Class B-3 or Class P Certificates, and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     Event of Default: An event of default described in Section 8.01.

     Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extraordinary Loss: Any Realized Loss or portion thereof caused by or resulting from:

          (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote;

          (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

          (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

          (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Securities Administrator, shall not, obtain reimbursement or indemnification from any other Person.

     Fannie Mae: Federal National Mortgage Association or any successor thereto.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

     Fitch: Fitch Ratings or its successor in interest.

     Form 8-K Disclosure Information: As defined in Section 3.18(a).

     Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     GreenPoint: GreenPoint Mortgage Funding, Inc., or any successor thereto.

     GreenPoint Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among GreenPoint, the Depositor and the Seller pursuant to which the GreenPoint Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the GreenPoint Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     GreenPoint Loans: The Mortgage Loans serviced by GreenPoint pursuant to the GreenPoint Servicing Agreement.

     GreenPoint Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, among Merrill Lynch Mortgage Holdings Inc., Terwin Advisors LLC and GreenPoint (as amended and in effect at any time).

     Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

     Group 4 Available Funds: With respect to any Distribution Date and the Group 4 Mortgage Loans, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Group 4 Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any Protected Account and deposited in the Master Servicer Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Master Servicer Collection Account by the related Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date and (e) the aggregate of any related Monthly Advances made by the related Servicer or the Master Servicer for such Distribution Date, over (ii) the sum of (a) related amounts reimbursable or payable to the related Servicer or the Master Servicer pursuant to Sections 4.03 and 4.05, (b) related amounts deposited in the Master Servicer Collection Account or the Distribution Account, as the case may be, in error and (c) any Extraordinary Trust Fund Expenses.

     Group 4 Certificates: The Class AV-1A, Class AV-1B and Class A-R Certificates.

     Group 4 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group 4 Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                             Group 4 Senior Accelerated
         Distribution Date                     Distribution Percentage
         -----------------                   --------------------------
October 2006 through September 2013   100%

October 2013 through September 2014   Group 4 Senior Percentage, plus 70% of
                                      the Group 4 Subordinate Percentage

October 2014 through September 2015   Group 4 Senior Percentage, plus 60% of
                                      the Group 4 Subordinate Percentage

October 2015 through September 2016   Group 4 Senior Percentage, plus 40% of
                                      the Group 4 Subordinate Percentage

October 2016 through September 2017   Group 4 Senior Percentage, plus 20% of
                                      the Group 4 Subordinate Percentage

October 2017 and thereafter           Group 4 Senior Percentage

provided, however, (i) that any scheduled reduction to the Group 4 Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(x) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months as a percentage of the aggregate outstanding Class Certificate Balance of the Class M Certificates and the Class B Certificates, is less than 50%, or (y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Class Certificate Balances of the Class M Certificates and Class B Certificates or (b) (1) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans on or prior to such Distribution Date if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Class Certificate Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Group 4 Senior Percentage is greater than the Original Group 4 Senior Percentage, the Group 4 Senior Accelerated Distribution Percentage and Group 5 Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Class Certificate Balance of the Group 4 Certificates to zero, the Group 4 Senior Accelerated Distribution Percentage will equal 0%.

     In addition, on any Distribution Date on or after the Distribution Date occurring in October 2009, if the current weighted average of the Subordinate Percentages for the Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Certificates, and (a) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the initial Subordinate Percentage times the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, then, in each case, the Group 4 Senior Accelerated Distribution Percentage for such Distribution Date will be equal to, prior to the Distribution Date occurring in October 2009, the Group 4 Senior Percentage plus 50% of the Subordinate Percentage and, on or after the Distribution Date occurring in October 2009, the Group 4 Senior Percentage.

     Group 4 Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Group 4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Group 4 Mortgage Loans or related REO Properties immediately prior to such Distribution Date.

     Group 4 Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Group 4 Available Funds remaining after the distribution of all amounts required to be distributed pursuant to subclause first and second of Section 6.01(A) and (b) the sum of the following:

               (A) the Group 4 Senior Percentage for such Distribution Date times the sum of the following:

                    (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan in Loan Group 4, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction;

                    (2) the Stated Principal Balance of any Group 4 Mortgage Loan repurchased during the related Prepayment Period pursuant to
          Section 2.02 or 2.03 hereof or pursuant to the related Servicing Agreement; and

                    (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries (other than Principal Prepayments in Full and Curtailments and amounts received in connection with the liquidation or disposition of a Group 4 Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the related Servicer as recoveries of principal of the related Mortgage Loan pursuant to related Servicing Agreement;

               (B) with respect to the liquidation or other disposition of a Group 4 Mortgage Loan which occurred during the related Prepayment Period and did not result in any Extraordinary Losses, an amount equal to the lesser of (a) the Group 4 Senior Percentage for such Distribution Date times the Stated Principal Balance of such Group 4 Mortgage Loan and (b) the Group 4 Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the related Servicer or the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to the related Servicing Agreement or this Agreement;

               (C) the Group 4 Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period with respect to the Group 4 Mortgage Loans; and

               (D) any amounts described in clauses (A), (B) or (C) of this definition, as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates.

     Group 4 Subordinate Amount: On any date of determination, the excess of the aggregate Stated Principal Balance of the Group 4 Mortgage Loans as of such date over the aggregate Class Certificate Balances of the Group 4 Certificates then outstanding.

     Group 5 Available Funds: With respect to any Distribution Date and the Group 5 Mortgage Loans, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Group 5 Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any Protected Account and deposited in the Master Servicer Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Master Servicer Collection Account by the related Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date and (e) the aggregate of any related Monthly Advances made by the related Servicer or the Master Servicer for such Distribution Date, over (ii) the sum of (a) related amounts reimbursable or payable to the related Servicer or the Master Servicer pursuant to Sections 4.03 and 4.05, (b) related amounts deposited in the Master Servicer Collection Account or the Distribution Account, as the case may be, in error and (c) any Extraordinary Trust Fund Expenses.

     Group 5 Certificates: The Class AV-2A and Class AV-2B Certificates.

     Group 5 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group 5 Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                              Group 5 Senior Accelerated
         Distribution Date                      Distribution Percentage
         -----------------                    --------------------------
October 2006 through September 2013   100%

October 2013 through September 2014   Group 5 Senior  Percentage, plus  70% of
                                      the  Group 5 Subordinate Percentage

October 2014 through September 2015   Group 5 Senior  Percentage, plus  60% of
                                      the  Group 5 Subordinate Percentage

October 2015 through September 2016   Group 5 Senior  Percentage, plus  40% of
                                      the  Group 5 Subordinate Percentage

October 2016 through September 2017   Group 5 Senior  Percentage, plus  20% of
                                      the  Group 5 Subordinate Percentage

October 2017 and thereafter           Group 5 Senior Percentage

provided, however, (i) that any scheduled reduction to the Group 5 Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(x) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months as a percentage of the aggregate outstanding Class Certificate Balance of the Class M Certificates and the Class B Certificates, is less than 50%, or (y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Class Certificate Balances of the Class M Certificates and Class B Certificates or (b) (1) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans on or prior to such Distribution Date if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Class Certificate Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Group 5 Senior Percentage is greater than the Original Group 5 Senior Percentage, the Group 4 Senior Accelerated Distribution Percentage and Group 5 Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Class Certificate Balance of the Group 5 Certificates to zero, the Group 5 Senior Accelerated Distribution Percentage will equal 0%.

     In addition, on any Distribution Date on or after the Distribution Date occurring in October 2009, if the current weighted average of the Subordinate Percentages for the Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Certificates, and (a) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the initial Subordinate Percentage times the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, then, in each case, the Group 5 Senior Accelerated Distribution Percentage for such Distribution Date will be equal to, prior to the Distribution Date occurring in October 2009, the Group 5 Senior Percentage plus 50% of the Subordinate Percentage and, on or after the Distribution Date occurring in October 2009, the Group 5 Senior Percentage.

     Group 5 Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Group 5 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Group 5 Mortgage Loans or related REO Properties immediately prior to such Distribution Date.

     Group 5 Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Group 5 Available Funds remaining after the distribution of all amounts required to be distributed pursuant to Section 6.01(B) and (b) the sum of the following:

               (A) the Group 5 Senior Percentage for such Distribution Date times the sum of the following:

                    (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan in Loan Group 5, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction;

                    (2) the Stated Principal Balance of any Group 5 Mortgage Loan repurchased during the related Prepayment Period pursuant to
          Section 2.02 or 2.03 hereof or the related Servicing Agreement; and

                    (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries (other than Principal Prepayments in Full and Curtailments and amounts received in connection with the liquidation or disposition of a Group 5 Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the related Servicer as recoveries of principal of the related Mortgage Loan pursuant to related Servicing Agreement;

               (B) with respect to the liquidation or other disposition of a Group 5 Mortgage Loan which occurred during the related Prepayment Period and did not result in any Extraordinary Losses, an amount equal to the lesser of (a) the Group 5 Senior Percentage for such Distribution Date times the Stated Principal Balance of such Group 5 Mortgage Loan and (b) the Group 5 Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the related Servicer or the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to the related Servicing Agreement or this Agreement;

               (C) the Group 5 Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period with respect to the Group 5 Mortgage Loans; and

               (D) any amounts described in clauses (A), (B) or (C) of this definition, as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates.

     Group 5 Subordinate Amount: On any date of determination, the excess of the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of such date over the aggregate Class Certificate Balances of the Group 5 Certificates then outstanding.

     Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 6.01, in the following order: Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates.

     Indemnified Persons: The Trustee, the Master Servicer, the Depositor and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

     Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

     Initial Class Certificate Balance: With respect to any Regular Certificate, the amount designated "Initial Class Certificate Balance" on the face thereof.

     Initial Optional Termination Date: The first Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Class Certificate Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

Class MV-1: 1.80%   Class BV-1: 0.65%

Class MV-2: 1.15%   Class BV-2: 0.40%

Class MV-3: 0.75%   Class BV-3: 0.25%

     Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the

Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     Interest Accrual Period: With respect to each Distribution Date, (a) for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

     Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

     Investor Representation Letter: As defined in Section 5.02(b).

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series 2006-AF1.

     Latest Possible Maturity Date: With respect to the Certificates, the Distribution Date in October 2036.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan (including any REO Property) as to which the related Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: With respect to any Mortgage Loan, cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, and amounts received through Insurance Proceeds and condemnation proceeds.

     Loan Group: Loan Group 4 or Loan Group 5, as applicable.

     Loan Group 4: The group of Mortgage Loans designated as belonging to Loan Group 4 on the Mortgage Loan Schedule.

     Loan Group 4 Net WAC: The weighted average of the Net Mortgage Rates on the Group 4 Mortgage Loans weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding such Distribution Date.

     Loan Group 5: The group of Mortgage Loans designated as belonging to Loan Group 5 on the Mortgage Loan Schedule.

     Loan Group 5 Net WAC: The weighted average of the Net Mortgage Rates on the Group 5 Mortgage Loans weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding such Distribution Date.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     Lower Priority: As of any date of determination and with respect to any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 6.01.

     Master Servicer: Wells Fargo Bank, N.A. including any successors in interest who meet the qualifications of the Servicing Agreements and this Agreement, and any successor master servicer appointed hereunder.

     Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank, National Association as Master Servicer for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2006-AF1 - Master Servicer Collection Account (Stack II)." The Master Servicer Collection Account shall be an Eligible Account.

     Master Servicing Compensation: The meaning specified in Section 3.14.

     Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     Monthly Statement: The statement distributed to Certificateholders pursuant to Section 6.04.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property. For the avoidance of doubt, as defined below, the term "Stack I Mortgage Loan" shall be used within this Agreement to refer to a mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 of the Stack I Agreement, including a mortgage loan the property securing which has become a REO Property.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of September 29, 2006, between the Seller and the Depositor, as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

     Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

     Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

     Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate (expressed as a per annum rate).

     Net WAC: The weighted average of the Net Mortgage Rates on the Mortgage Loans weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding such Distribution Date.

     Nonrecoverable Advance: With respect to any Mortgage Loan any advance or Monthly Advance (i) which was previously made or is proposed to be made by the applicable Servicer, or the Master Servicer as successor Servicer, or the Trustee as successor Master Servicer and (ii) which, in the good faith judgment of the applicable Servicer, the Master Servicer or the Trustee, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the applicable Servicer, the Master Servicer or the Trustee (as successor Master Servicer) from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

     Offered Certificate: Any Senior Certificate or Offered Subordinate Certificate issued hereunder, along with the Class AF-1, Class AF-2A, Class AF-2B, Class AF-2C, Class AF-3A, Class AF-3B, Class PO, Class IO, Class MF-1, Class MF-2 or Class MF-3 defined and issued pursuant to the terms and conditions of the Stack I Agreement.

     Offered Subordinate Certificates: The Class MV-l, Class MV-2 and Class MV-3 Certificates.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

     Optional Termination: The termination hereunder of that portion of the Trust Fund related to the Certificates pursuant to Section 10.01(a) hereof.

     Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01(b) hereof.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to

Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), a Servicer or the Master Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Securities Administrator to conduct the Auction.

     Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: With respect to the Certificates and any Distribution Date, the following:

               (i) For the Class AV-1A, Class AV-1B and Class A-R Certificates on each Distribution Date, a per annum rate equal to the Loan Group 4 Net WAC for such Distribution Date.

               (ii) For the Class AV-2A and Class AV-2B Certificates on each Distribution Date, a per annum rate equal to the Loan Group 5 Net WAC for such Distribution Date.

               (iii) For each class of Class M Certificates and Class B Certificates on each Distribution Date a per annum rate equal to the Subordinate Net WAC.

               (iv) The Class P Certificates do not have a Pass-Through Rate.

     Paying Agent: The Securities Administrator or any successor Paying Agent appointed by the Securities Administrator.

     Percentage Interest: With respect to any Certificate (other than the Class A-R and Class P Certificates), a fraction, expressed as a percentage, the numerator of which is the Initial Class Certificate Balance represented by such Certificate and the denominator of which is the Initial Class Certificate Balance of the related Class. With respect to the Class A-R and Class P Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

     Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders (provided that such obligation or security must be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code):

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate

     Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Issuing Entity;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to either Rating Agency as evidenced in writing by each Rating Agency to the Trustee or Master Servicer;

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency (if such fund is rated by each Rating Agency), including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; and

          (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if S&P is a Rating Agency, "AAAm" or "AAAM-G" by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations.

     Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificate: The Residual Certificate.

     Pooling and Servicing Agreement: The Pooling and Servicing Agreement relating to the Mortgage Pass-Through Certificates, MLMI Series 2006-AF1, jointly comprised of the Stack I Agreement and this Agreement.

     Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class MV-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Class Certificate Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 6.06.

     Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, charge or penalty payable by a Mortgagor in connection with any Principal Prepayment on the Prepayment Penalty Mortgage Loans.

     Prepayment Penalty Mortgage Loans: Any of the Mortgage Loans that are subject to existing prepayment premiums.

     Prepayment Period: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

     Principal Prepayment: Any Principal Prepayment in full or Curtailment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

     Private Certificates: Any of the Class BV-1, Class BV-2, Class BV-3 and Class P Certificates.

     Prospectus Supplement: The Prospectus Supplement dated July 28, 2006, relating to the public offering of the Offered Certificates.

     Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreement. The Protected Account shall be an Eligible Account.

     Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

     Rating Agencies: Moody's and S&P.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

     Record Date: With respect to each Distribution Date and each class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

     Refinanced Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Regular Certificates: Any of the Class AV-1A, Class AV-1B, Class AV-2A, Class AV-2B, Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 or Class BV-3 Certificates.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reinvestment Agreements: One or more reinvestment agreements, acceptable to each of the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit K hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, the Custodian or a Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as amended.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

     REMIC Opinion: An Opinion of Counsel to the effect that a contemplated action will neither adversely affect the status as a REMIC of any REMIC created hereunder nor subject any such REMIC to any tax under the REMIC Provisions.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC 1: As described in the Preliminary Statement.

     REMIC 1 Interest: Each class of interest in REMIC 1 as described in the Preliminary Statement.

     REMIC 1 Regular Interest: Each of the REMIC 1 Interests other than the Class LT1-R Interest.

     REMIC 1 Subordinate Balance Ratio: The ratio among the uncertificated principal balances of each of the REMIC 1 Interests ending with the designation "A" that is equal to the ratio among, with respect to each such REMIC 1 Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate Class Certificate Balance of the Certificates in the Certificate Group related to such Loan Group.

     REMIC 2: Not applicable.

     REMIC 2 Interest: Not applicable.

     REMIC 2 Regular Interest: Not applicable.

     REO Property: A Mortgaged Property acquired by the Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.15 in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.18(a).

     Reporting Servicer: As defined in Section 3.18(h).

     Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

     Request for Release: A request for release in the form attached hereto as Exhibit D.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     Residual Certificate: The Class A-R Certificate.

     Residual Interest: The Residual Certificate, other than the portion thereof representing the right to payments in respect of (i) the Class LT1-R Interest and (ii) the residual interest in any REMIC created under the Stack I Agreement.

     Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or Securities Administrator to whom a matter arising hereunder may be referred because of such officers familiarity with the subject matter thereof.

     Rule 144A Letter: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-3 hereto.

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended,
(b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

     S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     Scheduled Principal: The principal portion of any Scheduled Payment.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest, or any successor securities administrator appointed as herein provided.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Senior Accelerated Distribution Percentage: The Group 4 or Group 5 Senior Accelerated Distribution Percentage, as applicable.

     Senior Certificates: The Class AV-1A Certificates, Class AV-1B Certificates, Class AV-2A Certificates, Class AV-2B Certificates and Class A-R Certificates.

     Senior Percentage: The Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable.

     Senior Principal Distribution Amount: The Group 4 Senior Principal Distribution Amount or Group 5 Senior Principal Distribution Amount, as applicable.

     Servicer: With respect to each Mortgage Loan, Washington Mutual Bank, GreenPoint, or Wells Fargo, as applicable and as specified on the Mortgage Loan Schedule.

     Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

     Servicing Advances: With respect to any Mortgage Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, protection and repair of a Mortgaged Property or cooperative unit, as applicable, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

     Servicing Agreements: The Washington Mutual Bank Servicing Agreement, GreenPoint Servicing Agreement and Wells Fargo Servicing Agreement.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. If the Index and/or Gross Margin are adjusted as provided in the related Mortgage Note, the Servicing Fee shall be the rate per annum in effect immediately prior to such adjustment.

     Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

     Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person engaged by a Servicer, the Custodian, the Master Servicer, the Paying Agent, the Securities Administrator and the Trustee.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose names and specimen signatures appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

     Stack I Agreement: The Stack I Pooling and Servicing Terms dated as of September 1, 2006.

     Stack I Certificate: Any mortgage pass-through certificate issued pursuant to the Stack I Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Stack I Mortgage Loans set forth on the Stack I Mortgage Loan Schedule, signed and countersigned by the Securities Administrator.

     Stack I Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 of the Stack I Agreement and held as a part of the Trust Fund, as identified in the Stack I Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Stack I Mortgage Loan Schedule: The schedule, attached to the Stack I Agreement as Exhibit B with respect to the Stack I Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Stack I Mortgage Loans pursuant to the Stack I Agreement.

     Startup Day: The Closing Date.

     Stated Principal Balance: With respect to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due date and irrespective of any delinquency in payment by the related Mortgagor.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

     Subordinate Certificates: The Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates.

     Subordinate Net WAC: For any Distribution Date, a per annum rate equal to the weighted average of the Loan Group 4 Net WAC and the Loan Group 5 Net WAC, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of each Loan Group as of the beginning of the Due Period immediately preceding such Distribution Date, the aggregate Class Certificate Balance of the Senior Certificates related to each such Loan Group.

     Subordinate Percentage: For any Distribution Date, the difference between 100% and the Senior Percentage for such date.

     Subordinate Prepayment Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

          (i) For any Distribution Date prior to the Distribution Date in October 2013 (unless the Class Certificate Balances of the Senior Certificates have been reduced to zero), 0%.

          (ii) For any Distribution Date for which clause (i) does not apply, and on which any Class of Subordinate Certificates are outstanding:

               (a) in the case of the Class of Subordinate Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of such Class immediately prior to such date and the denominator of which is the sum of the Class Certificate Balances immediately prior to such date of
          (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

               (b) in the case of each other Class of Subordinate Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

          (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 6.01 of this Agreement (determined without regard to the proviso in the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Class Certificate Balance thereof (any such class, a "Maturing Class"), then: (a) the Subordinate Prepayment Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Class Certificate Balance of such Class to zero; (b) the Subordinate Prepayment Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Class Certificate Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Subordinate Prepayment Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Subordinate Prepayment Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Subordinate Prepayment Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Class Certificate Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, the sum of the following:

               (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the following amounts:

                    (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction;

                    (2) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to Section
          2.02 or 2.03; and

                    (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with the liquidation or other disposition of a Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the related Servicer as recoveries of principal of the related Mortgage Loan pursuant to the related Servicing Agreement;

               (ii) such Class's pro rata share, based on the Class Certificate Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of, with respect to each Mortgage Loan for which a liquidation or other disposition occurred during the related Prepayment Period and did not result in any Extraordinary Losses, an amount equal to the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the related Servicer as recoveries of principal of the related Mortgage Loan pursuant to the related Servicing Agreement, to the extent such collections are not otherwise distributed to the Senior Certificates;

               (iii) the product of (x) the related Subordinate Prepayment Percentage for such Distribution Date and (y) the aggregate of all Principal Prepayments in Full and Curtailments of the Mortgage Loans received in the related Prepayment Period, to the extent not payable to the Senior Certificates; and

               (iv) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates;

provided, however, that such amount shall in no event exceed the outstanding Class Certificate Balance of such Class of Certificates immediately prior to such date.

     Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

     Substitute Mortgage Loan: With respect to any Mortgage Loan, which is tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

     Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section
9.12 hereof.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a certificate.

     Transferor Representation Letter: As defined in Section 5.02(b).

     Trust Fund: The corpus of the Issuing Entity created pursuant to Article II of this Agreement and Article II of the Stack I Agreement.

     Trustee: HSBC Bank USA, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     Undercollateralized Amount: On any Distribution Date, the excess of (x) the aggregate Class Certificate Balance of any Class or Classes of Senior Certificates related to a Loan Group immediately prior to such Distribution Date over (y) the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group as of the beginning of the related Due Period.

     Undercollateralized Senior Certificates: As defined in Section 6.01(I).

     Underlying Seller: With respect to each Mortgage Loan, Washington Mutual Bank, Washington Mutual Mortgage, GreenPoint or Wells Fargo, as indicated on the Mortgage Loan Schedule.

     Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

     United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class A-R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     Upper Tier REMIC: As described in the Preliminary Statement.

     Upper Tier REMIC Regular Interest: Each of the Class AV-1A Certificates, Class AV-1B Certificates, the Class AV-2A Certificates, the Class AV-2B Certificates, the Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates, the Class BV-1 Certificates, the Class BV-2 Certificates and the Class BV-3 Certificates.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Class Certificate Balance of all the Certificates then outstanding (other than the Class A-R Certificate). 99.00% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class A-R Certificate) in proportion to their then outstanding Class Certificate Balances, and 1.00% of the Voting Rights shall be allocated to the Class A-R Certificate; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Securities Administrator or any of their respective affiliates shall not be included in the calculation of Voting Rights. The Class P Certificates shall have no voting rights.

     Washington Mutual Bank: Washington Mutual Bank, or any successor thereto.

     Washington Mutual Bank Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among Washington Mutual Bank, the Depositor and the Seller pursuant to which the Washington Mutual Bank Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the Washington Mutual Bank Mortgage Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     Washington Mutual Bank Mortgage Loans: The Mortgage Loans serviced by Washington Mutual Bank pursuant to the Washington Mutual Servicing Agreement.

     Washington Mutual Servicing Agreement: The Servicing Agreement dated as of November 1, 2005, among Merrill Lynch Mortgage Lending Inc. and Washington Mutual Bank, as amended by the Regulation AB Amendment dated March 1, 2006.

     Wells Fargo: Wells Fargo Bank, N.A., or any successor thereto.

     Wells Fargo Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among Wells Fargo Bank, N.A., the Depositor and the Seller pursuant to which the Wells Fargo Servicing Agreement and the rights of the Seller thereunder (other than the rights to enforce the representations and warranties with respect to the Wells Fargo Mortgage Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     Wells Fargo Mortgage Loans: The Mortgage Loans serviced by Wells Fargo pursuant to the Wells Fargo Servicing Agreement.

     Wells Fargo Servicing Agreement: The Seller's Warranties and Servicing Agreement (2006-W60), dated as of July 1, 2006, among Merrill Lynch Mortgage Lending Inc. and Wells Fargo Bank, N.A. (as amended and in effect at any time).

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II
                             CONVEYANCE OF MORTGAGE
                    LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans to Trustee.

     (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuing Entity without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Depositor on behalf of the Certificateholders by the Assignment Agreements and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments

     (I) with respect to each Mortgage Loan, other than a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1.

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

and (II) with respect to each Mortgage Loan that is a Cooperative Loan:

          (x) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (xi) the original duly executed assignment of Security Agreement to the Trustee;

          (xii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (xiii) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (xiv) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (xv) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (xvi) a copy of the recognition agreement;

          (xvii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (xviii) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to (a)(i) and (b)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date;
(x) in lieu of the original Mortgage, assignments to the Trustee or its Custodian, as applicable, or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or its Custodian, as applicable, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or its Custodian, as applicable, promptly after they are received. As of the date hereof, recordation of the assignment of the Mortgage Loans to the Trustee or the Custodian, as applicable, is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may each conclusively rely).

     If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee or its Custodian, as applicable, of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee or its Custodian, as applicable, is subsequently located, such original Mortgage Note shall be delivered to the Trustee or its Custodian, as applicable, within three Business Days.

     (c) The parties hereto agree that it is not intended that any mortgage loan be included in the Trust Fund that is, without limitation, a "High Cost Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

     (d) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by Section 3.12 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian(s) pursuant to the terms and conditions of the Custodial Agreement(s).

     Section 2.02 Acceptance of Mortgage Loans by Trustee.

     (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File and (iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin, the lifetime cap and the periodic cap for such Mortgage Loan. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

     If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and
(ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall give written notice thereof to the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Depositor or Master Servicer shall amend the Mortgage Loan Schedule, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     Section 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

     (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. With respect to the representations and warranties described in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) If the Depositor, the Master Servicer, Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price. The Depositor shall notify the Trustee in writing of the deposit of the Purchase

Price and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Master Servicer. The Depositor or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

     Section 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Purchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon written notification of the receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Issuing Entity and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Issuing Entity. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Securities Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC provisions.

     Section 2.05 Issuance of Certificates. The Trustee acknowledges the assignment to it on behalf of the Issuing Entity of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     Section 2.06 Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

          (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
     (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     Section 2.07 Representations and Warranties Concerning the Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., in its capacity as Master Servicer and

Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

          (i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator, to the extent necessary to ensure its ability to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.


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

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to the applicable Servicing Agreements.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

     The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

     The Trustee shall execute and deliver to the related Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     Section 3.02 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Issuing Entity; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     Section 3.03 Monitoring of Servicers.

     (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or, if the Master Servicer is unwilling or unable to act as a Servicer, the Master Servicer shall cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     Section 3.04 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

     Section 3.05 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 3.06 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 3.07 Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicers or the Master Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall no later than five Business Days (or, to the extent that the applicable Servicer notifies the Seller that a document is not in the Servicer's possession as part of the Servicing File which is needed for purposes of the Servicer complying with any applicable law, within such shorter period as may be necessary to enable the Servicer to comply with such law), release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

     Section 3.08 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

     (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request, the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Sections 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 4.02 and 4.03 in accordance with the terms and conditions of the related Servicing Agreement. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

     Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

     Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.13 Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the applicable Servicing Agreement.

     Section 3.14 Compensation for the Master Servicer. The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 3.15 REO Property.

     (a) In the event the Issuing Entity acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

     (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

     Section 3.16 Annual Statement as to Compliance.

     Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs), each Servicer shall deliver (or otherwise make available) and each Servicer shall cause any Servicing Function Participant engaged by it to deliver to the Master Servicer, the Securities Administrator and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit P stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under the related Servicing Agreement or such other applicable agreement in the case of a Servicing Function Participant has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement, the related Servicing Agreement or such other applicable agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Trustee, the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities

Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this
Section 3.16 and Section 3.16 of the Stack I Agreement by each delivering a single annual statement of compliance containing all of the information required pursuant to this Section 3.16 and Section 3.16 of the Stack I Agreement.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party or the Trustee is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide, an annual statement of compliance pursuant to this Section 3.16 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

     Section 3.17 Reports on Assessment of Compliance and Attestation.

     (a) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such compliance statement is not required for the Subcontractor) to the Master Servicer, the Securities Administrator and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.18, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party that are backed by the same asset type as the Mortgage Loans, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian each at its own expense, shall furnish or otherwise make available, and each such party and the Trustee shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Sections 3.18(h), (i), (j) and (k), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer, the Custodian and the Trustee shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, and the Securities Administrator (or any Servicing Function Participant engaged by them or the Trustee) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment and attestation pursuant to this Section 3.17 of each Servicing Function Participant engaged by it.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with such Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such Servicer by each such party, and (ii) the Securities Administrator shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit K or any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this Section 3.17 and Section 3.17 of the Stack II Agreement relating to reports on assessment of compliance by each delivering a single annual report on assessment of compliance containing all of the information required pursuant to Section 3.17 of the Stack I Agreement relating to reports on assessment of compliance.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party or the Trustee is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, an assessment of compliance pursuant to this Section 3.17, coupled with an attestation as required in this Section 3.17, or such applicable agreement notwithstanding any such termination, assignment or resignation.

     (b) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such report is not required for the Subcontractor) a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to such Servicer, the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a report (the "Accountant's Attestation") to the Master Servicer, the

Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party and the Trustee shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator, or such other Servicing Function Participants, as the case may
be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     (c) Promptly after receipt of each assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.17(a) is coupled with an attestation meeting the requirements of Section 3.17(b) and notify the Depositor of any exceptions.

     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this
Section 3.17 and Section 3.17 of the Stack I Agreement relating to attestations by each delivering a single attestation containing all of the information required pursuant to this Section 3.17 and Section 3.17 of the Stack I Agreement relating to attestations.

     In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such


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

party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.17, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

     Section 3.18 Periodic Filings.

     (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit Q-3 to the Depositor and the Securities Administrator and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K except as set forth in the next paragraph.

     (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event
(A) each party listed on Exhibit Q-3 hereto shall use commercially reasonable best efforts to provide immediate notice to the Master Servicer, the Securities Administrator and the Depositor, by fax and by phone or by e-mail and by phone,
(B) each such party shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information if applicable, together with the form set forth on Exhibit O (the "Additional Disclosure Notification") by the close of business New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (C) the Depositor, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     (c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n).

     (d) Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

     (e) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit Q-1 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in the next paragraph.

     (f) As set forth in Exhibit Q-1 hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party listed on Exhibit Q-1 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     (g) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its respective duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the


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following items, in each case, as applicable, to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreements and Custodial
Agreement: (i) an annual compliance statement for the Master Servicer, each Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party or the Trustee (together with the Custodian, each a "Reporting Servicer"), as described in Section 3.16 of this Agreement, the related Servicing Agreement and the Custodial Agreement; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB; (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section
3.17 of this Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB; (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.17 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit L, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Q-2 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except or set forth in the next paragraph.

     (i) As set forth in Exhibit Q-2 hereto, no later than March 1 (with a ten calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties listed on Exhibit Q-2 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-2 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     (j) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.18, Section
3.16 and Section 3.17. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this
Section 3.18 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K resulting from the Securities Administrator's inability or failure to obtain or receive any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, execute or file such Form 10-K.


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     (k) Each Form 10-K shall include a Sarbanes-Oxley Certification, which shall be in the form attached hereto as Exhibit L. Each Servicer shall sign and provide, and each of the Servicers, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 (with a ten day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit M) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates (collectively, with the Certifying Person, the "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Master Servicer pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

     (l) The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Master Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

     (m) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

     (n) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the


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

Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section
3.18 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

     (o) The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.18.

     (p) Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

     (q) Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to (212) 449-2700, via email to paul_park@ml.com or telephonically by calling Paul Park at (212) 449-6380.

     (r) For the avoidance of doubt, any filing or deliverables required under this Section 3.18 and Section 3.18 of the Stack I Agreement may be prepared, delivered and filed in a consolidated manner. The Master Servicer, the Securities Administrator and the Depositor may satisfy the requirements of this
Section 3.18 and Section 3.18 of the Stack I Agreement with a single set of filings and deliverables addressing the requirements of both this Section 3.18 and Section 3.18 of the Stack I Agreement.

     Section 3.19 Compliance with Regulation AB. Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.02 without the consent of the

Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

                                   ARTICLE IV
                                    ACCOUNTS

     Section 4.01 Protected Accounts.

     (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

     (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer, as set forth in the applicable Servicing Agreement. The related Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

          (i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

          (ii) Principal Prepayments in Full and any Liquidation Proceeds received by such Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

          (iii) Curtailments received by such Servicer for such Mortgage Loans in the related Prepayment Period; and

          (iv) Any amount to be used as a Monthly Advance.

     (d) Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them as set forth in the related Servicing Agreements and need not be deposited in the Master Servicer Collection Account.

     Section 4.02 Master Servicer Collection Account.

     (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

          (i) Any amounts withdrawn from a Protected Account or other permitted account;

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

          (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

          (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

          (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

     (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (d) For the avoidance of doubt, it is agreed that the Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the holders of the Stack I Certificates, a separate segregated trust account or accounts pursuant to Section 4.02 of the Stack I Agreement.

     Section 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

     (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

     (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

     (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

     (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     Section 4.04 Distribution Account.

     (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

     (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator, the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator, the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Master Servicer or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trust) as provided by 12 U.S.C. Section 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     (d) For the avoidance of doubt, the Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the holders of the Stack I Certificates, a separate segregated trust account or accounts pursuant to Section 4.04 of the Stack I Agreement.

     Section 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

     (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

          (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 3.14;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

          (xi) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

          (xii) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to clear and terminate the Distribution Account pursuant to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

     (c) On each Distribution Date, the Securities Administrator shall distribute the Available Funds for each Loan Group to the Holders of the Certificates in accordance with Section 6.01.

                                    ARTICLE V
                                  CERTIFICATES

     Section 5.01 The Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with such Securities Administrator's customary procedures.

     (b) No Transfer of a Class B, Class P or Class A-R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class B, Class P or Class A-R Certificate by Merrill Lynch & Co.) each certify to each Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F-1 (the "Transferor Representation Letter") and (i) deliver a letter in substantially the form of either Exhibit F-2 (the "Investor Representation Letter") or Exhibit F-3 (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. The Depositor shall provide to any Holder of a Class B, Class P or Class A-R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class B, Class P or Class A-R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Securities Administrator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA Restricted Certificate or a Class A-R Certificate will be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA Restricted Certificate (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Master Servicer, the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the Trustee or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the immediately preceding paragraph of this Subsection 5.02(b), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate or a Class A-R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates or a Class A-R Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate or a Class A-R Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate or Class A-R Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee or the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Trustee or the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate or Class A-R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate or a Class A-R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class A-R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class A-R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transferee's Letter") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit (a "Transferor Certificate") of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class A-R Certificate, declaration (11) in Appendix A of the Transferee's Letter may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transferee's Letter be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transferee's Letter includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transferee's Letter from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transferee's Letter from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class A-R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee's Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class A-R Certificate, the Class LT1-R Interest, the Residual Interest and the residual interest in any REMIC created under the Stack I Agreement may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Securities Administrator receives a REMIC Opinion to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or provided for under the Stack I Agreement or cause any of the REMICs provided for herein or provided for under the Stack I Agreement to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class A-R Certificate. If, as evidenced by a REMIC Opinion, it is necessary to preserve the REMIC status of any of the REMICs provided for herein or provided for under the Stack I Agreement, the Class LT1-R Interest, the Residual Interest and the residual interest in any REMIC created under the Stack I Agreement shall be severed and represented by separate Certificates.

     The restrictions on Transfers of a Class A-R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class A-R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class A-R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Securities Administrator.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this
Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

     Section 5.04 Persons Deemed Owners. The Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

     Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06 Book-Entry Certificates. The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to
Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     Section 5.07 Notices to Depository. Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

     Section 5.08 Definitive Certificates. If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     Section 5.09 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Service Manager - Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency. For the avoidance of doubt, the Securities Administrator may satisfy the requirements of both this Section 5.09 and Section 5.09 of the Stack I Agreement by maintaining a single office or agency.

                                   ARTICLE VI
                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 6.01 Distributions on the Certificates. (a) Interest and principal on the Certificates will be distributed by the Securities Administrator monthly on each Distribution Date, commencing in October 2006, as instructed by the Master Servicer, in an aggregate amount equal to the sum of the Available Funds for such Distribution Date. On each Distribution Date, the Available Funds shall be distributed as follows:

          (A) On each Distribution Date, the Group 4 Available Funds will be distributed in the following order of priority among the Group 4 Certificates except as otherwise noted:

               first, to the Class AV-1A, Class AV-1B and Class A-R Certificates, pro rata, the Accrued Certificate Interest on each class of Group 4 Certificates for such Distribution Date;

               second, to the Class AV-1A, Class AV-1B and Class A-R Certificates, pro rata, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 4 Available Funds, any shortfall in available amounts being allocated to the Group 4 Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each class of Group 4 Certificates for such Distribution Date; and

               third, to the Class AV-1A, Class AV-1B and Class A-R Certificates, pro rata, in reduction of the Class Certificate Balances thereof, the Group 4 Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group 4 Available Funds, until the Class Certificate Balances of such Classes have been reduced to zero.

          (B) On each Distribution Date, the Group 5 Available Funds will be distributed in the following order of priority among the Group 5 Certificates except as otherwise noted:

               first, to the Class AV-2A and Class AV-2B Certificates, pro rata, the Accrued Certificate Interest on each class of Group 5 Certificates for such Distribution Date;

               second, to the Class AV-2A and Class AV-2B, pro rata, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 5 Available Funds, any shortfall in available amounts being allocated to the Group 5 Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each class of Group 5 Certificates for such Distribution Date; and

               third, to the Class AV-2A and Class AV-2B Certificates, pro rata, in reduction of the Class Certificate Balances thereof, the Group 5 Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group 5 Available Funds, until the Class Certificate Balances of such Classes have been reduced to zero.

          (C) [Reserved.]

          (D) [Reserved.]

          (E) [Reserved.]

          (F) [Reserved.]

          (G) On each Distribution Date on or prior to the Credit Support Depletion Date, an amount equal to the sum of the remaining Group 4 Available Funds and Group 5 Available Funds after the distributions in clauses (A) through (E) above and after any distributions required to be made pursuant to clauses (H) and (I) below, will be distributed sequentially, in the following order, to the Class MV-1, Class MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Subordinate Principal Distribution Amount for such Distribution Date, in each case to the extent of the remaining Available Funds.

          (H) On each Distribution Date prior to the Credit Support Depletion Date but after the reduction of the aggregate Class Certificate Balance of the related Senior Certificates of a related Loan Group to zero, the remaining Class or Classes of related Senior Certificates will be entitled to receive in reduction of their Class Certificate Balances, pro rata, based upon their respective Class Certificate Balances immediately prior to such Distribution Date, in addition to any Principal

          Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid Class or Classes of Senior Certificates; provided, however, that if both (a) the weighted average of the Subordinate Percentage equals or exceeds 200% of the original weighted average of the Subordinate Percentage as of the Closing Date on or after the Distribution Date in October 2009 and (b) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more, averaged over the last six months, as a percentage of the aggregate Class Certificate Balance of the Class M Certificates and Class B Certificates, does not exceed 50%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this clause (H) will not be made and 100% of the Principal Prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid class or classes of Senior Certificates will be allocated to the Subordinate Certificates.

          (I) If on any Distribution Date on which the aggregate Class Certificate Balance of any Class or Classes of Senior Certificates would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group (the amount of such excess, the "Undercollateralized Amount," and any such Class or Classes of Senior Certificates, the "Undercollateralized Senior Certificates") and any Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Undercollateralized Senior Certificates in reduction of the Class Certificate Balances thereof, until the aggregate Class Certificate Balance of such Class or Classes of Undercollateralized Senior Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Undercollateralized Senior Certificates pursuant to clause first of clauses (A), (B), (C), (D), or (E) above, as applicable, in an amount equal to the Accrued Certificate Interest at the Pass-Through Rate for such Class or Classes of Undercollateralized Senior Certificates for such Distribution Date on a balance equal to the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated to the Class BV-3, Class BV-2, Class BV-1, Class MV-3, Class MV-2 and Class MV-1 Certificates, in that order.

     On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class A-R Certificates; provided that if on any Distribution Date on and after the Credit Support Depletion Date there are any Group 4 and Group 5 Available Funds remaining after payment of interest and principal to a Class or Classes of Senior Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Class Certificate Balances, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class A-R Certificates.

     In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such amounts into the Master Servicer Collection Account pursuant to Section 4.01(a). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Class Certificate Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, including any Class of Subordinate Certificates to which a Realized Loss was previously allocated and whose Class Certificate Balance has been reduced to zero, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.02. The amount of any remaining Subsequent Recoveries will be applied to increase the Class Certificate Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.02, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Class Certificate Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

          (J) Any Prepayment Penalties shall be distributed to the Class P Certificates.

     Section 6.02 Allocation of Losses.

     (a) On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

          first, to the Class BV-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          second, to the Class BV-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          third, to the Class BV-1 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          fourth, to the Class MV-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          fifth, to the Class MV-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          sixth, to the Class MV-1 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          seventh, if the Realized Loss occurs on a Mortgage Loan in a Loan Group where the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group is greater than the aggregate Class Certificate Balance of the related Senior Certificates, the Realized Loss will be allocated to any Senior Certificates related to a Loan Group where the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group is less than the aggregate Class Certificate Balance of the related Senior Certificates (any such amount, the "Deficiency Amount"), pro rata, based on the respective Deficiency Amount, in each case until the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in the Loan Group in which the Realized Loss occurs exceeds the aggregate Class Certificate Balance of the related Senior Certificates until the Class Certificate Balances of such Senior Certificates have been reduced to zero; and

          eighth, to the Senior Certificates related to the Loan Group in which the Realized Loss occurred, until the Class Certificate Balances thereof have been reduced to zero.

          Notwithstanding the foregoing, any portion of any Realized Loss that would otherwise be allocated to the Class AV-1A Certificates will instead be allocated first to the Class AV-1B Certificates until the Class Certificate Balance thereof has been reduced to zero, and any portion of any Realized Loss that would otherwise be allocated to the Class AV-2A Certificates will instead be allocated first to the Class AV-2B Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the other provisions of Section 6.02, the first $0.86 of Realized Losses shall not be allocated to any Class of Certificates.

     Section 6.03 Payments.

     (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the applicable Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.


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

     Section 6.04 Statements to Certificateholders.

     (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator's internet website as set forth below, the following information (such information the "Monthly Statement"):

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

          (iii) the aggregate amount the Servicing Fee during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (iv) the aggregate amount of Monthly Advances for the related Due Period;

          (v) the aggregate Stated Principal Balance of the Group 4 Mortgage Loans and Group 5 Mortgage Loans at the close of business at the end of the related Due Period;

          (vi) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Group 4 Mortgage Loans and Group 5 Mortgage Loans as of the related Due Date;

          (vii) the number and aggregate unpaid principal balance of Group 4 Mortgage Loans and Group 5 Mortgage Loans (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date determined in accordance with the MBA method;

          (viii) with respect to any Group 4 Mortgage Loan and Group 5 Mortgage Loan that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Group 4 Mortgage Loan or Group 5 Mortgage Loan as of the date it became an REO Property;

          (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

          (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;


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

          (xi) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

          (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account for such Distribution Date;

          (xiii) the Class Certificate Balance of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

          (xiv) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date as determined separately for each Mortgage Group, to the extent not covered by Compensating Interest Payments by the related Servicer or the Master Servicer pursuant to the related Servicing Agreement or Section 6.06;

          (xvi) the Group 4 Available Funds and Group 5 Available Funds;

          (xvii) [Reserved.]

          (xviii) the Pass-Through Rate for each Class of Certificates for such Distribution Date; and

          (xix) the aggregate Stated Principal Balance of Group 4 Mortgage Loans and Group 5 Mortgage Loans purchased by the Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Group 4 Mortgage Loan and Group 5 Mortgage Loan.

     The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     The Securities Administrator may make available each month, to any interested party, the Monthly Statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

     (b) By January 30 of each year beginning in 2007, if so requested in writing, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

     (c) The Securities Administrator may satisfy the requirements of this
Section 6.04 and Section 6.04 of the Stack I Agreement via a single Monthly Statement, provided that such Monthly Statement adequately addresses all of the content and delivery requirements contained in both this Section 6.04 and
Section 6.04 of the Stack I Agreement.

     Section 6.05 Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account that will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will, subject to applicable law and its determination of recoverability, deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     Section 6.06 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment; provided, however, the aggregate compensating interest payments made by the Master Servicer shall not exceed the Master Servicing Compensation.


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

                                   ARTICLE VII
                      THE MASTER SERVICER AND THE DEPOSITOR

     Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02 Merger or Consolidation of the Master Servicer.

     (a) Each of the Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03 Indemnification from the Master Servicer and the Depositor.

     (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.


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

     Section 7.04 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuing Entity or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Issuing Entity and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer or the Custodian, as the case may be, is indemnified by a Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the


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

Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.


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

     Section 7.05 Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until MLML or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 7.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLML or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLML or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

     Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII
                                     DEFAULT

     Section 8.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall


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

be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Seller, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     Section 8.02 Trustee to Act; Appointment of Successor.

     (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to
Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLML shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan, (ii) for any representation or warranty of the Master Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee (as successor Master Servicer) nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused solely by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records required to be provided to it by the Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000 and meeting such other standards for a successor Master Servicer as are set forth in this Agreement, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05 List of Certificateholders. Upon reasonable, prior written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX
            CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Section 9.01 Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

     (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Master Servicer or the Servicers.

     (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

          (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

          (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (vii) None of the Securities Administrator, the Depositor, the Master Servicer, any Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.

     (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Securities Administrator, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Securities Administrator;

          (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

          (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

          (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

          (xi) Any permissive right of the Trustee hereunder shall not be construed as a duty.

     Section 9.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator of the Trust Fund and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of
Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04 Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

     Section 9.05 Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06 Eligibility Requirements for Trustee and Securities Administrator.

     (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "Aaa1" or higher by Moody's with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa1" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

     (b) In addition, the Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A" by S&P or "A" Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to
Section 9.08, then the Trustee shall either (i) perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed or (ii) petition a court of competent jurisdiction to appoint a successor securities administrator. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

     Section 9.07 Insurance. The Securities Administrator, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Securities Administrator as to the Securities

Administrator's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08 Resignation and Removal of the Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

     (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Trustee, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

     Section 9.09 Successor Trustee and Successor Securities Administrator.

     (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

     (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

     Section 9.10 Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

     (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

     (c) No co-Master Servicer or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No Trustee under this Agreement shall be personally liable by reason of any act or omission of another Trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12 Federal Information Returns and Reports to Certificateholders; REMIC Administration.

     (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

     (c) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (d) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by this Section.

     (e) The Securities Administrator shall prepare and file, and the Trustee shall sign, all of each REMIC's and the Trust Fund's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

     (f) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

     (g) The Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Securities Administrator nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator has received a REMIC Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

     (h) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

     (i) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1 and the Upper Tier REMIC, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

     (j) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

     (k) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Securities Administrator to act as its agent in such roles.

     (m) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, the Trustee shall sign, and the Securities Administrator shall file federal tax returns, all in accordance with Section 9.12 hereof. The Securities Administrator shall prepare and file, and the Trustee shall sign, such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

     (n) None of the Securities Administrator, the Trustee or the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Section 9.12.

     (o) The parties intend that the portion of the Trust Fund consisting of the right to receive the payments distributable to the Class P Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (p) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (q) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

     (r) The Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) of the Tax Matters Person on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; and (d) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     (s) Each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

     (t) For the avoidance of doubt, any returns, records, reports or filings required under this Section 9.12 and Section 9.12 of the Stack I Agreement, may be prepared, maintained and filed in a consolidated manner that addresses the requirements of the Pooling and Servicing Agreement taken as a whole.

                                    ARTICLE X
                                   TERMINATION

     Section 10.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to that portion of the Trust Fund relating to the Certificates shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Monthly Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

     (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate that portion of the Trust Fund relating to the Certificates by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Issuing Entity). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Securities Administrator's expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the Master Servicer may, on any Distribution Date following such Auction, at its option, terminate that portion of the Trust Fund relating to the Certificates by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the Master Servicer shall be deposited by the Securities Administrator directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances.

     (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator and the Trustee receive the written opinion of a nationally recognized participant in mortgage finance acceptable to the Seller that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, the Master Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     (d) For the avoidance of doubt, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created pursuant to the Stack I Agreement shall survive any termination pursuant to this Section 10.01.

     Section 10.02 Final Distribution on the Certificates.

     If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund relating to the Mortgage Loans other than the funds in the Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

     Notice of any partial termination of the Issuing Entity, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon receipt of written notice of such final deposit with respect to the Issuing Entity and the receipt by the Trustee, or its Custodian, of a Request for Release therefor, the Trustee, or its Custodian, shall promptly release to the Securities Administrator or the Master Servicer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.01 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Issuing Entity. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Issuing Entity that remain subject hereto. Upon payment to the Class A-R Certificateholders of such funds and assets, the Securities Administrator shall have no further duties or obligations with respect thereto.

     Section 10.03 Additional Termination Requirements.

     (a) In the event the Securities Administrator or the Master Servicer exercises its purchase option as provided in Section 10.01, that portion of the Trust Fund relating to the Mortgage Loans shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Issuing Entity as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Issuing Entity to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date, the Securities Administrator shall adopt and sign a plan of complete liquidation of the Issuing Entity as provided to it by the terminating purchaser, meeting the requirements of a "qualified liquidation" under
     Section 860F of the Code and any regulations thereunder; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Issuing Entity for cash pursuant to the terms of the plan of complete liquidation.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Securities Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01 Intent of Parties. The parties intend that each REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and without the consent of any of the Certificateholders to:

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator to such effect, adversely affect in any material respect the interests of any Certificateholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Issuing Entity or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Issuing Entity at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator shall have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee and the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     (b) This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee, and the Assignment Agreements may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Regular Certificate without the consent of the Holder of such Regular Certificate, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Issuing Entity, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not adversely affect the status of any REMIC created hereunder. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

     Section 11.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Issuing Entity upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04 Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Issuing Entity, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05 Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Securities Administrator or the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Securities Administrator the pledgor's right to act with respect to such

Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

     Section 11.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Service Manager MLMI Series 2006-AF1, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Service Manager MLMI Series 2006-AF1, facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414, Attention: MLMI Series 2006-AF1; or such other address as may hereafter be furnished to the other parties hereto in writing; or
(v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Depositor, the Trustee, the Securities Administrator or the Master Servicer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12 Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or the Servicing Agreements;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Trustee, the Master Servicer or the Securities Administrator;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

                                   ARTICLE XII
                              REMIC ADMINISTRATION

     Section 12.01 [Reserved].

     Section 12.02 Prohibited Transactions and Activities. Neither the Depositor nor the Securities Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 12.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status. In the event that a REMIC fails to qualify as a REMIC, loses its status as a

REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator has relied. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator have any liability
(1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

     Section 12.04 REO Property.

     (a) Notwithstanding any other provision of this Agreement, the Securities Administrator shall not, except to the extent provided in this Agreement for which the Securities Administrator is obligated to perform, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Depositor shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Issuing Entity unless the Depositor or such Servicer (on behalf of the Issuing Entity) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Issuing Entity hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Issuing Entity or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Assistant Vice President


                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Assistant Vice President

                                   EXHIBIT A-1

                      FORM OF CLASS [_-A_][M-_] CERTIFICATE

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

          FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

[THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO


                                      A-1-1

ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(B) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                      A-1-2

MLMI Series 2006-AF1, Class [_-A_][M-_]     Aggregate Certificate Principal
                                            Balance of the Class [_-A_][M-_]
                                            Certificates as of the Issue Date:
                                            $__________

Pass-Through Rate: Variable(1)              Initial Certificate Principal
                                            Balance of this Class [_-A_][M-_]
                                            Certificate as of the Issue Date
                                            $__________

Date of Agreement and Cut-off Date:         Master Servicer and Securities
September 1, 2006                           Administrator: Wells Fargo
                                            Bank, N.A.

First Distribution Date: October 25, 2006   Trustee: HSBC Bank USA, National
                                            Association

No. __                                      Issue Date: September 29, 2006

                                            CUSIP: ___________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MLMI SERIES 2006-AF1

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of five groups of conventional, one- to four-family, fixed rate and adjustable rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS

----------
(1)  As described in the Pooling and Servicing Agreement referenced herein.


                                      A-1-3

     ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [_-A_][M-_] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [_-A_][M-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [_-A_][M-_] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [_-A_][M-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(b) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under


                                      A-1-4
any liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(b) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      A-1-5

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement, which can occur on any date after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006


                                      A-1-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN
TEN ENT -   as tenants by the entireties                               (Cust) (Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                         ______________________
            survivorship and not as                                       (State)
            tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-1-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-1-9

                                   EXHIBIT A-2

               FORM OF CLASS [B-_] [RULE 144A] [REG S] CERTIFICATE

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

          FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. NEITHER THE TRUSTEE NOR THE SECURITIES ADMINISTRATOR SHALL BE UNDER ANY LIABILITY TO

ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(B) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISION UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THIS CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED [WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE 1933 ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S),] UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.

MLMI Series 2006-AF1, Class [B-_]           Aggregate Certificate Principal
[RULE 144A] [REGULATION S]                  Balance of Class [B-_] Certificates
                                            as of the Issue Date: $____________

Pass Through Rate: Variable(1)              Initial Class Certificate Principal
                                            Balance of this Class [B-_]
                                            Certificate as of the Issue Date:
                                            $___________

Date of Agreement and Cut-off Date:         Master Servicer and Securities
September 1, 2006                           Administrator:
                                            Wells Fargo Bank, N.A.

First Distribution Date: October 25, 2006   Trustee: HSBC Bank USA, National
                                            Association

No. __                                      Issue Date: September 29, 2006

                                            CUSIP: ___________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MLMI SERIES 2006-AF1

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of five groups of conventional, one- to four-family, fixed rate and adjustable rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS

----------
(1)  As described in the Pooling and Servicing Agreement referenced herein.

     ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [B-_] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [B-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the variable Pass-Through Rate described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [B-_] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [B-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(b) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book_Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(b) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws. .In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the transfer in a Transferor Representation Letter as described in the Agreement and (i) deliver to the Securities Administrator an Investor Representation Letter or Rule 144A Letter as described in the Agreement or (ii) have delivered to the Securities Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. Any Certificateholder desiring to effect a transfer of this Certificate shall indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement, which can occur on any date after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN
TEN ENT -   as tenants by the entireties                               (Cust) (Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                         ______________________
            survivorship and not as                                       (State)
            tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY

OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

MLMI Series 2006-AF1, Class A-R             Aggregate Certificate Principal
                                            Balance of the Class A-R
                                            Certificates as of the Issue Date:
                                            $100

Pass-Through Rate: Variable(1)              Master Servicer and Securities
                                            Administrator: Wells Fargo Bank,
                                            N.A.

Date of Agreement and Cut-off Date:         Trustee: HSBC Bank USA, National
September 1, 2006                           Association

First Distribution Date: October 25, 2006   Issue Date: September 29, 2006

No. __                                      CUSIP: ___________

                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MLMI SERIES 2006-AF1

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of five groups of conventional, one- to four-family, fixed rate and adjustable rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________________________ is a registered owner of a ___% Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class A-R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a

----------
(1)  As described in the Pooling and Servicing Agreement referenced herein.

summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-R Certificates on such Distribution Date pursuant to the Agreement.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a at a per annum rate equal to the variable Pass-Through Rate described in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the related Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities

Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws. .In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the transfer in a Transferor Certificate as described in the Agreement and (i) deliver to the Securities Administrator an Investment Letter or Rule 144A Letter as described in the Agreement or (ii) have delivered to the Securities Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. Any Certificateholder desiring to effect a transfer of this Certificate shall indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee, as described in the Agreement, and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator the affidavits described in Section 5.02(c) of the Agreement. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree to comply with the requirements of Section 5.02(c) of the Agreement in connection with any transfer thereof. Any attempted or purported transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of Section 5.02(c) of the Agreement shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of
Section 5.02(c) of the Agreement, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate, as described more fully in the Agreement.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this

Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement, which can occur on any date after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common           UNIF GIFT MIN ACT -        CUSTODIAN
TEN ENT -   as tenants by the entireties                           (Cust) (Minor)
                                                                 under Uniform Gifts
                                                                    to Minors Act

JT TEN -    as joint tenants with right                            ______________
            of survivorship and not as                                 (State)
            tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:
       --------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS P CERTIFICATE

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISION UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THIS CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

MLMI Series 2006-AF1, Class P       Percentage Interest: 100%

Date of Agreement and Cut-off Date: Master Servicer and Securities
September 1, 2006                   Administrator: Wells Fargo Bank, N.A.

First Distribution Date:            Trustee: HSBC Bank USA, National
October 25, 2006                    Association

No. [__________]                    Issue Date: September 29, 2006

                                    CUSIP: [____________]


                        MORTGAGE PASS-THROUGH CERTIFICATE

                              MLMI SERIES 2006-AF1

          evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of five groups of conventional, one- to four-family, fixed rate and adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________________________ is the registered owner of a 100% Percentage Interest in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities

Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws. .In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the transfer in a Transferor Representation Letter as described in the Agreement and (i) deliver to the Securities Administrator an Investor Representation Letter or Rule 144A Letter as described in the Agreement or (ii) have delivered to the Securities Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. Any Certificateholder desiring to effect a transfer of this Certificate shall indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the

Trust Fund and (iii) the Optional Termination of the trust fund according to the procedures described in the Agreement, which can occur on any date after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

              SECURITIES ADMINISTRATOR'S CERTIFICATE AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            AUTHORIZED SIGNATORY

                                        Dated: September 29, 2006

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common           UNIF GIFT MIN ACT -       CUSTODIAN

TEN ENT -   as tenants by the entireties                           (Cust) (Minor)
                                                                 under Uniform Gifts
                                                                    to Minors Act

JT TEN -    as joint tenants with right                            ______________
            of survivorship and not as                                 (State)
            tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

          the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
_______________________________________________________________________________.

Dated:
       ---------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [Provided Upon Request]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank, N.A.
     1015 10th Avenue S.E.
     Minneapolis Minnesota 55414
     Attn: ______________________

     Re: Custodial Agreement dated as of September 29, 2006 among HSBC Bank USA,
         National Association, Merrill Lynch Mortgage Investors, Inc. and Wells Fargo Bank, N.A.

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

     Mortgage Loan Number: ________________________________________

     Mortgagor Name, Address & Zip Code: __________________________

     Reason for Requesting Documents (check one): _________________

[ ]  1. Mortgage Paid in full

[ ]  2. Foreclosure

[ ]  3. Substitution

[ ]  4. Other Liquidation (Repurchases, etc.)

[ ]  5. Nonliquidation                  Reason: ________________________________


                                        By:
                                            ------------------------------------
                                            (authorized signer)
                                        Issuer:
                                                --------------------------------
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

     Custodian

     Wells Fargo Bank, N.A.

     Please acknowledge the execution of the above request by your signature and date below:

     Please acknowledge the execution of the above request by your signature and date below:


-------------------------------------   ----------------------------------------
Signature                               Date


Documents returned to Custodian:


-------------------------------------   ----------------------------------------
Custodian                               Date

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2006-AF1

          Ladies and Gentlemen:

          We propose to purchase Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 Mortgage Pass-Through Certificates, Class A-R, described in the Prospectus Supplement, dated September 8, 2006, and the Prospectus, dated September 28, 2006. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated September 1, 2006 relating to this issuance of the Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 Mortgage Pass-Through Certificates (the "Pooling and servicing Agreement").

          1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class A-R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

          2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class A-R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate, and (d) we intend to pay any taxes associated with holding the Class A-R Certificate as they become due and (e) we will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                      E-1-1

          3. We acknowledge that we will be the beneficial owner of the Class A-R Certificate and:(1)

          _____ The Class A-R Certificate will be registered in our name.

          _____ The Class A-R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

          4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class A-R Certificate on behalf of or with any assets of a Plan.

          5. We certify that (i) we are a U.S. person or (ii) we will hold the Class A-R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class A-R Certificate to us absolutely null and void and shall cause no rights in the Class A-R Certificate to vest in us.

          6. We agree that in the event that at some future time we wish to transfer any interest in the Class A-R Certificate, we will transfer such interest in the Class A-R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class A-R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class A-R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and
(iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-2

          7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the Class A-R Certificate represents the residual interest.

                                        Very truly yours,

                                        [Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                   APPENDIX A

               Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1.   He or she is an officer of _________________________ (the "Investor"),

     2.   the Investor's Employer Identification number is __________,

     3. the Investor is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 Mortgage Pass-Through Certificates, Class A-R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc. ("MLMI") has consented to the transfer to the Investor, the Investor is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6.   the Investor has historically paid its debts as they became due,

     7. the Investor intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Investor understands that, as beneficial owner of the Class A-R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate,

     9. the Investor intends to pay any taxes associated with holding the Class A-R Certificate as they become due,

     10. the Investor consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class A-R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class A-R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor, and as to each of the residual interests represented by the Class A-R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:


                                      E-1-4

               A. the present value of any consideration given to the Investor to acquire such residual interest;

               B. the present value of the expected future distributions on such residual interest; and

               C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

          For purposes of this declaration, (i) the Investor is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor;]

[(11)(A) at the time of the transfer, and at the close of each of the Investor's two fiscal years preceding the Investor's fiscal year of transfer, the Investor's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Investor is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class A-R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Investor do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Investor to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Investor will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor or another U.S. taxpayer.


                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                                      E-1-6

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its _____________ this ___ day of ______________, 20__.

                                        [INVESTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of ______________, 20__.

NOTARY PUBLIC

_____________________________________

COUNTY OF ___________________________

STATE OF ____________________________

My commission expires the _____ day of __________ 20__.


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
           Series 2006-AF1

Re: Merrill Lynch Mortgage Investors Trust, Series 2006-AF1

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class A-R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        [Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                          ______________, 200___

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Mortgage Investors, Inc.,
         Mortgage Pass-Through Certificates, Series 2006-AF1, Class [__]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-AF1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The


                                      F-1-1

Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Seller)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-1-2

                                   EXHIBIT F-2

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                                               __________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Mortgage Investors, Inc.,
         Mortgage Pass-Through Certificates, Series 2006-AF1, Class [___]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel


                                      F-2-1
shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-2-2

                                   EXHIBIT F-3

                            FORM OF RULE 144A LETTER

                                                              ____________, 2006

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Mortgage Investors, Inc.,
         Mortgage Pass-Through Certificates, Series 2006-AF1, Class [___]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the


                                      F-3-1

Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-3-2

                                                          ANNEX I TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) The Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      F-3-3

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

     ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      F-3-4

     6. Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Buyer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Date:
                                              ----------------------------------


                                      F-3-5

                                                         ANNEX II TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, The Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

     ___ The Buyer owned $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,


                                      F-3-6

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------


                                      F-3-7

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 1, 2006, by and among HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (including its successors under each Pooling and Servicing Agreement defined below, the "Trustee"), MERRILL LYNCH MORTGAGE INVESTORS, INC., as the company (together with any successor in interest, the "Company"), WELLS FARGO BANK, N.A., as securities administrator and master servicer (together with any successor in interest or successor under each Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

          WHEREAS, the Company, the Master Servicer and the Trustee have entered into two Pooling and Servicing Agreement, each dated as of September 1, 2006, relating to the issuance of Merrill Lynch Mortgage Investors Trust., Series 2006-AF1 Mortgage Pass-Through Certificates, (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                       I.
                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                       II.
                          CUSTODY OF MORTGAGE DOCUMENTS

          A. Custodian to Act as Agent: Acceptance of Mortgage Files, Attestations and Assessments of Compliance.

          1. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          2. On or before March 1st of each calendar year, beginning with March 1, 2007, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), that is a member of the American Institute of Certified Public Accountants, to furnish to the Company and the Master Servicer a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 2.01(c) below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

          3. On or before March 1st of each calendar year, beginning with March 1, 2007, the Custodian shall deliver to the Company and the Master Servicer a report regarding its assessment of compliance with the servicing criteria identified in Exhibit Three attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Custodian is performing any of the servicing criteria specified in Exhibit Three and that are backed by the same asset type backing such asset-backed securities. Each such report shall include
(a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (Section 229.1122(d)) to assess the compliance with the applicable servicing criteria,
(c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Custodian as provided in this Section 2.01(c). However, the Custodian's obligation to provide a report on assessment of compliance or an attestation with respect to itself and with respect to any Subcontractor shall be suspended in any year in which the Issuing Entity's reporting obligations under the Exchange Act are suspended.

          4. The Custodian has not and shall not engage any Subcontractor which is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Subcontractor agrees to provide in any year in which a Form 10-K will be filed by the Trust., no later than March 1st of such year, an assessment and a statement of registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report. "Subcontractor" as used herein means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in
Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Custodian.

          5. The Custodian agrees to indemnify the Company, the Master Servicer, the Trust Fund and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 2.01(d) or any failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Agreement, including any report under Sections 2.01(b) or 2.01(c).

          B. Reserved.

          C. Review of Mortgage Files.

          1. On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule") and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          2. Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

          3. In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

          Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

          D. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

          E. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

          Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to such Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

          From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to such Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

          At any time that a Servicer is required to deliver to the Custodian a Request for Release, such Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the related Servicer shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the related Servicer shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to such Servicer.

          F. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                      III.
                            CONCERNING THE CUSTODIAN

          A. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

          B. Reserved.

          C. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          D. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

          E. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

          F. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          G. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                       IV.
                            MISCELLANEOUS PROVISIONS

          A. Notices. All notices, requests, consents, demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          B. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

          C. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          D. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (which shall be at the expense of the party requesting such recordation and in no event at the expense of the Trustee) reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          E. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee
452 Fifth Avenue
New York, NY 10018
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                MERRILL LYNCH MORTGAGE INVESTORS, INC.

4 World Financial Center
New York, NY 10281                      By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WELLS FARGO BANK, N.A.,
                                        as Master Servicer
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
                                        By:
                                            ------------------------------------
                                        Name: Michael D. Pinzon
                                        Title: Assistant Vice President


Address:                                WELLS FARGO BANK, N.A.,
                                        as Custodian
1015 10th Avenue Southeast, MS 0031
Minneapolis, MN 55414
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                              ___________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

      Re: The Pooling and Servicing Agreements, dated as of September 1, 2006, each among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National
           Association, as trustee,

           Mortgage Pass-Through Certificates, Series 2006-AF1

           Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreements (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                              ____________, 2006

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281
Attention: ____________________

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

     Re: The Pooling and Servicing Agreements, dated as of September 1, 2006, each among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee,

          Mortgage Pass-Through Certificates, Series 2006-AF1

          Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreements, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in each Pooling and Servicing Agreement.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreements. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to each Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreements.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                  EXHIBIT THREE

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON
                              ASSESSMENT COMPLIANCE

The assessment of compliance to be delivered by Wells Fargo Bank shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria":

                               SERVICING CRITERIA
--------------------------------------------------------------------------------   APPLICABLE SERVICING
    REFERENCE                                 CRITERIA                                   CRITERIA
----------------   -------------------------------------------------------------   --------------------
                                  GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                 CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                               SERVICING CRITERIA
--------------------------------------------------------------------------------   APPLICABLE SERVICING
    REFERENCE                                 CRITERIA                                   CRITERIA
----------------   -------------------------------------------------------------   --------------------
                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                     POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as                 X
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as                    X
                   required by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

                               SERVICING CRITERIA
--------------------------------------------------------------------------------   APPLICABLE SERVICING
    REFERENCE                                 CRITERIA                                   CRITERIA
----------------   -------------------------------------------------------------   --------------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                    EXHIBIT H

                                   [RESERVED]


                                      H-1-1

                                   EXHIBIT I-1

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                               CITIMORTGAGE, INC.

                             (PROVIDED UPON REQUEST)


                                      I-1-1

                                   EXHIBIT I-2

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                              INDYMAC BANK, F.S.B.

                             (PROVIDED UPON REQUEST)


                                      I-2-1

                                   EXHIBIT I-3

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                   WELLS FARGO

                             (PROVIDED UPON REQUEST)


                                      I-3-1

                                   EXHIBIT I-4

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                            PHH MORTGAGE CORPORATION

                             (PROVIDED UPON REQUEST)


                                      I-3-1

                                   EXHIBIT I-5

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                        GREENPOINT MORTGAGE FUNDING, INC.

                             (PROVIDED UPON REQUEST)


                                      I-3-1

                                   EXHIBIT I-6

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                             WASHINGTON MUTUAL BANK

                             (PROVIDED UPON REQUEST)


                                      I-3-1

                                    EXHIBIT J

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

          MORTGAGE LOAN PURCHASE AGREEMENT, dated as of September 1, 2006, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (the "Seller"), and MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation (the "Purchaser").

          Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain first lien, adjustable-rate mortgage loans secured by one- to four-family residences, townhouses, individual condominiums, co-op units and units in planned unit developments (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") and create Mortgage Pass-Through Certificates, MLMI Series 2006-AF1 (the "Certificates"), under a pooling and servicing agreement, to be dated as of September 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Purchaser, as depositor, HSBC Bank USA, National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer" and "Securities Administrator").

          The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-130545) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated September 28, 2006 to the Prospectus, dated September 8, 2006, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") have entered into a terms agreement dated as of September 27, 2006 to an underwriting agreement dated February 28, 2003, between the Purchaser and Merrill Lynch (together, the "Underwriting Agreement").

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1. Definitions.

     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

          Closing Date: September 29, 2006.

          Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G to the Pooling and Servicing Agreement.

          Custodian: Wells Fargo Bank, N.A., including any successors in interest, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

          Cut-off Date: September 1, 2006.

          Cut-off Date Balance: $[___________].

          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

          Due Date: With respect to each Mortgage Loan, the first day in each month.

          Fannie Mae: Federal National Mortgage Association or any successor thereto.

          Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

          Master Servicer: Wells Fargo Bank, N.A.

          Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          Moody's: Moody's Investors Service, Inc., or its successors in interest.

          Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

          Mortgage File: The items referred to in Exhibit 1 and Exhibit 2 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

          Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

          Mortgagor: The obligor(s) on a Mortgage Note.

          Net Rate: With respect to any Distribution Date and each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan on such Distribution Date less the Servicing Fee Rate for such Mortgage Loan on such Distribution Date.

          Offered Certificates: Shall mean the Class [___] Certificates issued pursuant to the Pooling and Servicing Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

          Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law.

          Rating Agencies: S&P and Moody's, each a "Rating Agency."

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

          Securities Act: The Securities Act of 1933, as amended.

          Security: As used herein, the term shall refer to the Trust Fund and the Certificates created thereby.

          Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

          Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the Originator or (ii) the sales price of such property at the time of origination.

Section 2. Purchase and Sale of the Mortgage Loans and Related Rights.

          (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate Cut-off Date Balance of $[_______________].

          (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

          (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, in consideration of the purchase of the Mortgage Loans, the Purchaser shall (i) pay to the Seller an amount equal to the net sale proceeds of the Offered Certificates plus accrued interest in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller and (ii) deliver to the Seller the Class B Certificates.

          (d) In addition to the foregoing, on the Closing Date the Seller assigns to the Purchaser without recourse all of its right, title and interest in (1) the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of March 27, 2001, by and between Merrill Lynch Mortgage Capital, Inc. ("MLMC"), Cendant Mortgage Corporation ("PHH Mortgage Corporation" or "PHH") and Bishop's Gate Residential Mortgage Trust, (2) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and PHH, (3) the Seller's Warranties and Servicing Agreement (WFHM Mortgage Loan Series 2006-W60), dated as of July 1, 2006, by and between Seller and Wells Fargo Bank, N.A. ("Wells"), (8) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and Wells, (4) the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, among Merrill Lynch Mortgage Holdings Inc., Terwin Advisors, LLC and GreenPoint Mortgage Funding, Inc. ("Greenpoint"), as amended by Amendment No. 1, dated as of August 20, 2003 among MLMH, Terwin and GreenPoint, and the Bring-Down Letter related thereto, (5) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and Greenpoint, (6) the Mortgage Servicing Purchase and Sale Agreement dated as of May 31, 2006, between the Seller and CitiMortgage, Inc. ("CITI"),
(7) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and CITI, (8) the Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2006, among the Seller and IndyMac Bank, F.S.B. ("IndyMac"), (8) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and IndyMac, (9) the Mortgage Loan Purchase Agreement, dated as of November 1, 2005, as amended by the Regulation AB Amendment dated March 1, 2006, between the Seller and Washington Mutual Mortgage Securities Corp ("WMMSC"),
(10) the Mortgage Loan Purchase Agreement dated as of May 1, 2006, between the Seller, Washington Mutual Bank ("WAMU") and Washington Mutual Bank fsb, and (11) the Assignment, Assumption and Recognition Agreement, dated as of September 1, 2006, among the Seller, the Purchaser and WAMU.

Section 3. Mortgage Loan Schedules.

          The Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the "Preliminary Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "Final Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser (the "Amendment"). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

Section 4 Mortgage Loan Transfer.

          The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

          Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller or the Originator, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording;" (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 6 the Seller may deliver lost note affidavits and indemnities of the Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the

Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to
Section 6(a) hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

          The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to HSBC Bank USA, National Association, as Trustee for the Certificateholders, on the date hereof.

Section 5. Examination of Mortgage Files.

          (a) On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Merrill Lynch and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Merrill Lynch and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Merrill Lynch and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Merrill Lynch and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

          (b) Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller a certification in the form attached as Exhibit One to the Custodial Agreement.

          (c) Pursuant to the Pooling and Servicing Agreement, the Trustee or the Custodian, as its agent, will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Purchaser a final certification substantially in the form of Exhibit Two to the Custodial Agreement. If the Trustee or the Custodian, as its agent, is unable to deliver a final certification with respect to the items listed in Exhibit 2 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a "Material Defect"), the Trustee or the Custodian, as its agent, shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as applicable, of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

          (d) At the time of any substitution, the Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Seller and release or cause the Custodian, as its agent, to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage
File) in the possession of the Trustee or the Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

Section 6. Recordation of Assignments of Mortgage.

          (a) The Seller need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction; provided, however, each assignment of Mortgage shall be submitted for recording by the Seller, at no expense to the Issuing Entity or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights, (ii) the occurrence of an Event of Default with respect to the Master Servicer (upon instruction of the Seller), (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

          While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of Mortgage to the Trustee shall be borne by the Seller.

          (b) It is the express intent of the parties hereto that the conveyance of the

Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7. Representations and Warranties of Seller Concerning the Mortgage
Loans.

     The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

          (a) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

          (b) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

          (c) no selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

          (d) each Mortgage Loan constitutes a "qualified mortgage" under
     Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

          (e) no Mortgage Loan is in foreclosure;

          (f) no Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or
     (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (g) the Seller would not, based on the delinquency status of the Mortgage Loans, institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment for such Mortgage Loan;

          (h) the information set forth under the captions "Description of the Mortgage Pools--General," "--Tabular Characteristics of the Mortgage Loans" and in Annex II of the Prospectus Supplement is true and correct in all material respects;

          (i) as of the Cut-off Date, no Mortgage Loan is more than 30 days past due. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

          (j) to the best of the Seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

          (k) to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

          (l) to the best of the Seller's knowledge, the Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

          (m) to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law at time of origination; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

          (n) all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording, predatory and abusive lending laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

          (o) to the best of the Seller's knowledge, as of the date of transfer of the Mortgage Loans, there is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property except those which are insured against by the title insurance policy;

          (p) to the best of the Seller's knowledge, as of the date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

          (q) to the best of the Seller's knowledge, as of the date of closing, the Mortgaged Property subject to any Mortgage is free of material damage and is in good repair;

          (r) at the time of origination, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning and subdivision laws or ordinances;

          (s) each Mortgage Loan is and will be a mortgage loan arising out of the originator's practice in accordance with the seller/originator's underwriting guidelines. The seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in the Mortgage Loan that such Mortgage Loan would not be paid in full when due;

          (t) each original Mortgage has been recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

          (u) the related Mortgage File contains each of the documents and instruments specified;

          (v) each Mortgage Loan is being serviced according to the related Servicer's guidelines;

          (w) the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded;

          (x) a lender's title policy or binder, or other assurance of title insurance customary in a form acceptable to Fannie Mae or Freddie Mac was issued at origination and each policy or binder is valid and remains in full force and effect;

          (y) none of the Mortgage Loans are secured by a leasehold interest;

          (z) There is no Mortgage Loan in the Trust Fund that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act;

          (aa) none of the Mortgage Loans is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan as defined by applicable local, state and federal predatory and abusive lending laws; and

          (bb) no Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the then current Standard & Poor's Glossary For File Format For LEVELS(R) Version 5.7 Revised (attached hereto as Exhibit 7);

          (cc) There is no Mortgage Loan in the Trust Fund that was originated on or after January 1, 2005, which is a "high cost home loan" as defined under the Indiana Home Loan Practices Act (I.C. 24-9);

          (dd) With respect to each Mortgage Loan underlying the Security, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan;

          (ee) With respect to any Mortgage Loan underlying the Security that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the Mortgage Loan's originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no Mortgage Loan that is a subprime loan originated on or after October 1, 2002 underlying the Security will provide for prepayment penalties for a term in excess of three years and any Mortgage Loans originated prior to such date, and any non-subprime loans, will not provide for prepayment penalties for a term in excess of five years; in each case unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) such prepayment penalty shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower's default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such penalty;

          (ff) The Servicer for each Mortgage Loan underlying the Security has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

          (gg) The Servicer for each Mortgage Loan underlying the Security will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

          (hh) With respect to each Mortgage Loan underlying the Security, the borrower was not encouraged or required to select a mortgage loan product offered by the related Originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan's requirements and the borrower's credit history, income, assets and liabilities. For a borrower who seeks financing through such Originator's higher-priced subprime lending channel, the borrower should be directed towards or offered such Originator's standard mortgage line if the borrower is able to qualify for one of the standard products;

          (ii) The methodology used in underwriting the extension of credit for each Mortgage Loan in the Trust Fund did not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the borrower's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the Mortgage Loan;

          (jj) No borrower under a Mortgage Loan in the Trust Fund was charged "points and fees" in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount;

          (kk) With respect to any Mortgage Loan originated on or after August 1, 2004 and underlying the Security, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

          (ll) With respect to any Mortgage Loans underlying the Security that are on manufactured housing, upon the origination of each such Mortgage Loan the manufactured housing unit either: (i) will be the principal residence of the borrower or (ii) will be classified as real property under applicable state law;

          (mm) No first lien Mortgage Loan underlying the Security has an original principal balance that exceeds the applicable Freddie Mac loan limit; and

          (nn) If any of the Mortgage Loans underlying the Security are "seasoned" (a seasoned mortgage loan is one where the date of the Mortgage
     Note is more than 1 year before the date of issuance of the related Security) the Seller:

          (i) represents that it currently operates or actively participates in an on-going and active program or business (A) to originate mortgages, and/or (B) to make periodic purchases of mortgage loans from originators or other sellers, and/or (C) to issue and/or purchase securities or bonds supported by the mortgages, with a portion of the proceeds generated by such program or business being used to purchase or originate mortgages made to borrowers who are:

               (x) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income) and/or

               (y) very low-income families (families with incomes of 60% or less of area median income); and

          (ii) agrees that Freddie Mac for a period of two (2) years following the date of the agreement may contact the Seller to confirm that it continues to operate or actively participate in the mortgage program or business and to obtain other nonproprietary information about the Seller's activities that may assist Freddie Mac in completing its regulatory reporting requirements. The Seller will make reasonable efforts to provide such information to Freddie Mac.

          It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Seller as to any Substitute Mortgage Loan as of the date of substitution.

          Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Seller, or the date the Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof. With respect to the representations and warranties described in the Agreement which are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in this
Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

          Section 8. Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

          (a) the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

          (e) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Seller's Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9. Representations and Warranties Concerning the Purchaser.

          As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

          (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
     (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Purchaser's Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10. Conditions to Closing.

          (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               (i) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

               (ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

                    (A) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

                    (B) If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 3 hereto, one copy to be attached to each counterpart of the Amendment;

                    (C) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

                    (D) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller's authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Seller;

                    (E) One or more opinions of counsel from the Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

                    (F) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

                    (G) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

               (iii) The Certificates to be sold to Merrill Lynch pursuant to the Underwriting Agreement shall have been issued and sold to Merrill Lynch.

               (iv) The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

          (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               (i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

               (ii) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

                    (A) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

                    (B) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

                    (C) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

                    (D) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller; and

                    (E) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

Section 11. Fees and Expenses.

          Subject to Section 17 hereof, the Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP,
(iii) the filing fee charged by the Commission for the registration of the Certificates, (iv) the fees and expenses including counsel's fees and expenses in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee,
(vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Merrill Lynch in connection with the sale of the Offered Certificates. The Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 12. Accountants' Letters

          Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary--The Mortgage Loans", "Description of the Mortgage Groups--General", "--Tabular Characteristics of the Mortgage Loans" and "Annex II--The Mortgage Groups". The Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the captions "Yield, Prepayment and Maturity Considerations with respect to the Stack I Certificates" or "Yield, Prepayment and Weighted Average Life with respect to the Stack II Certificates", as applicable, in the Prospectus Supplement.

Section 13. Indemnification.

          (a) The Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Seller's Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Seller and in which additional Seller's Information is identified), in reliance upon and in conformity with Seller's Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Seller to perform its obligations under this Agreement; and the Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

          (b) The Seller shall indemnify and hold harmless the Purchaser, the Trust Fund and the Trustee against any documented out-of-pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that results from, a material breach of the representations and warranties set forth in Section 7 of this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses. The Seller shall indemnify and hold harmless the Purchaser, the Trust Fund and the Trustee against any losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party in connection with the Georgia Fair Lending Act; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses.

     The foregoing indemnity agreement is in addition to any liability which the Seller otherwise may have to the Purchaser or any other such indemnified party.

          (c) The Purchaser shall indemnify and hold harmless the Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon
     (i) any untrue statement of a material fact contained in the Purchaser's Information as identified in Exhibit 5, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the

     Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Seller, or any other such indemnified party,

          (d) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
     (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

          (f) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 14. Notices.

          All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to Merrill Lynch Mortgage Lending Inc., 4 World Financial Center, New York, New York 10281 (Telecopy:
212-449-6710), and notices to the Purchaser shall be directed to Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, New York, New York 10281 (Telecopy: 212-449-6710), Attention: Brian Brennan; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 15. Transfer of Mortgage Loans.

          The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

Section 16. Termination.

          This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller, if the conditions to the Seller's obligation to close set forth under
Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Seller shall pay, and in the event of termination pursuant to clause (c), the

Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Section 17. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

Section 18. Mandatory Delivery; Grant of Security Interest.

          The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 2 hereof. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the purchase price as described in Section 2(c) hereof, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the purchase price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 18 shall be deemed to have been released.

Section 19. Severability.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 20. Counterparts.

          This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 21. Amendment.

          This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 22. GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Section 23. Further Assurances.

          Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 24. Successors and Assigns.

          This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Merrill Lynch, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the "successor" of the

Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 25. The Seller.

          The Seller will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 26. Entire Agreement.

          This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 27. No Partnership.

          Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                  EXHIBIT 1 TO MORTGAGE LOAN PURCHASE AGREEMENT

                            CONTENTS OF MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

A.   With respect to each Mortgage Loan (other than a Cooperative Loan):

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1.

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

B.   With respect to each Mortgage Loan that is a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the

     Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original duly executed assignment of Security Agreement to the Trustee;

          (iii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (iv) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (v) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (vi) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (vii) a copy of the recognition agreement;

          (viii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (ix) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan.

                  EXHIBIT 2 TO MORTGAGE LOAN PURCHASE AGREEMENT

                         CONTENTS OF FINAL MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its agent, and which shall be delivered to the Purchaser pursuant to the terms of the Agreement.

A.   With respect to each Mortgage Loan (other than a Cooperative Loan):

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1.

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

B.   With respect to each Mortgage Loan that is a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2006-AF1, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original duly executed assignment of Security Agreement to the Trustee;

          (iii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (iv) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (v) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (vi) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (vii) a copy of the recognition agreement;

          (viii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (ix) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan.

                  EXHIBIT 3 TO MORTGAGE LOAN PURCHASE AGREEMENT

                       MORTGAGE LOAN SCHEDULE INFORMATION

     The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

               1)   the loan number of the mortgage loan;

               2)   the city, state and zip code of the Mortgage Property;

               3) a code indicating whether the Mortgaged Property is owner-occupied;

               4) the type of Residential Dwelling constituting the Mortgaged Property;

               5)   the original months to maturity;

               6)   the original date of the mortgage;

               7)   the Loan-to-Value Ratio at origination;

               8)   the Mortgage Rate;

               9) the date on which the first Monthly Payment was due on the Mortgage Loan;

               10)  the stated maturity date;

               11)  the amount of the Monthly Payment at origination;

               12)  the amount of the Monthly Payment as of the Cut-off Date;

               13) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

               14)  the original principal amount of the Mortgage Loan;

               15) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

               16) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

               17) a code indicating the documentation style (i.e., full, alternative or reduced);

               18)  the Value of the Mortgaged Property;

               19)  the sale price of the Mortgaged Property, if applicable;

               20) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

               21)  the Servicing Fee;

               22) with respect to each adjustable-rate Mortgage Loan, the next Interest Rate Adjustment Date;

               23) with respect to each adjustable-rate Mortgage Loan, the Gross Margin;

               24) with respect to each adjustable-rate Mortgage Loan, the Minimum and Maximum Mortgage Rate under the terms of the Mortgage Note;

               25) with respect to each adjustable-rate Mortgage Loan, the First Rate Cap;

               26) with respect to each adjustable-rate Mortgage Loan, the related Periodic Rate Cap;

               27) with respect to each adjustable-rate Mortgage Loan, whether additional collateral exists;

               28) with respect to each adjustable-rate Mortgage Loan, whether it is interest-only; and

               29) with respect to each adjustable-rate Mortgage Loan, the Seller.

          Such schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

                  EXHIBIT 4 TO MORTGAGE LOAN PURCHASE AGREEMENT

                              SELLER'S INFORMATION

          All information in the Prospectus Supplement described under the following Sections: "Summary -- The Mortgage Loans," "Description of the Mortgage Groups" and "Annex II -- The Mortgage Groups".

                  EXHIBIT 5 TO MORTGAGE LOAN PURCHASE AGREEMENT

                             PURCHASER'S INFORMATION

          All information in the Prospectus Supplement and the Prospectus, except the Seller's Information.

                  EXHIBIT 6 TO MORTGAGE LOAN PURCHASE AGREEMENT

                             SCHEDULE OF LOST NOTES

                             Available Upon Request

                  EXHIBIT 7 TO MORTGAGE LOAN PURCHASE AGREEMENT

                                                          REVISED April 18, 2006

APPENDIX E - Standard & Poor's Predatory Lending Categories

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
Arkansas                    Arkansas Home Loan Protection Act,       High Cost Home Loan
                            Ark. Code High Cost Home Loan Ann.
                            Sections 23-53-101 et seq.

                            Effective July 16, 2003

Cleveland Heights, OH       Ordinance No. 72-2003 (PSH), Mun. Code   Covered Loan
                            Sections 757.01 et seq.

                            Effective June 2, 2003

Colorado                    Consumer Equity Protection, Colo.        Covered Loan
                            Stat. Ann. Sections 5-3.5-101 et seq.

                            Effective for covered loans offered or
                            entered into on or after January 1,
                            2003. Other provisions of the Act took
                            effect on June 7, 2002

Connecticut                 Connecticut Abusive Home Loan Lending    High Cost Home Loan
                            Practices Act, Conn. Gen. Stat.
                            Sections 36a-746 et seq.

                            Effective October 1, 2001

District of Columbia        Home Loan Protection Act, D.C. Code      Covered Loan
                            Sections 26-1151.01 et seq.

                            Effective for loans closed on or after
                            January 28, 2003

Florida                     Fair Lending Act, Fla. Stat. Ann.        High Cost Home Loan
                            Sections

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
                            494.0078 et seq.

                            Effective October 2, 2002

Georgia (Oct. 1, 2002 -     Georgia Fair Lending Act, Ga. Code       High Cost Home Loan
Mar. 6, 2003)               Ann. Sections 7-6A-1 et seq.

                            Effective October 1, 2002 - March
                            6, 2003

Georgia as amended          Georgia Fair Lending Act, Ga. Code       High Cost Home Loan
(Mar. 7, 2003 - current)    Ann. Sections 7-6A-1 et seq.

                            Effective for loans closed on or
                            after March 7, 2003

HOEPA Section 32            Home Ownership and Equity Protection     High Cost Loan
                            Act of 1994, 15 U.S.C. Section 1639,
                            12 C.F.R. Sections 226.32 and 226.34

                            Effective October 1, 1995, amendments
                            October 1, 2002

Illinois                    High Risk Home Loan Act, Ill. Comp.      High Risk Home Loan
                            Stat. tit. 815, Sections 137/5 et seq.

                            Effective January 1, 2004 (prior to
                            this date, regulations under
                            Residential Mortgage License Act
                            effective from May 14, 2001)

Kansas                      Consumer Credit Code, Kan. Stat. Ann.    High Loan to Value
                            Sections 16a-1-101 et seq.               Consumer Loan (id. Section
                                                                     16a-3-207) and;

                            Sections 16a-1-301 and 16a-3-207         High APR Consumer Loan
                            became effective April 14, 1999;         (id. Section 16a-3-308a)
                            Section 16a-3-308a became effective
                            July 1, 1999

Kentucky                    2003 KY H.B. 287 - High Cost Home        High Cost Home Loan
                            Loan Act, Ky. Rev. Stat. Sections
                            360.100 et seq.

                            Effective June 24, 2003

Maine                       Truth in Lending, Me. Rev. Stat.         High Rate High Fee Mortgage
                            tit. 9-A, Sections 8-101 et seq.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
                            Effective September 29, 1995 and
                            as amended from time to time

Massachusetts               Part 40 and Part 32, 209 C.M.R.          High Cost Home Loan
                            Sections 32.00 et seq. and 209
                            C.M.R. Sections 40.01 et seq.

                            Effective March 22, 2001 and amended
                            from time to time

Nevada                      Assembly Bill No. 284, Nev. Rev. Stat.   Home Loan
                            Sections 598D.010 et seq. Effective
                            October 1, 2003

New Jersey                  New Jersey Home Ownership Security Act   High Cost Home Loan
                            of 2002, N.J. Rev. Stat. Sections
                            46:10B-22 et seq.

                            Effective for loans closed on or after
                            November 27, 2003

New Mexico                  Home Loan Protection Act, N.M.           High Cost Home Loan
                            Rev. Stat. Sections 58-21A-1 et seq.

                            Effective as of January 1, 2004;
                            Revised as of February 26, 2004

New York                    N.Y. Banking Law Article 6-l             High Cost Home Loan

                            Effective for applications made on or
                            after April 1, 2003

North Carolina              Restrictions and Limitations on High     High Cost Home Loan
                            Cost Home Loans, N.C. Gen. Stat.
                            Sections 24-1.1E et seq.

                            Effective July 1, 2000; amended
                            October 1, 2003 (adding open-end lines
                            of credit)

Ohio                        H.B. 386 (codified in various sections   Covered Loan
                            of the Ohio Code), Ohio Rev. Code Ann.
                            Sections 1349.25 et seq.

                            Effective May 24, 2002

Oklahoma                    Consumer Credit Code (codified in        Subsection 10 Mortgage

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
                            various sections of Title 14A)

                            Effective July 1, 2000; amended
                            effective January 1, 2004

South Carolina              South Carolina High Cost and Consumer    High Cost Home Loan
                            Home Loans Act, S.C. Code Ann.
                            Sections 37-23-10 et seq.

                            Effective for loans taken on or after
                            January 1, 2004

West Virginia               West Virginia Residential Mortgage       West Virginia Mortgage
                            Lender, Broker and Servicer Act, W.      Loan Act Loan
                            Va. Code Ann. Sections 31-17-1 et seq.

                            Effective June 5, 2002


STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
Georgia (Oct. 1, 2002 -     Georgia Fair Lending Act, Ga. Code Ann.  Covered Loan
Mar. 6, 2003)               Sections 7-6A-1 et seq.

                            Effective October 1, 2002 - March 6,
                            2003

New Jersey                  New Jersey Home Ownership Security Act   Covered Home Loan
                            of 2002, N.J. Rev. Stat. Sections
                            46:10B-22 et seq.

                            Effective November 27, 2003 - July 5,
                            2004

STANDARD & POOR'S HOME LOAN LOAN CATEGORIZATION

                                Name of Anti-Predatory Lending        Category under Applicable
State/Jurisdiction                    Law/Effective Date             Anti-Predatory Lending Law
------------------          --------------------------------------   --------------------------
Georgia (Oct. 1, 2002 -     Georgia Fair Lending Act, Ga. Code Ann.   Home Loan
Mar. 6, 2003)               Sections 7-6A-1 et seq.

                            Effective October 1, 2002 - March 6,
                            2003

New Jersey                  New Jersey Home Ownership Security Act    Home Loan
                            of 2002, N.J. Rev. Stat. Sections
                            46:10B-22 et seq.

                            Effective for loans closed on or after
                            November 27, 2003

New Mexico                  Home Loan Protection Act, N.M. Rev.       Home Loan
                            Stat. Sections 58-21A-1 et seq.
                            Effective as of January 1, 2004;
                            Revised as of February 26, 2004

North Carolina              Restrictions and Limitations on High      Consumer Home Loan
                            Cost Home Loans, N.C. Gen. Stat.
                            Sections 24-1.1E et seq.

                            Effective July 1, 2000; amended October
                            1, 2003 (adding open-end lines of
                            credit)

South Carolina              South Carolina High Cost and Consumer     Consumer Home Loan
                            Home Loans Act, S.C. Code Ann. Sections
                            37-23-10 et seq.

                            Effective for loans taken on or after
                            January 1, 2004

                 SCHEDULE A TO MORTGAGE LOAN PURCHASE AGREEMENT

                 REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                              Offered Certificates

   Class      Moody's   S&P
-----------   -------   ---
Class AF-1      Aaa     AAA
Class AF-2A     Aaa     AAA
Class AF-2B     Aaa     AAA
Class AF-2C     Aaa     AAA
Class AF-3A     Aaa     AAA
Class AF-3B     Aaa     AAA
Class PO        Aaa     AAA
Class IO        Aaa     AAA
Class A-R       N/R     AAA
Class AV-1A     Aaa     AAA
Class AV-1B     Aa1     AAA
Class AV-2A     Aaa     AAA
Class AV-2B     Aa1     AAA
Class MF-1      Aa2     AA
Class MF-2       A2      A
Class MF-3      Baa2    BBB
Class MV-1      Aa2     AA
Class MV-2       A2      A
Class MV-3      Baa2    BBB

None of the above ratings has been lowered since the respective dates of such letters.

                                    EXHIBIT K

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

     KEY: X - obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN ITS MANAGEMENT ASSERTION THAT IT IS ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN IT IS RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE POOLING AND SERVICING AGREEMENT, DATED AS OF SEPTEMBER 1, 2006, AMONG MERRILL LYNCH MORTGAGE INVESTORS, INC., AS DEPOSITOR, WELLS FARGO BANK, N.A., AS MASTER SERVICER AND SECURITIES ADMINISTRATOR, AND HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE.

REG AB REFERENCE                        SERVICING CRITERIA                       SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -----------------------------------------------------------   ------------------------   ---------------
                   GENERAL SERVICING  CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.                               X                      X

1122(d)(1)(ii)     If any material servicing activities are outsourced to
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance with                 X                      X
                   such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain               N/A                    N/A
                   a back-up servicer for the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in
                   effect on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage                                        X
                   required by and otherwise in accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such
                   other number of days specified in the transaction                         X                      X
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an
                   obligor or to an investor are made only by authorized                     X                      X
                   personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved                                       X
                   as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with
                   respect to commingling of cash) as set forth in the
                   transaction agreements.                                                   X                      X

REG AB REFERENCE                        SERVICING CRITERIA                       SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -----------------------------------------------------------   ------------------------   ---------------
1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.                                                  X                      X

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent
                   unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts.
                   These reconciliations are (A) mathematically accurate; (B)
                   prepared within 30 calendar days after the bank statement
                   cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items.  These reconciling items are resolved
                   within 90 calendar days of their original identification,
                   or such other number of days specified in the transaction
                   agreements.                                                               X                      X

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are prepared
                   in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                   calculated in accordance with the terms specified in the
                   transaction agreements; (C) are filed with the Commission
                   as required by its rules and regulations; and (D) agree
                   with investors' or the trustee's records as to the total
                   unpaid principal balance and number of Pool Assets serviced
                   by the Servicer.                                                          X                      X

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other
                   terms set forth in the transaction agreements.                            X                      X

1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction
                   agreements.                                                               X                      X

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports
                   agree with cancelled checks, or other form of payment, or
                   custodial bank statements.                                                X                      X

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is maintained as
                   required by the transaction agreements or related pool
                   asset documents.

1122(d)(4)(ii)     Pool assets and related documents are safeguarded as
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

REG AB REFERENCE                        SERVICING CRITERIA                       SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -----------------------------------------------------------   ------------------------   ----------------
1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made in
                   accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than
                   two business days after receipt, or such other number of
                   days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are
                   made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with the
                   timeframes or other requirements established by the
                   transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained
                   during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are
                   maintained on at least a monthly basis, or such other
                   period specified in the transaction agreements, and
                   describe the entity's activities in monitoring delinquent
                   pool assets including, for example, phone calls, letters
                   and payment rescheduling plans in cases where delinquency
                   is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool
                   assets with variable rates are computed based on the
                   related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's pool asset documents, on at
                   least an annual basis, or such other period specified in
                   the transaction agreements; (B) interest on such funds is
                   paid, or credited, to obligors in accordance with
                   applicable pool asset documents and state laws; and (C)
                   such funds are returned to the obligor within 30 calendar
                   days of full repayment of the related pool assets, or such other number of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at
                   least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment
                   to be made on behalf of an obligor are paid from the
                   Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

REG AB REFERENCE                        SERVICING CRITERIA                       SECURITIES ADMINISTRATOR   MASTER SERVICER
----------------   -----------------------------------------------------------   ------------------------   ---------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction
                   agreements.                                                                                       X

1122(d)(4)(xv)     Any external enhancement or other support, identified in
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT L

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:  Merrill Lynch Mortgage Investors Trust, Series 2006-AF1

          I, [identify the certifying individual], certify that:

          1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

          5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

          [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

          Date:
                ---------------


                                        ----------------------------------------
                                        [Signature]

                                        ----------------------------------------
                                        [Title]

                                    EXHIBIT M

                  FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:  Merrill Lynch Mortgage Investors Trust, Series 2006-AF1

          [_______], the [_______] of [_______] (the "Company") hereby certifies to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates that:

          (1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"),] the report on assessment of the Company's compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the "Company Servicing Information");

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Securities Administrator;

          (4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the "Agreement"), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

          (5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of September 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee").

                                        [_________]
                                        as [_______]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                       ADDITIONAL DISCLOSURE NOTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

RE:  Merrill Lynch Mortgage Investors Trust, Series 2006-AF1
     **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

          In accordance with Section 3.18(b) of the Pooling and Servicing Agreement, dated as of September 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee, the undersigned, as [_____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure: __________

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure: __________

     Any inquiries related to this notification should be directed to [_____], phone number: [_____]; email address: [_____].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT P

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Mortgage Investors Trust, Series 2006-AF1 Mortgage Pass-Through Certificates

I, [identify name of certifying individual], [title of certifying individual] of [name of servicing company] (the "Servicer"), hereby certify that:

          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the [related servicing agreement] (the "Servicing Agreement") has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Servicing Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ---------------

                                        [Servicer]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT Q-1

                         ADDITIONAL FORM 10-D DISCLOSURE

                                          ADDITIONAL FORM 10-D DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
  ITEM 1: DISTRIBUTION AND POOL PERFORMANCE INFORMATION

Information included in the [Monthly Statement]                                 Master Servicer
                                                                                   Servicer

                                                                           Securities Administrator

Any information required by 1121 which is NOT included                             Depositor
     on the [Monthly Statement]

                ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

-     Issuing Entity (Trust Fund)                           Trustee, Master Servicer, Securities Administrator and
                                                                                   Depositor
-     Sponsor (Seller)                                          Seller (if a party to the Pooling and Servicing
                                                                            Agreement) or Depositor

-     Depositor                                                                    Depositor
-     Trustee                                                                       Trustee
-     Securities Administrator                                             Securities Administrator
-     Master Servicer                                                           Master Servicer
-     Custodian                                                                    Custodian
-     1110(b) Originator                                                           Depositor
-     Any  1108(a)(2) Servicer (other  than  the                                   Servicer
      Master Servicer or Securities Administrator)
-     Any other party contemplated by 1100(d)(1)                                   Depositor

      ITEM 3: SALE OF SECURITIES AND USE OF PROCEEDS                               Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.
Pricing information can be omitted if securities were not registered.


                                      Q-1-1

                                          ADDITIONAL FORM 10-D DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
         ITEM 4: DEFAULTS UPON SENIOR SECURITIES                           Securities Administrator
                                                                                    Trustee

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

   ITEM 5: SUBMISSION OF MATTERS TO A VOTE OF SECURITY                     Securities Administrator
                         HOLDERS                                                    Trustee

Information from Item 4 of Part II of Form 10-Q

       ITEM 6: SIGNIFICANT OBLIGORS OF POOL ASSETS                                 Depositor

Item 1112(b) - Significant Obligor Financial Information*

*    This information need only be reported on the Form
     10-D for the distribution period in which updated information is required pursuant to the Item.

   ITEM 7: SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement Provider Financial
Information*

-     Determining applicable disclosure threshold                                  Depositor
-     Requesting required financial information                                    Depositor
      (including any required accountants' consent to
      the use thereof) or effecting incorporation by
      reference

     Item 1115(b) - Derivative Counterparty Financial
                       Information*

-     Determining current maximum probable exposure                                Depositor
-     Determining current significance percentage                                  Depositor
-     Requesting required financial information                                    Depositor
      (including any required accountants' consent to
      the use thereof) or effecting incorporation by
      reference

*    This information need only be reported on the Form
     10-D for the distribution period in which updated information is required pursuant to the Items.

                                          ADDITIONAL FORM 10-D DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
                ITEM 8: OTHER INFORMATION                      Any party responsible for the applicable Form 8-K
                                                                                Disclosure item
Disclose any information required to be reported on Form
8-K during the period covered by the Form 10-D but not
reported

                     ITEM 9: EXHIBITS

         Monthly Statement to Certificateholders                           Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as                           Depositor
                   material agreements

                                   EXHIBIT Q-2

                         ADDITIONAL FORM 10-K DISCLOSURE

                                          ADDITIONAL FORM 10-K DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
           ITEM 1B: UNRESOLVED STAFF COMMENTS                                     Depositor

                ITEM 9B: OTHER INFORMATION                  Any party responsible for disclosure items on Form 8-K
Disclose any information required to be reported on Form
8-K during the fourth quarter covered by the Form 10-K
but not reported

     ITEM 15: EXHIBITS, FINANCIAL STATEMENT SCHEDULES                      Securities Administrator
                                                                                   Depositor

REG AB ITEM 1112(B): SIGNIFICANT OBLIGORS OF POOL ASSETS

Significant Obligor Financial Information*                                         Depositor

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

   REG AB ITEM 1114(B)(2): CREDIT ENHANCEMENT PROVIDER
                  FINANCIAL INFORMATION

-    Determining applicable disclosure threshold                                   Depositor

-    Requesting required financial information                                     Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by reference

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

 REG AB ITEM 1115(B): DERIVATIVE COUNTERPARTY FINANCIAL
                       INFORMATION

-    Determining current maximum probable exposure                                 Depositor
-    Determining current significance percentage                                   Depositor

-    Requesting required financial information                                     Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by reference

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

           REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by

                                          ADDITIONAL FORM 10-K DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
governmental authorities:

-    Issuing Entity (Trust Fund)                            Trustee, Master Servicer, Securities Administrator and
                                                                                   Depositor
-    Sponsor (Seller)                                           Seller (if a party to the Pooling and Servicing
                                                                            Agreement) or Depositor

-    Depositor                                                                     Depositor
-    Trustee                                                                        Trustee
-    Securities Administrator                                              Securities Administrator
-    Master Servicer                                                            Master Servicer
-    Custodian                                                                     Custodian
-    1110(b) Originator                                                            Depositor
-    Any 1108(a)(2) Servicer (other than the                                       Servicer
     Master Servicer or Securities Administrator)
-    Any other party contemplated by 1100(d)(1)                                    Depositor

     REG AB ITEM 1119: AFFILIATIONS AND RELATIONSHIPS

Whether (a) the Sponsor (Seller), Depositor or Issuing                        Depositor as to (a)
Entity is an affiliate of the following parties, and (b)                   Sponsor/Seller as to (a)
to the extent known and  material, any of the  following
parties are affiliated with one another:

-    Master Servicer                                                            Master Servicer
-    Securities Administrator                                              Securities Administrator
-    Trustee                                                                        Trustee
-    Any other 1108(a)(3) servicer                                                 Servicer
-    Any 1110 Originator                                                       Depositor/Sponsor
-    Any 1112(b) Significant Obligor                                           Depositor/Sponsor
-    Any 1114 Credit Enhancement Provider                                      Depositor/Sponsor
-    Any 1115 Derivate Counterparty Provider                                   Depositor/Sponsor
-    Any other 1101(d)(1) material party                                       Depositor/Sponsor

Whether there are any "outside the ordinary course                            Depositor as to (a)
business arrangements" other than would be obtained in                     Sponsor/Seller as to (a)
an arm's length transaction between (a) the Sponsor
(Seller), Depositor or Issuing  Entity on the one hand,
and (b) any of the following parties (or their
affiliates) on the other hand, that exist currently or
within the past two years and that are material to a
Certificateholder's understanding of the Certificates:

-    Master Servicer                                                            Master Servicer
-    Securities Administrator                                              Securities Administrator
-    Trustee                                                                       Depositor
-    Any other 1108(a)(3) servicer                                                 Servicer
-    Any 1110 Originator                                                       Depositor/Sponsor
-    Any 1112(b) Significant Obligor                                           Depositor/Sponsor
-    Any 1114 Credit Enhancement Provider                                      Depositor/Sponsor

                                          ADDITIONAL FORM 10-K DISCLOSURE
------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                          PARTY RESPONSIBLE
---------------------------------------------------------   ------------------------------------------------------
-    Any 1115 Derivate Counterparty Provider                                   Depositor/Sponsor
-    Any other 1101(d)(1) material party                                       Depositor/Sponsor

Whether there are any specific relationships involving                         Depositor as to (a)
the transaction or the pool assets between (a) the                          Sponsor/Seller as to (a)
Sponsor (Seller), Depositor or Issuing Entity on the one
hand, and (b) any of the following parties (or their
affiliates) on the other hand, that exist currently or
within the past two years and that are material:

-    Master Servicer                                                            Master Servicer
-    Securities Administrator                                              Securities Administrator
-    Trustee                                                                       Depositor
-    Any other 1108(a)(3) servicer                                                 Servicer
-    Any 1110 Originator                                                       Depositor/Sponsor
-    Any 1112(b) Significant Obligor                                           Depositor/Sponsor
-    Any 1114 Credit Enhancement Provider                                      Depositor/Sponsor
-    Any 1115 Derivate Counterparty Provider                                   Depositor/Sponsor
-    Any other 1101(d)(1) material party                                       Depositor/Sponsor

                                   EXHIBIT Q-3

                         FORM 8-K DISCLOSURE INFORMATION

                         FORM 8-K DISCLOSURE INFORMATION
-----------------------------------------------------------------------------
            ITEM ON FORM 8-K                        PARTY RESPONSIBLE
----------------------------------------   ----------------------------------
    ITEM 1.01- ENTRY INTO A MATERIAL                   All parties
          DEFINITIVE AGREEMENT

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

  ITEM 1.02- TERMINATION OF A MATERIAL                 All parties
          DEFINITIVE AGREEMENT

Disclosure is required regarding
termination of any definitive agreement
that is material to the securitization
(other than expiration in accordance
with its terms), even if depositor is
not a party.

Examples: servicing agreement, custodial agreement.

  ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                 Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect to any of the following:

-    Sponsor (Seller)                          Depositor/Sponsor (Seller)

-    Depositor                                          Depositor

-    Master Servicer                                 Master Servicer

-    Affiliated Servicer                                Servicer

-    Other Servicer servicing 20% or                    Servicer
     more of the pool assets at the time
     of the report

-    Other material servicers                           Servicer

-    Trustee                                             Trustee

-    Securities Administrator                   Securities Administrator

-    Significant Obligor                                Depositor

-    Credit Enhancer (10% or more)                      Depositor

-    Derivative Counterparty                            Depositor

-    Custodian                                          Custodian

                         FORM 8-K DISCLOSURE INFORMATION
-----------------------------------------------------------------------------
            ITEM ON FORM 8-K                        PARTY RESPONSIBLE
----------------------------------------   ----------------------------------
    ITEM 2.04- TRIGGERING EVENTS THAT                   Depositor
     ACCELERATE OR INCREASE A DIRECT                 Master Servicer
  FINANCIAL OBLIGATION OR AN OBLIGATION         Securities Administrator
 UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events other
than waterfall triggers which are
disclosed in the monthly statements to
the certificateholders.

   ITEM 3.03- MATERIAL MODIFICATION TO          Securities Administrator
       RIGHTS OF SECURITY HOLDERS                        Trustee
                                                        Depositor

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders, including
the Pooling and Servicing Agreement.

  ITEM 5.03- AMENDMENTS OF ARTICLES OF                  Depositor
   INCORPORATION OR BYLAWS; CHANGE OF
               FISCAL YEAR

Disclosure is required of any amendment
"to the governing documents of the
issuing entity".

    ITEM 6.01- ABS INFORMATIONAL AND                    Depositor
         COMPUTATIONAL MATERIAL

    ITEM 6.02- CHANGE OF SERVICER OR           Master Servicer/Securities
        SECURITIES ADMINISTRATOR            Administrator/Depositor/Servicer/
                                                         Trustee

Requires disclosure of any removal,
replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg AB disclosure about any new servicer   Servicer/Master Servicer/Depositor
or master servicer is also required.

Reg AB disclosure about any new Trustee                  Trustee
is also required.

ITEM 6.03- CHANGE IN CREDIT ENHANCEMENT    Depositor/Securities Administrator
           OR EXTERNAL SUPPORT

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

                         FORM 8-K DISCLOSURE INFORMATION
-----------------------------------------------------------------------------
            ITEM ON FORM 8-K                        PARTY RESPONSIBLE
----------------------------------------   ----------------------------------
Reg AB disclosure about any new                         Depositor
enhancement provider is also required.

  ITEM 6.04- FAILURE TO MAKE A REQUIRED         Securities Administrator
              DISTRIBUTION                               Trustee

   ITEM 6.05- SECURITIES ACT UPDATING                   Depositor
               DISCLOSURE

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure about
the actual asset pool.

If there are any new servicers or                       Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.

      ITEM 7.01- REG FD DISCLOSURE                     All parties

         ITEM 8.01- OTHER EVENTS                        Depositor

    Any event, with respect to which
information is not otherwise called for
 in Form 8-K, that the registrant deems
  of importance to certificateholders.

   ITEM 9.01- FINANCIAL STATEMENTS AND            Responsible party for
                EXHIBITS                   reporting/disclosing the financial
                                                  statement or exhibit